                                                                     EXHIBIT 2.4

================================================================================

                               PURCHASE AGREEMENT

                                     BETWEEN

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                       AND

                                 SCANSOFT, INC.

                           DATED AS OF OCTOBER 7, 2002

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I
                              DEFINITIONS AND TERMS

Section 1.1   Specific Definitions.............................................1
Section 1.2   Other Terms.....................................................12
Section 1.3   Other Definitional Provisions; Interpretation...................12

                                   ARTICLE II
                        PURCHASE AND SALE OF THE BUSINESS

Section 2.1   Purchase and Sale of Transferred Shares and Local Assets and
              Assumption of Local Liabilities.................................12
Section 2.2   Closing.........................................................13
Section 2.3   Post-Closing Adjustments........................................14
Section 2.4   Deliveries by Purchaser or the Local Purchasers.................18
Section 2.5   Deliveries by Seller and the Local Sellers......................18

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER, THE TRANSFERRED
                        SUBSIDIARY AND THE LOCAL SELLERS

Section 3.1   Organization and Qualification..................................19
Section 3.2   Corporate Authorization.........................................20
Section 3.3   Capitalization..................................................20
Section 3.4   Consents and Approvals..........................................21
Section 3.5   Noncontravention................................................21
Section 3.6   Assets Necessary to Conduct the Business........................22
Section 3.7   Financial Statements............................................22
Section 3.8   Litigation and Claims...........................................22
Section 3.9   Taxes...........................................................22
Section 3.10  Employee Benefits...............................................23
Section 3.11  Labor Matters...................................................24
Section 3.12  Compliance with Laws............................................24
Section 3.13  Environmental Matters...........................................25
Section 3.14  Contracts.......................................................25
Section 3.15  Title to Property; Condition....................................25
Section 3.16  Finders' Fees...................................................26
Section 3.17  Absence of Change...............................................26
Section 3.18  Insurance.......................................................26
Section 3.19  Asset Acquisitions or Dispositions..............................26
Section 3.20  Permits.........................................................26
Section 3.21  Transactions with Affiliates....................................27
Section 3.22  Intellectual Property...........................................27
Section 3.23  Customers.......................................................29

Section 3.24  Purchase for Investment.........................................29
Section 3.25  No Undisclosed Liabilities......................................29
Section 3.26  Real Estate.....................................................30
Section 3.27  Absence of Knowledge of Breach..................................30
Section 3.28  Southwestern Agreement..........................................30

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND
                                LOCAL PURCHASERS

Section 4.1   Organization and Qualification..................................30
Section 4.2   Corporate Authorization.........................................31
Section 4.3   Capitalization..................................................31
Section 4.4   Issuance, Sale and Delivery of the Convertible Debenture
              and the Purchaser Common Shares.................................32
Section 4.5   Consents and Approvals..........................................32
Section 4.6   Noncontravention................................................33
Section 4.7   Purchaser Reports; Financial Statements.........................33
Section 4.8   Litigation and Claims...........................................34
Section 4.9   Taxes...........................................................34
Section 4.10  Employee Benefits...............................................35
Section 4.11  Labor Matters...................................................35
Section 4.12  Compliance with Laws............................................35
Section 4.13  Environmental Matters...........................................36
Section 4.14  Contracts.......................................................36
Section 4.15  Title to Property...............................................36
Section 4.16  Finders' Fees...................................................36
Section 4.17  Absence of Change...............................................36
Section 4.18  Insurance.......................................................36
Section 4.19  Permits.........................................................36
Section 4.20  Intellectual Property...........................................37
Section 4.21  Security Measures...............................................38
Section 4.22  Contributions...................................................38
Section 4.23  Prior Offerings.................................................38
Section 4.24  Financial Capability; No Financing..............................38
Section 4.25  Purchase for Investment.........................................38
Section 4.26  No Undisclosed Liabilities......................................39
Section 4.27  Absence of Knowledge of Breach..................................39

                                    ARTICLE V
                                    COVENANTS

Section 5.1   Pre-Closing Covenants of Seller.................................39
Section 5.2   Pre-Closing Covenants of Purchaser..............................41
Section 5.3   Other Pre-Closing Covenants and Certain Agreements..............42

Section 5.4   Other Post-Closing Covenants....................................43
Section 5.5   Third Party Confidentiality Agreements..........................51
Section 5.6   Financial and Other Required Information........................52
Section 5.7   Seller's Right to Observe Purchaser's Board of Directors........52
Section 5.8   Seller Research and Development Group...........................52
Section 5.9   Employee Relations and Benefits.................................52
Section 5.10  Employee Consultation...........................................56
Section 5.11  Insurance Matters...............................................57
Section 5.12  Names Following Closings........................................57
Section 5.13  Intracompany Debt; Special Dividend.............................58
Section 5.14  Sales to Seller and Affiliates..................................58
Section 5.15  German Labor Costs; German Lease................................59
Section 5.16  Comverse........................................................62
Section 5.17  Restructuring...................................................62
Section 5.18  Aachen Lease....................................................62
Section 5.19  Intellectual Property Deliveries................................62

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

Section 6.1   Conditions to the Obligations of Purchaser and Seller...........63
Section 6.2   Conditions to the Obligations of Purchaser......................63
Section 6.3   Conditions to the Obligations of Seller.........................64

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

Section 7.1   Survival........................................................65
Section 7.2   Indemnification by Purchaser....................................66
Section 7.3   Indemnification by Seller.......................................66
Section 7.4   Third Party Claim Indemnification Procedures....................67
Section 7.5   Computation of Losses Subject to Indemnification................68
Section 7.6   Seller Employee Indemnity.......................................69
Section 7.7   Purchaser Employee Indemnity....................................69
Section 7.8   Threshold for Recovery; Aggregate Limit on Indemnity............69
Section 7.9   Knowledge.......................................................70
Section 7.10  Exclusive Remedy; Limitation on Liability.......................70

                                  ARTICLE VIII
                                   TERMINATION

Section 8.1   Termination.....................................................71
Section 8.2   Effect of Termination...........................................71

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1   Notices.........................................................72
Section 9.2   Amendment.......................................................73
Section 9.3   Assignment......................................................73
Section 9.4   Entire Agreement................................................73
Section 9.5   Disclosure Schedules............................................74
Section 9.6   Fulfillment of Obligations......................................74
Section 9.7   Parties in Interest; No Third Party Beneficiaries...............74
Section 9.8   Public Disclosure...............................................74
Section 9.9   Return of Information...........................................75
Section 9.10  Expenses........................................................75
Section 9.11  Amounts Paid and Calculated in Euro; Receivables
              and Payable Currency............................................75
Section 9.12  No Other Representations or Warranties; No Statements
              Made as to Projections or Prospects; Authorized
              Representatives; Bulk Sales.....................................75
Section 9.13  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...................76
Section 9.14  NO RIGHT TO DISSOLUTION UNDER LAW; TEXTUAL INTERPRETATION
              OF THIS AGREEMENT TO CONTROL....................................77
Section 9.15  Counterparts....................................................77
Section 9.16  Headings........................................................77
Section 9.17  Severability....................................................77
Section 9.18  Scheduled Entities..............................................78

EXHIBITS

EXHIBIT A:      Technology Transfer and License Agreement
EXHIBIT B:      Trademark Transfer Agreement*
EXHIBIT C:      Transition Services Agreement*
EXHIBIT D:      Promissory Note
EXHIBIT E:      Knowledge of Sellers*
EXHIBIT F:      Real Property*
EXHIBIT G:      Convertible Debenture
EXHIBIT H:      Form of Local Asset Transfer Agreement*
EXHIBIT I:      Key Employees*
EXHIBIT J:      Plan of Distribution Agreement*
EXHIBIT K:      Contract Research Agreement*

* Pursuant to Item 601(b)(2) of Regulation S-K, ScanSoft has only filed those exhibits to this Purchase Agreement that it believes to be material to an investment decision. Furthermore, ScanSoft has agreed to furnish supplementally a copy of any of the omitted exhibits to this Purchase Agreement to the Commission upon request.

            PURCHASE AGREEMENT, dated as of October 7, 2002, between KONINKLIJKE PHILIPS ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("Seller") and ScanSoft, Inc., a Delaware corporation ("Purchaser") (each a "Party", and collectively, "Parties").

                              W I T N E S S E T H:

            WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Business (as hereinafter defined);

            WHEREAS, Seller will, or will cause its Affiliates to, transfer, assign and convey the Assets (as hereinafter defined) and the Assumed Liabilities (as hereinafter defined) in Germany to the Transferred Subsidiary as soon as reasonably practicable after the date hereof (the "Restructuring"), and Seller will own all of the issued and outstanding shares of common stock of the Transferred Subsidiary (the "Transferred Shares");

            WHEREAS, the Parties hereto desire that Seller sell, transfer, assign and convey, and cause the Local Sellers (as hereinafter defined) to sell, transfer, assign and convey, to Purchaser, and that Purchaser purchase and assume, and cause the Local Purchasers (as hereinafter defined) to purchase and assume, from Seller or the Local Sellers, the Business by way of the purchase of all of the Transferred Shares on a 100% equity basis, the sale, assignment, transfer and conveyance to Purchaser and the Local Purchasers of all of Seller's and Local Sellers' right, title and interest in and to the Local Assets (as hereinafter defined) and the assumption by Purchaser and the Local Purchasers of the Local Liabilities (as hereinafter defined), such that Purchaser and its Affiliates will have, after consummation of the transactions contemplated herein, all right, title and interest to the Assets, and shall be subject to the Assumed Liabilities, all except as otherwise provided herein;

            WHEREAS, the Parties hereto are entering into a binding letter of intent, dated as of the date hereof (the "Letter of Intent") with the intent to enter into a joint licensing program.

            NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND TERMS

            Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Aachen Lease" shall mean the Lease Agreement, dated January 30, 1996, as amended, between Philips Speech Processing Aachen, Zweigniederlassung der Philips GmbH, and Karl Prinz zu Hohenlohe-Oehringen.

"Actuarial Memorandum" shall have the meaning set forth in Section 2.3(b).

"Affiliate" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

"Agreement" shall mean this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

"Ancillary Agreements" shall mean each of (i) the Technology Transfer and License Agreement, the Trademark Transfer Agreement and the Transition Services Agreement, forms of which are attached hereto as Exhibits A, B, and C respectively, (ii) the Local Asset Transfer Agreement, a form of which is attached hereto as Exhibit H, and (iii) the agreements attached and executed pursuant to any of the foregoing agreements (the "Ancillary Agreement Exhibits") effective, with respect thereto, only as of the execution of each of such Ancillary Agreement Exhibits.

"Assets" shall mean

            (a) all of Seller's and its Affiliates' right, title and interest, as applicable, in and to Seller's and its Affiliates' rights, assets and properties (other than the Proprietary Rights) that are necessary to conduct or primarily related to the Business substantially as conducted on the date hereof and immediately prior to the Closing, including the following:

                  (i) Accounts receivable and other receivables;

                  (ii) Rights of the Business under the Contracts;

                  (iii) Books and Records;

                  (iv) Computer hardware, servers, machinery, equipment,
            automobiles and other vehicles and other similar items, including rights to the warranties received from the manufacturers and distributors of such items and to any related claims, credits, rights of recovery and setoff with respect to such items;

                  (v) Furniture, furnishings and other similar property,
            including desks, tables, chairs, file cabinets and other storage devices and office supplies;

                  (vi) Rights under any Governmental Authorizations;

                  (vii) Prepaid expenses; and

                  (viii) Rights under express or implied warranties from
            suppliers, licensors and vendors of the Business;

            (b) all the Proprietary Rights transferred or licensed pursuant to the Technology Transfer and License Agreement and the Trademark Transfer Agreement.

            Notwithstanding the above, the Assets shall not include any of Seller's and its Affiliates' right, title and interest, as applicable, in and to the following:

                  (i) Cash and cash equivalents;

                  (ii) Intracompany accounts receivable (except the accounts receivable incurred in the ordinary course of business and reflected on the balance sheet for the Business as of the Closing), settlement accounts and other intracompany accounts, balances and claims;

                  (iii) Telephone cards, credit cards, auto repair cards and fuel cards currently supplied by Seller to the Transferred
            Employees;

                  (iv) Generally commercially available third party
            off-the-shelf software residing on or used in operation of the Assets that is not transferable by Seller without paying a fee;

                  (v) All shared corporate services provided to the Business by the following departments of Seller (including employees (other than Transferred Employees), assets (other than assets owned or held by the Business), rights (other than any and all rights transferred or licensed pursuant to the Ancillary Agreements) used to provide such services): IT, corporate finance, accounts payable, regulatory and quality, treasury, payroll, risk management, legal, intellectual property, facilities management, real estate management, human resources, tax administration, benefits, and customer service center, training and personnel development, recruiting, office services (travel, mail delivery, fleet management), and Philips executive administration;

                  (vi) Rights under the Contracts that expire or terminate by operation of their respective terms or by operation of Law prior to the Closing other than as a result of this transaction; and

                  (vii) Seller's rights and interests arising out of this
            Agreement or the Ancillary Agreements.

"Assumed Liabilities" shall mean all liabilities and obligations, including those with respect to operation of the Business as of, on or prior to the Closing and thereafter, whether contingent or otherwise, arising out of, related to, or in connection with the Business, the Assets or the Transferred Employees, other than Excluded Liabilities.

"Audited Financial Statements" shall mean the audited financial statements of the Business for the two fiscal years ended December 31, 2001 and December 31, 2002 that are required to be filed by Purchaser with the SEC.

"Books and Records" shall mean originals or copies of all books, operating records, ledgers, databases, reports, plans and files or other similar documentation (in any written form or medium) of the Business, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials and product testing reports, other than the documentation the transfer of which is restricted by any applicable Law.

"Business" shall mean Seller's (a) speech processing business currently known as the Telephony business unit based on the SpeechPearl(TM) recognition engine and the SpeechMania(TM) platform, consisting of products, business activities and operations in connection with providing speech recognition, natural language understanding and dialog software technology for use in network based services such as voice activated dialing, directory assistance, voice portals and interactions with customers, and (b) business currently known as the Voice Control business control business unit based on the SpeechWave(TM) and Vocon(TM) recognition engines consisting of products, business activities and operations in connection with providing speech recognition, natural language understanding and dialog software technology for use on mobile or embedded platforms (including digital signal processors). Notwithstanding the foregoing, "Business" shall not refer to the products, business activities and operations of the business unit currently known as Dictation Systems, consisting of providing speech recognition software technology, applications and solutions in the area of text generation by dictation, transcription, and/or correction, as currently based on the Philips SpeechMagic(TM) engine.

"Business Day" shall mean any day other than Saturday or Sunday or a day on which banks in The Netherlands or New York are generally closed.

"Business Proprietary Rights" shall have the meaning set forth in Section
3.22(a).

"Cash Purchase Price Component" shall have the meaning set forth in Section 2.1(a).

"Claim Notice" shall have the meaning set forth in Section 7.4.

"Closing" shall have the meaning set forth in Section 2.2.

"Closing Date" shall have the meaning set forth in Section 2.2.

"Closing Time" shall have the meaning set forth in Section 2.2.

"COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Competing Business" shall have the meaning set forth in Section 5.4(a)(i)

"Competition Laws" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

"Comverse Liabilities" shall have the meaning set forth in Section 5.16.

"Conversion Rate" shall have the meaning set forth in the Convertible Debenture.

"Contracts" shall mean all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments, licenses and sublicenses and any other valid and legally binding arrangements (including all amendments, supplements and modifications thereto), other than the Proprietary Rights, necessary to conduct or primarily relating to the Business.

"Convertible Debenture" shall mean the Zero Coupon Convertible Subordinated Note due 2005 in the form attached hereto as Exhibit G.

"Convertible Debenture Price Component" shall have the meaning set forth in
Section 2.1(a).

"Cost Statements" shall have the meaning set forth in Section 5.15(c).

"CPA Firm" shall have the meaning set forth in Section 2.3(d).

"Delayed Purchase Price Component" shall have the meaning set forth in Section 2.1(a).

"Disclosure Schedules" shall mean each and every Schedule, Exhibit and Annex to this Agreement and the contents thereof.

"Encumbrances" shall have the meaning set forth in Section 3.3(a).

"Ending German Labor Costs Statement" shall have the meaning set forth in
Section 2.3(g)(i).

"Environmental Law" shall mean any applicable law, statute, ordinance, rule, regulation, code, order, decree or injunction enacted for the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater and soils) against contamination with hazardous substances or wastes each as in effect and as enforced by relevant governmental authorities on the Closing Date.

"ERISA" shall mean the Employment Retirement Security Act of 1974, as amended.

"ERISA Affiliate" shall have the meaning set forth in Section 3.10(b).

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Excluded Liabilities" shall mean (i) the liabilities and obligations with respect to operation of the Business prior to the Closing arising out of, related to, or in connection with the Business, the Assets or the Transferred Employees, except for such liabilities and obligations (a) reflected or reserved in the Reference Balance Sheet (including the notes thereto) in accordance with the accounting policies of Seller, disclosed in the Disclosure Schedules or otherwise known to Purchaser on the date hereof, or (b) incurred in the ordinary course of business of the Business; in each case of clauses (a) and (b), not including any intracompany debt of the Business, and (ii) the liabilities and obligations arising out of third party claims of patent infringement prior to Closing.

"Final Net Asset Value" shall have the meaning set forth in Section 2.3(f).

"Final Statement of Net Assets" shall have the meaning set forth in Section 2.3(e).

"GAAP" shall have the meaning set forth in Section 4.7.

"German Employees" shall have the meaning set forth in Section 5.15(a).

"German Indemnified Liabilities" shall have the meaning set forth in Section 5.15(a).

"German Liability Period" shall mean the period beginning on the date of this Agreement and ending on December 31, 2003.

"German Liability Reserve Account" shall have the meaning set forth in Section 5.15(a).

"Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals of any Governmental Body required under applicable Laws to carry on the Business as conducted at the Closing.

"Governmental Body" shall mean any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

"Indemnified Party" shall have the meaning set forth in Section 7.4.

"Indemnifying Party" shall have the meaning set forth in Section 7.4.

"Key Employees" shall mean the individuals listed in Exhibit I.

"Knowledge" shall mean, in the case of Seller, the actual knowledge of the persons set forth on Exhibit E.

"Laws" shall mean any applicable law, statute, ordinance, rule, regulation, order, judgment or decree of any jurisdiction.

"Legally Required" shall mean required under the laws of the country, the labor union, works council or collective bargaining agreement.

"Letter of Intent" shall have the meaning set forth in the Recitals to this Agreement.

"Licensed Technology" means: (i) the Licensed Technical Information licensed pursuant to the Technology Transfer and License Agreement; and (ii) any and all Technical Information licensed by Seller or any Affiliate of Seller to any Person of the Transferred Subsidiary.

"Local Asset Transfer Agreement" shall have the meaning set forth in Section 2.1(c).

"Local Assets" shall mean the Assets not held by the Transferred Subsidiary.

"Local Liabilities" shall mean all Assumed Liabilities outside Germany.

"Local Purchasers" shall mean Purchaser and the Affiliates of Purchaser, as the case may be, which will be accepting the transfers of the Local Assets and Local Liabilities.

"Local Sellers" shall mean Seller and the Affiliates of Seller, as the case may be, which will be making the transfers of the Local Assets and Local Liabilities.

"Losses" shall have the meaning set forth in Section 7.2.

"Management of Purchaser" shall mean the executive officers and the general counsel of Purchaser.

"Material Adverse Change" shall mean an occurrence, change, effect, fact, circumstance or event or combination thereof within the Business that has had or would be reasonably expected to have a Material Adverse Effect.

"Material Adverse Effect" shall mean an effect that is material and adverse to the business, operations, financial condition or results of operation of the Business taken as a whole; provided that a Material Adverse Effect shall not include an effect resulting from (i) any change in Law or accounting standards or interpretations thereof applicable to the Business, (ii) any change in economic or business conditions or industry-wide or financial market conditions generally, (iii) any change in local, regional, national or international conditions affecting the Business, (iv) any termination of the employment of employees of the Business generally not bound by employment contracts that prevent their voluntary resignation, or (v) entering into this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby, including, but not limited to, compliance with the pre-Closing covenants set forth herein.

"Material Contract" shall have the meaning set forth in Section 3.14.

"Monthly Purchaser Labor Costs Statement" shall have the meaning set forth in
Section 5.15(c).

"Monthly Seller Labor Costs Statement" shall have the meaning set forth in
Section 5.15(b).

"Non-Disclosure Agreement" shall mean the non-disclosure agreement that Philips International B.V. entered into with Purchaser in connection with Seller's effort to transfer the Business.

"Note" shall mean the promissory note in the form attached hereto as Exhibit D.

"Note Purchase Price Component" shall have the meaning set forth in Section 2.1(a).

"Notice Period" shall have the meaning set forth in Section 7.4.

"Order" shall have the meaning set forth in Section 6.1(b).

"Other Business Technical Information" shall have the meaning set forth in the Technology Transfer and License Agreement.

"Other IPR" shall have the meaning set forth in the Technology Transfer and License Agreement.

"Party" shall have the meaning set forth in the Preamble to this Agreement.

"Patent" shall have the meaning set forth in the Technology Transfer and License Agreement.

"Pension Plan" shall have the meaning set forth in Section 3.10(b).

"Pension Provision Amount" shall have the meaning set forth in Section 2.3(b).

"Permitted Encumbrances" shall have the meaning set forth in Section 3.15(a).

"Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization or a government or any agency or political subdivision thereof.

"Plans" shall mean each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), and all severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, and restricted stock plan, program or policy.

"Preliminary Statement of Net Assets" shall have the meaning set forth in
Section 2.3(b).

"Proposed Adjustments" shall have the meaning set forth in Section 2.3(c).

"Proprietary Rights" shall have the meaning set forth in Section 3.22(a).

"Purchase" shall have the meaning set forth in Section 2.1.

"Purchase Price" shall have the meaning set forth in Section 2.1.

"Purchaser" shall have the meaning set forth in the Preamble to this Agreement.

"Purchaser Adjustment Payment" shall have the meaning set forth in Section
2.3(f).

"Purchaser Audit Date" shall be December 31, 2001.

"Purchaser Common Shares" shall mean any share of the Common Stock, par value $0.001 per share, of Purchaser.

"Purchaser Corrected Receivable and Payable Amount" shall have the meaning set forth in Section 5.4(j)(ii).

"Purchaser Indemnified Parties" shall have the meaning set forth in Section 7.3.

"Purchaser Material Adverse Change" shall mean an occurrence, change, effect, fact, circumstance or event or combination thereof within Purchaser that has had or would be reasonably expected to have a Purchaser Material Adverse Effect.

"Purchaser Material Adverse Effect" shall mean an effect that is material and adverse to the business, operations, financial condition or results of operation of Purchaser; provided that a Purchaser Material Adverse Effect shall not include an effect resulting from (i) any change in Law or accounting standards or interpretations thereof applicable to Purchaser, (ii) any change in economic or business conditions or industry-wide or financial market conditions generally, (iii) any change in the trading price of the Purchaser Common Shares absent any other event which would constitute a Purchaser Material Adverse Effect, (iv) any change in local, regional, national or international conditions affecting Purchaser, or (v) entering into this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby, including, but not limited to, compliance with the pre-Closing covenants set forth herein.

"Purchaser Plans" shall have the meaning set forth in Section 5.9(b).

"Purchaser Preferred Shares" shall mean any share of Preferred Stock, par value $0.001 per share, of Purchaser.

"Purchaser Proprietary Rights" shall have the meaning set forth in Section 4.20(a).

"Purchaser Reports" shall have the meaning set forth in Section 4.7.

"Purchaser's 401(k) Plan" shall have the meaning set forth in Section 5.9(f).

"Purchaser's Stock Option Plans" shall mean the stock option plans listed in Exhibit L.

"Real Property" shall mean the real property leased by the Business that is listed on Exhibit F hereto.

"Reference Balance Sheet" shall have the meaning set forth in Section 2.3(a).

"Reference NAV" shall have the meaning set forth in Section 2.3(f).

"Registered IP" means all United States, international and foreign: (i) Patents and Patent applications (including provisional applications); (ii) registered Trademarks, applications to register Trademarks, intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other Proprietary Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Body.

"Relevant Affiliates" shall have the meaning set forth in Section 3.1(a).

"Restructuring" shall have the meaning set forth in the Recitals to this Agreement.

"Retained Trademarks" shall have the meaning set forth in Section 5.12(a).

"Retirement Plan Liabilities" shall the meaning set forth in Section 5.9(l).

"Sales Taxes" shall have the meaning set forth in Section 5.4(e)(iv).

"Scheduled Entities" shall have the meaning set forth in Section 9.18.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Seller" shall have the meaning set forth in the Preamble to this Agreement.

"Seller Adjustment Payment" shall have the meaning set forth in Section 2.3(f).

"Seller Corporate Policies" shall have the meaning set forth in Section 5.11.

"Seller Corrected Receivable and Payable Amount" shall have the meaning set forth in Section 5.4(j)(i).

"Seller Group" shall mean Seller and its Affiliates other than the Transferred Subsidiary.

"Seller Indemnified Parties" shall have the meaning set forth in Section 7.2.

"Seller's 401(k) Plan" shall have the meaning set forth in Section 5.9(f).

"Seller's Objection" shall have the meaning set forth in Section 2.3(c).

"Tax Returns" shall mean all reports and returns required to be filed by the Transferred Subsidiary with respect to Taxes of the Business.

"Taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, corporate income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding, excise, transfer (including real property transfer or gains), stamp, documentary, filing and recordation taxes or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Transferred Employees" shall mean (A) for purposes of the representations and warranties made as of the Closing, all employees of the Business whose names will be set forth on Schedule TE updated as of the Closing, and (B) for all other purposes, all employees of the Business whose names will be set forth on Schedule TE prepared as of the date of this Agreement.

"Transferred Shares" shall have the meaning set forth in the Recitals to this Agreement.

"Transferred Subsidiary" shall mean the entity to be incorporated in Germany to be a wholly-owned Affiliate of Seller for the purpose of conducting the Business in and/or from Germany pursuant to the Restructuring.

"Unaudited Financial Statements" shall mean the unaudited balance sheet of the Business as of December 31, 2001, the unaudited income statements of the Business for the twelve-month period ended December 31, 2001 and the six-month period ended June 30, 2002, all attached hereto on Schedule 3.7, and the Reference Balance Sheet.

"U.S. Employees" shall have the meaning set forth in Section 3.10(b).

"Versorgungswerk Plan" shall have the meaning set forth in Section 5.9(l)

"waiving party" shall have the meaning set forth in Section 7.9.

"WARN" shall have the meaning set forth in Section 5.9(j).

            Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

            Section 1.3 Other Definitional Provisions; Interpretation. (a) The words "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

            (d) Whenever the words "include", "including", or "includes" appear in this Agreement, they shall be read to be followed by the words "without limitation" or words having similar import.

            (e) Terms used and not defined herein shall have the meaning assigned to such terms, if any, in the Ancillary Agreements.

                                   ARTICLE II

                        PURCHASE AND SALE OF THE BUSINESS

            Section 2.1 Purchase and Sale of Transferred Shares and Local Assets and Assumption of Local Liabilities.

            (a) On the terms and subject to the conditions set forth herein, Seller agrees to consummate the Restructuring as soon as reasonably practicable after the date hereof, and, at the Closing, Seller agrees to sell, transfer, assign, convey and deliver the Transferred Shares to Purchaser, and Seller further agrees to sell, transfer, assign and deliver, or cause the Local Sellers to sell, transfer, assign and deliver, to Purchaser or the Local Purchaser (or other Affiliates, as applicable), as the case may be, all of Seller's and each Local Seller's (or other Affiliates', as applicable) right, title and interest in and to the relevant Local Assets, and Purchaser agrees to purchase the Transferred Shares, and Purchaser further agrees to purchase, or cause the relevant Local Purchasers to purchase, all of Seller's and each Local Seller's right, title and interest in and to the Local Assets (the "Purchase") for an aggregate purchase price of US$27,524,000 and euro 8,000,000, (the "Purchase Price"), subject to adjustment pursuant to
Section 2.3 below, with the US$27,524,000 payable by issuance of the Convertible Debenture (the "Convertible Debenture Price Component"), and the euro 8,000,000 payable by: euro 2,000,000 payable in immediately available funds (the "Cash Purchase Price Component"), euro 1,000,000 payable no later than on December 31, 2003 (the "Delayed Purchase Price Component") and euro 5,000,000 payable by the issuance of the Note (the "Note Purchase Price Component"). The parties will agree in good faith on an approach to valuation of the assets and legal entities acquired directly and indirectly pursuant to this Agreement. In this regard, Seller will perform an evaluation of the respective fair market values of such assets and legal entities by a nationally-recognized U.S. accounting firm, the costs of which will be borne exclusively by Purchaser.

            (b) Purchaser hereby agrees to assume and does assume, (and shall cause the Local Purchasers, as appropriate, to agree to assume and to assume), and agrees to pay, perform, and discharge when due, and indemnify and hold harmless Seller and its Affiliates against (and shall cause the Local Purchasers, as appropriate, to assume and agree to pay, perform, and discharge when due, and indemnify and hold harmless Seller and its Affiliates against) all of the Local Liabilities. It is expressly agreed and understood that neither Purchaser nor any of its Affiliates shall assume, nor shall the Transferred Subsidiary be liable for, any Excluded Liability.

            (c) The Local Assets shall be sold, conveyed, transferred, assigned and delivered, and the Local Liabilities shall be assumed, pursuant to transfer and assumption agreements and such other instruments in such form as may be necessary to effect a conveyance of the Local Assets and an assumption of the Local Liabilities in each of the jurisdictions in which such transfers and assumptions are to be made. Such transfer and assumption agreements shall be prepared by Seller and shall be in substantially the form attached hereto as Exhibit H (the "Local Asset Transfer Agreement"), with only such deviations therefrom as are required by local law and as agreed by Seller and Purchaser, and Seller shall, or shall cause the appropriate Local Sellers to, execute such Local Asset Transfer Agreements no later than at the Closing or as of the Closing, and Purchaser shall, or shall cause one or more of the Local Purchasers to execute such Local Asset Transfer Agreements no later than at the Closing or as of the Closing.

            Section 2.2 Closing. The closing of the Purchase provided for in
Section 2.1 hereof (the "Closing") shall take place at the offices of Sullivan & Cromwell at 125 Broad Street, New York, NY 10004 on the first Business Day after all conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived, provided that Seller shall have the right to delay the Closing until January 31, 2003, or on such other date and at such other time and place as Seller and Purchaser may hereafter mutually agree upon in writing, and in such other places as are necessary to effect the transactions to be consummated at the Closing. The date on which the Closing is to occur as provided by this Section 2.2 is herein called the "Closing Date" and the time and date on which the Closing is to occur as provided in this Section 2.2 are herein called the "Closing Time". Notwithstanding the foregoing, the Closing shall for all purposes be deemed to occur at 12:01 a.m., New York City time, on the Closing Date.

            Section 2.3 Post-Closing Adjustments.

            (a) Preparation of Reference Balance Sheet. As promptly as reasonably practicable after the date hereof, Seller and Purchaser will mutually agree to a Statement of Net Assets as of June 30, 2002 (the "Reference Balance Sheet"). The Reference Balance Sheet will be prepared as follows:

                  (i) The starting point in such preparation will be the
            statements of net assets set forth on Schedule 2.3(a)(i) and
            Schedule 2.3(a)(ii);

                  (ii) Adjustments will be made to reflect the following ground rules:

                  (A) accruals should be based upon historically incurred costs and not be so called "cookie-jar" revenues;

                  (B) costs which have been "pushed down" from parent company entities should be eliminated;

                  (C)   accounting will be consistent with U.S. GAAP;

                  (D) in no event will the net asset value of the Reference Balance Sheet be less than negative euro 291,275, nor greater than euro 2,007,000;

                  (E) for areas not yielding to a straightforward application of the above principles, the guiding principle will be fairness to both Parties; and

                  (F) notwithstanding anything to the contrary in this Section 2.3, the Statement of Net Assets as of the Closing Date will be prepared consistent with the application of the ground rules contained in subparagraphs (A) through (E) of this Sections 2.3(ii).

                  (iii) If the parties cannot agree within 20 Business Days of the date hereof to the Reference Balance Sheet, a representative of KPMG LLP selected by Seller and a representative of PricewaterhouseCoopers selected by Purchaser shall jointly prepare the Reference Balance Sheet, which shall be binding on the Parties.

            (b) Preparation of the Statement of Net Assets. As promptly as reasonably possible after the Closing Date, but in any event within 30 days thereafter, Purchaser shall prepare and deliver to Seller a statement setting forth the balance sheet for the Business as of the Closing (the "Preliminary Statement of Net Assets") prepared using the same accounting policies, principles, bases and methods and using the same level of prudence as used in the preparation of the Reference Balance Sheet. The Preliminary Statement of Net Assets will contain a statement of provisions existing immediately prior to the Closing with respect to the liabilities relating to the Transferred Employees assumed under the plans, funded by way of a book reserve, set forth in the Actuarial Memorandum (the "Actuarial Memorandum"), which provisions shall be prepared in accordance with the applicable actuarial methods and assumptions set forth in the Actuarial Memorandum (such amount, as adjusted below, the "Pension Provision Amount"). If a book reserve system is used by Seller or its Affiliates in a certain country, then Purchaser shall include a provision in the balance sheet for that country which is equal to the actuarial present value of the pension rights accrued up to the Closing as calculated under the relevant local book reserve system concerned. Seller shall provide Purchaser and its independent certified public accountants full access to any information, including work papers of its accountants, and to any employees of Seller and its Affiliates to the extent necessary for Purchaser to prepare the Preliminary Statement of Net Assets.

            (c) Seller's Review of the Preliminary Statement of Net Assets. Seller and its accountants shall complete its review of the Preliminary Statement of Net Assets within 30 days after delivery by Purchaser of the Preliminary Statement of Net Assets. In the event that Seller has any objections to the Preliminary Statement of Net Assets, Seller shall inform Purchaser in writing of such objection ("Seller's Objection") within such 30 day period and shall set forth with specificity the nature of Seller's Objection and the adjustments to the Preliminary Statement of Net Assets which Seller believes should be made (the "Proposed Adjustments"). Purchaser shall provide Seller and its independent certified public accountants full access to any information, including work papers of its accountants, and to any employees of Purchaser and its Affiliates to the extent necessary for Seller to review the Preliminary Statement of Net Assets and to prepare the Proposed Adjustments. If Seller does not deliver a Seller's Objection to Purchaser prior to the expiration of such 30 day period, the Preliminary Statement of Net Assets shall be final, binding and conclusive on both Purchaser and Seller.

            (d) Purchaser's Response to any Seller's Objection; CPA Firm Review. Purchaser shall then have 30 days to review and respond to Seller's Objection. If Seller and Purchaser are unable to resolve all of their disagreements with respect to the determination of the foregoing item within 30 days following the completion of Purchaser's review of Seller's Objection, Seller or Purchaser or both of them may refer their remaining differences to an auditing partner in a mutually acceptable nationally recognized public accounting firm (the "CPA Firm"). Such partner shall be selected internally by the CPA Firm. The CPA Firm shall, acting as experts and not as arbitrators, determine on the same basis and using the same principles and methods as were used in respect of the Reference Balance Sheet in Section 2.3(a), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Statement of Net Assets requires adjustment. The CPA Firm (i) shall not make any determination with respect to the substantive meaning of the terms of this Agreement and (ii) shall only make a determination as to any adjustment required to the Preliminary Statement of Net Assets to the extent the Parties agree on the applicable standards to be applied thereto under this Agreement. The CPA Firm shall be instructed to deliver its written determination to Purchaser and Seller no later than 20 days after the remaining differences underlying Seller's Objection were referred to it. The CPA Firm's determination shall be final, binding and conclusive upon Purchaser and Seller. The fees and disbursements of the CPA Firm shall be shared by Purchaser and Seller in proportion to the difference between Purchaser's and Seller's aggregate respective proposed positions and the ultimate determination made by the arbitrator. Purchaser and Seller shall make available to the CPA Firm and each other the Books and Records and any work papers (including those of the Parties' respective accountants) relating to the Preliminary Statement of Net Assets and all other items reasonably requested by the CPA Firm.

            (e) Determination of Final Statement of Net Assets. The "Final Statement of Net Assets" shall be (i) the Preliminary Statement of Net Assets in the event that no Seller's Objection is delivered to Purchaser during the 30-day period specified above, or (ii) the Preliminary Statement of Net Assets, adjusted in accordance with Seller's Objection in the event that Purchaser does not respond to Seller's Objection within the 30-day period following receipt by Purchaser of Seller's Objection, or (iii) the Preliminary Statement of Net Assets, as adjusted by either (x) the agreement of Seller and Purchaser or (y) the CPA Firm, as applicable.

            (f) Calculation and Payment of Adjustment Payments. Promptly after the determination of the Final Statement of Net Assets pursuant to Section 2.3(e), (i) to the extent the net asset value of the Business set forth in the Final Statement of Net Assets reduced by (A) the amount of any non-cash reversals of individual accrual or of other liability or provision accounts made after June 30, 2002, (B) cash and (C) intracompany debt (the "Final Net Asset Value") exceeds the net asset value contained in the Reference Balance Sheet (which amount shall exclude in such calculation (B) - (C) above) (the "Reference NAV") Purchaser shall promptly pay Seller an amount equal to such excess (a "Purchaser Adjustment Payment"), payable in immediately available funds, or (ii) to the extent the Final Net Asset Value is less than the Reference NAV, Seller shall promptly pay Purchaser an amount equal to such difference (a "Seller Adjustment Payment"), payable in immediately available funds. For clarity, (x) it is agreed and understood that references to net asset value and the term "NOC" used on Schedules 2.3(a)(i) and (ii) are used interchangeably, and (y) if anything in this Section 2.3(f) conflicts with the ground rules set forth in
Section 2.3(a)(ii), such ground rules in Section 2.3(a)(ii) shall apply.

            (g) Adjustment for German Labor Issues.

                  (i) Within fifteen (15) Business Days after December 31, 2003,
            Purchaser shall deliver to Seller a statement (the "Ending German Labor Costs Statement"), which shall set forth in detail the total costs and expenses incurred by Seller and Purchaser in connection with the German Indemnified Liabilities applied to the German Liability Reserve Account and the costs and expenses accrued with respect to German Indemnified Liabilities during the German Liability Period to be incurred after the German Liability Period. Seller shall, within ten (10) Business Days of receipt of the Ending German Labor Costs Statement, raise any objections to the amounts set forth in such statement and deliver a written description thereof to Purchaser. If Seller does not deliver an objection to Purchaser within such ten (10) Business Day period, the Ending German Labor Costs Statement so delivered shall be final, binding and conclusive on both Purchaser and Seller.

                  (ii) If Seller shall deliver a written objection to the Ending
            German Labor Costs Statement, upon receipt, Purchaser shall have ten
            (10) Business Days to review and respond to Seller's objection. If Seller and Purchaser are unable to resolve all of their disagreements within ten (10) Business Days of Purchaser's review of Seller's objection, Seller or Purchaser or both may refer their remaining differences to an arbitrator to resolve, such arbitrator to be mutually acceptable to Purchaser and Seller. Such arbitrator's decision shall be final, binding and conclusive upon Purchaser and Seller. The fees and disbursements of the arbitrator shall be shared by Purchaser and Seller in proportion to the difference between Purchaser's and Seller's aggregate respective proposed positions and the ultimate determination made by the arbitrator.

                  (iii) Within three (3) Business Days after the Ending German
            Labor Costs Statement becomes final and conclusive (either by agreement between Purchaser and Seller or by determination of the arbitrator), (A) all costs and expenses indicated on the Ending German Labor Costs Statement as accrued but to be incurred after the German Liability Period shall be debited against the German Liability Reserve Account, (B) the amount of all costs and expenses indicated on the Ending German Labor Costs Statement as accrued but to be incurred after the German Liability Period by Purchaser shall be paid to Purchaser by Seller by cash or wire transfer, and (C) two-thirds of the balance remaining outstanding in the German Liability Reserve Account after application of (A) above and Section
            5.15 shall be paid to Purchaser by Seller by cash or wire transfer as a purchase price adjustment hereunder.

            (h) Allocation of Adjustment Payments. The Parties agree that the allocation of the Purchase Price set forth in Schedule 2.1 among the assets of the Transferred Subsidiary and the Local Assets (net of the Local Liabilities) shall be adjusted to appropriately account for any Purchaser Adjustment Payment or Seller Adjustment Payment in a manner consistent with the allocation of the Purchase Price set forth in Schedule 2.1 taking into account the nature of the adjustments.

            Section 2.4 Deliveries by Purchaser or the Local Purchasers. At the Closing, Purchaser or the Local Purchasers shall deliver to Seller or the Local Sellers, the following:

            (a) The Convertible Debenture representing the US$27,524,000 Convertible Debenture Price Component;

            (b) Euro 2,000,000 in cash by wire transfer of immediately available funds to an account designated by Seller in writing at least 3 Business Days prior to the Closing Date representing the Cash Purchase Price Component;

            (c) The Note in the form of Exhibit D hereto representing the euro 5,000,000 Note Purchase Price Component.

            (d) The assignment and conveyance instruments referred to in Section
2.1 and such other instruments or documents as shall be necessary to convey the Transferred Shares, Assets and Assumed Liabilities and consummate the transactions contemplated hereby in each jurisdiction;

            (e) The certificates to be delivered pursuant to Section 6.3 hereof in accordance with the terms thereof; and

            (f) Such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

            In addition to the above, no later than on December 31, 2003, Purchaser shall deliver to Seller euro 1,000,000 in cash by wire transfer of immediately available funds to an account designated by Seller in writing representing the Delayed Purchase Price Component.

            Section 2.5 Deliveries by Seller and the Local Sellers. At the Closing, Seller shall, and shall cause the Local Sellers and all other necessary Affiliates to, deliver to Purchaser or the Local Purchasers the following:

            (a) All of the Transferred Shares by whatever means necessary to effectively convey the Transferred Shares in accordance with the laws and regulations of Germany;

            (b) The assignment and conveyance instruments referred to in Section
2.1 and such other instruments or documents as shall be necessary to convey the

Transferred Shares, Assets and Assumed Liabilities and consummate the transactions contemplated hereby in each jurisdiction;s

            (c) The certificates and other documents and other items required to be delivered pursuant to the Ancillary Agreements or Section 6.2 hereof in accordance with the terms thereof; and

            (d) Such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER, THE TRANSFERRED
                        SUBSIDIARY AND THE LOCAL SELLERS

            As of the date hereof and as of the Closing Date, Seller, for itself and, where appropriate, on behalf of the Transferred Subsidiary and the Local Sellers, jointly and severally, represent and warrant to Purchaser (except (x) representations and warranties made with respect to the Transferred Subsidiary, which Seller represents and warrants only as of the Closing Date and (y) any representations and warranties that are expressly made as of a specific date, which Seller represents and warrants only as of such date), as follows:

            Section 3.1 Organization and Qualification.

            (a) Each of Seller and its Affiliates that are parties to any of the Ancillary Agreements (the "Relevant Affiliates") has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own the Transferred Shares and to carry on the Business as currently conducted. Seller and the Relevant Affiliates are qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not have a Material Adverse Effect.

            (b) The Transferred Subsidiary has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own or lease its assets and to carry on its business as currently conducted. The Transferred Subsidiary is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not have a Material Adverse Effect. Seller has made available to Purchaser complete and correct copies of the Transferred Subsidiary's certificate of incorporation and by-laws, or other applicable organizational documents, each as amended to date. The Transferred Subsidiary's certificate of incorporation and by-laws, or such other applicable organizational documents, so delivered are in full force and effect. The Transferred Subsidiary is neither in default under nor in violation of any provision of its charter or bylaws.

            Section 3.2 Corporate Authorization.

            (a) Each of Seller and the Relevant Affiliates has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement, if it is a party hereto, and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated for it hereby (including the Restructuring) and thereby. The execution, delivery and performance by Seller and the Relevant Affiliates of this Agreement, if it is a party hereto, of each of the Ancillary Agreements and the Restructuring has been duly and validly authorized and no additional corporate authorization or consent is required in this respect.

            (b) This Agreement is, and each of the Ancillary Agreements to which Seller or any of the Relevant Affiliates is a party will be, when executed, a valid and legally binding obligation of Seller or the respective Relevant Affiliate, enforceable against Seller or the respective Relevant Affiliate in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (c) Seller has the corporate power and authority to cause its Affiliates, including the Local Sellers, to consummate the transactions contemplated hereby and by each of the Ancillary Agreements to which such Affiliates are a party.

            Section 3.3 Capitalization.

            (a) Each of the outstanding shares of capital stock and other equity interest of the Transferred Subsidiary is duly authorized, validly issued, fully paid and nonassessable and is owned by Seller, free and clear of all liens, pledges, charges, security interests, restrictions, claims and other encumbrances or third party right of any kind (collectively, "Encumbrances").

            (b) The Transferred Subsidiary does not have any outstanding capital stock or other equity interests other than the outstanding Transferred Shares. Seller is the sole record and beneficial owner of all outstanding Transferred Shares.

            (c) There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which the Transferred Subsidiary is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or any way dispose of any shares of the capital stock, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock, of the Transferred Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Transferred Shares are not subject to any voting trust agreement or other contract, obligation, commitment, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of the Transferred Shares.

            (d) Seller has good and valid title to the Transferred Shares to be sold hereunder, free and clear of all Encumbrances, and upon delivery of the Transferred Shares by Seller, good and valid title to the Transferred Shares, free and clear of all Encumbrances, will pass to Purchaser.

            (e) None of the Transferred Subsidiary's share capital has been decreased or refunded to shareholders, whether overtly or covertly, and all relevant provisions of the relevant Laws have been complied with, in particular but without limitation in relation to any capital increase, capital decrease or similar procedure affecting share capital. No capital contributions in kind or hidden capital contributions in kind have been made with respect to the Transferred Subsidiary.

            Section 3.4 Consents and Approvals. Except as set forth in Schedule 3.4, no consent, approval, order, waiver or authorization is required to be obtained or made by Seller, the Local Sellers or the Transferred Subsidiary from, and no notice, declaration, registration or filing is required to be given or made by Seller, the Local Sellers or the Transferred Subsidiary to or with any Governmental Body in connection with the execution, delivery and performance by Seller, the Local Sellers and the Transferred Subsidiary of this Agreement or any of the Ancillary Agreements, as applicable, other than in all cases where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice of filing would not, individually or in the aggregate, be reasonably expected to materially impair or delay the ability of Seller or the Local Sellers to transfer to Purchaser all, or a material portion of, the Assets as contemplated by this Agreement.

            Section 3.5 Noncontravention. Except as set forth on Schedule 3.5, the execution, delivery and performance by Seller, the Local Sellers or the Transferred Subsidiary of this Agreement and each of the Ancillary Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby, does not or will not (i) violate any provision of the charter, bylaws or other organizational documents of Seller, the Local Sellers or the Transferred Subsidiary, (ii) result in a material breach of or material default under, require notice or consent under (or give rise to any right of payment, termination, cancellation or acceleration under) any of the terms, conditions or provisions of any Material Contract, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, and (iii) assuming the consents, approvals, waivers, authorizations, notices and filings set forth in Schedules
3.4 and 4.5 are granted or made, as the case may be, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Seller, a Local Seller or the Transferred Subsidiary is subject, including any Governmental Authorization, other than in the case of clause (iii) any violation, breach or default, or any required consent or change in rights, which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

            Section 3.6 Assets Necessary to Conduct the Business. Except as set forth in Schedule 3.6 and taking into account Purchaser's and the Transferred Subsidiary's rights under the Ancillary Agreements, the Assets constitute all the material assets, properties and rights, other than the Proprietary Rights, that are necessary to conduct or primarily related to the Business substantially as conducted on the date hereof and immediately prior to the Closing.

            Section 3.7 Financial Statements. Except as described in the notes thereto, the Unaudited Financial Statements have been prepared in accordance with the accounting policies of Seller, as consistently applied by Seller during the dates of the Unaudited Financial Statements, and fairly present, in all material respects, the financial condition and results of operations of the Business as of the date thereof.

            Section 3.8 Litigation and Claims.

            (a) Except as set forth in Schedule 3.8, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the Knowledge of Seller, threatened, that arise out of, relate to, or in connection with the Business, the Assets or the Transferred Employees, except those which, individually involve a claim for monetary damages of less than euro 10,000 or euro 40,000 in the aggregate. Since the date of the Reference Balance Sheet, none of the Transferred Subsidiary or Seller or Local Sellers has affirmatively waived or released or, to the Knowledge of Seller, compromised any material right or claim (or series of related material rights and claims) that arise out of, relate to, or in connection with the Business, the Assets or the Transferred Employees.

            (b) None of the Transferred Subsidiary, Seller nor any of the Local Sellers is a party or subject to any order, writ, judgment, award or injunction of any Governmental Body applicable thereto other than those that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

            Section 3.9 Taxes. Except as set forth in Schedule 3.9,

            (a) all Tax Returns that are required to be filed on or before the Closing Date by the Transferred Subsidiary have been or will be timely filed on or before the Closing Date taking into account the applicable extensions, and all such Tax Returns are or will be true and complete in all material respects;

            (b) all Taxes shown to be due on the Tax Returns referred to in paragraph (a) hereto have been or will be timely paid in full;

            (c) adequate provision has been made for the payment of Taxes for which Seller, with respect to the Business, or the Transferred Subsidiary may be liable that are not yet due and payable have been recorded as reserves or current liabilities on the Reference Balance Sheet;

            (d) no issues that have been raised by any relevant taxing authority in connection with the examination of any of the Tax Returns referred to in paragraph (a) hereto are currently pending;

            (e) all deficiencies asserted or assessments made, if any, as a result of such examinations have been paid in full;

            (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Transferred Subsidiary, with respect to the Business;

            (g) there are no liens on any of the assets of the Transferred Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax;

            (i) the income tax basis of the assets held by the Transferred Subsidiary and transferred pursuant to this agreement under the tax laws of Germany is equal to the amounts specified in Schedule 3.9(i).

            Section 3.10 Employee Benefits.

            (a) All material Plans, contracts or arrangements covering Transferred Employees are set forth in Schedule 3.10 (except for Plans required by statute), and all obligations of Seller with respect to such Plans comply in all material respects with the applicable law and administrative rules and regulations of any Governmental Body.

            (b) Except as set forth on Schedule 3.10, (i) the consummation of the transactions contemplated by this Agreement will not (A) entitle any Transferred Employee to severance pay, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Transferred Employee, except for an amount not material to the Business, (ii) with respect to the Transferred Employees employed only in the United States (the "U.S. Employees") or Transferred Employees formerly employed in the United States no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Transferred Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by the Transferred Subsidiary or any single-employer plan of any entity which is considered one employer with the Transferred Subsidiary under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), except as would not reasonably be expected to have a Material Adverse Effect; (iii) with respect to the U.S. Employees no Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") sponsored by the Transferred Subsidiary is covered by Title IV of ERISA, and under each Pension Plan sponsored by an ERISA Affiliate, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year, except as would not reasonably be expected to have a Material Adverse Effect; and (iv) with respect to the U.S. Employees, the Transferred Subsidiary has not engaged in a transaction with respect to any employee benefit plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject any of the Transferred Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, except as would not reasonably be expected to have a Material Adverse Effect.

            (c) With respect to the U.S. Employees, the Transferred Subsidiary does not currently maintain or contribute to any "multiemployer plans", within the meaning of Section 4001(a)(3) of ERISA, and there is no withdrawal liability with respect to a "multiemployer plan" that remains unsatisfied. Except as set forth on Schedule 3.10, the Transferred Subsidiary does not have any obligations of any retiree health, welfare or other non-pension benefits with respect to any U.S. Employees.

            (d) With respect to any Plan in respect of the U.S. Employees, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Seller, threatened and (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims, except in the case of (i) and (ii) as would not reasonably be expected to have a Material Adverse Effect.

            Section 3.11 Labor Matters.

            (a) Except as set forth in Schedule 3.11, Seller and the Transferred Subsidiary is in compliance with all labor laws and regulations with respect to and applicable to the Business and the Transferred Employees, except for any noncompliance that would not be reasonably expected to have a Material Adverse Effect.

            (b) Except as set forth in Schedule 3.11, with respect to the Business, there are no strikes or other labor disputes against Seller or the Transferred Subsidiary pending or, to Seller's Knowledge, threatened other than as would not be reasonably expected to have a Material Adverse Effect.

            Section 3.12 Compliance with Laws. Except as set forth in Schedule 3.12, with respect to the Business and the Assets, each of Seller, the Relevant Affiliates and the Transferred Subsidiary are in compliance with all applicable Laws, except where the failure so to comply, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

            Section 3.13 Environmental Matters. To Seller's Knowledge, the Business is operating at the Closing in compliance with all Environmental Laws except, in any such case, as would not be reasonably expected to have a Material Adverse Effect. Except as set forth in Schedule 3.13, there is no environmental suit, action, claim or proceeding pending, or to the Knowledge of Seller, threatened, with respect to the Business, except as would not reasonably be expected to have a Material Adverse Effect. Notwithstanding any other representations and warranties in this Article III, the representations and warranties contained in this Section 3.13 constitute the sole representations and warranties of Seller with respect to any Environmental Law or environmental liabilities, costs or obligations of any nature.

            Section 3.14 Contracts. Schedule 3.14 sets forth a list, as of the date hereof, of each Contract (each, a "Material Contract") that (i) constitutes indebtedness to any third party for an amount in excess of euro 75,000 and that is an Assumed Liability, (ii) constitutes a guarantee on behalf of any third party for an amount in excess of euro 10,000 and that is an Assumed Liability,
(iii) contains covenants or other obligations granting any Person exclusive rights, "most-favored nations" or similar terms or limiting the freedom in any material respect of the Business to compete in any line of business with any Person or in any area or territory, (iv) constitutes an agreement to supply goods or services to any of the 15 largest customers of the Business listed on
Schedule 3.23, (v) is for the lease of personal property to or from any Person providing for lease payments in excess of euro 75,000 per annum; (vi) concerns a limited liability partnership, limited liability company or similar legal entity, (vii) any other agreement (other than an employment, consulting or similar agreement) the performance of which involves consideration in excess of euro 100,000, or (viii) that is material to the Business and was not entered into in the ordinary course of business. Seller has made available to Purchaser a correct and complete copy of each Material Contract, other than those contract disclosure of the terms of which is subject to non-disclosure requirements. Except as set forth in Schedule 3.14, each Material Contract is a valid and binding agreement of Seller or its Affiliate, as the case may be, and, to the Knowledge of Seller, of each other party thereto and is in full force and effect. Except as otherwise set forth in Schedule 3.14, there are no material defaults by Seller or the Local Sellers and, to Seller's Knowledge, there are no material defaults by other parties under any Material Contract which defaults have not been cured or waived. To the Knowledge of Seller, no event has occurred that, with notice or lapse of time would constitute a breach or default, or permit termination, material modification, or acceleration under a Material Contract.

            Section 3.15 Title to Property; Condition. (a) Except as set forth in Schedule 3.15, assuming, for purposes of the date hereof, effectiveness of the transactions contemplated by the Restructuring, the Transferred Subsidiary and the Local Sellers have good title to, or a valid and binding leasehold interest in, or the right to use, the Assets free and clear of all mortgages and Encumbrances, except for (i) any Encumbrances disclosed or reflected in the Reference Balance Sheet, (ii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings,
(iii) mechanics', workmen's, repairmen's, warehousemen's, carriers' or other similar liens arising or incurred in the ordinary course of business, original purchase price, conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iv) retention of title Encumbrances and (v) Encumbrances which are immaterial to the Assets to which they relate (all items permitted under this paragraph (a) together with any matter set forth in Schedule 3.15, are referred to collectively herein as the "Permitted Encumbrances").

            (b) To the Knowledge of Seller, all tangible property and assets described in paragraph (a) above are free from defects (patent and latent), have been maintained in accordance with normal industry practice and are in satisfactory operating condition and repair (subject to normal wear and tear).

            Section 3.16 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or the Transferred Subsidiary who might be entitled to any fee or commission from the Transferred Subsidiary or Purchaser in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

            Section 3.17 Absence of Change. Since the date of the Reference Balance Sheet, the Business has not suffered a Material Adverse Change.

            Section 3.18 Insurance. Schedule 3.18 sets forth a list of all material insurance policies or binders which are currently in effect insuring the Business and each such policy is in full force and effect.

            Section 3.19 Asset Acquisitions or Dispositions. Since the date of the Reference Balance Sheet, neither Seller nor any of its Affiliates have, with respect to the Business, made any material asset acquisitions or dispositions, other than as part of any transactions contemplated pursuant to this Agreement or the Ancillary Agreements or in the ordinary course of business.

            Section 3.20 Permits. Except for licenses, permits, authorizations and consents which have been applied for and which are expected to be granted in due course, the absence of which does not materially impair the operation of the Business, Seller, the Transferred Subsidiary and the Local Sellers possess or have been assigned all governmental or similar regulatory licenses, permits, authorizations and consents necessary to operate the Business in compliance with applicable Laws in all material respects in the places and in the manner in which the Business is carried out on the date hereof and, except as set forth in
Schedule 3.20, each such license, permit, authorization and consent is in full force and effect and, to the Knowledge of Seller, neither Seller, the Transferred Subsidiary nor the Local Sellers are in default thereof. Except as set forth in Schedule 3.20, to the Knowledge of Seller, there are no circumstances which indicate that any such necessary licenses, permits, authorizations or consents will be or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events.

            Section 3.21 Transactions with Affiliates. Other than (a) the transactions contemplated by this Agreement and the Ancillary Agreements, (b) in the ordinary course of business and on an arm's length basis, (c) as set forth in Schedule 3.21 or (d) as reflected in the Unaudited Financial Statements, there are no transactions or agreements between the Business, on the one hand, and any other unit, division or Affiliate of Seller, on the other, that require the fulfillment of any obligations, liabilities or payments by the Business on or after the Closing Date.

            Section 3.22 Intellectual Property. Except as set forth in Schedule 3.22:

            (a) (i) To the Knowledge of Seller, Seller, an Affiliate of Seller or a Transferred Subsidiary, as applicable, owns, or is licensed or otherwise possesses rights to use all patents, inventions, discoveries, formulae, processes, domain names, trademarks, trade names, service marks, copyrights, works of authorship, technology, know-how, computer software programs, computer applications, trade secrets and any other proprietary rights (collectively, the "Proprietary Rights") used in the Business as currently conducted (collectively, the "Business Proprietary Rights"), and (ii) to the Knowledge of Seller, all Business Proprietary Rights owned or exclusively held by Seller or its Affiliates are valid and subsisting except for any such failures as are not reasonably likely to have a Material Adverse Effect.

            (b) All Business Proprietary Rights which are transferred under any Ancillary Agreement which are Registered IP are currently in compliance with formal legal requirements (including payment of filing fees and proofs of use) and, to the Knowledge of Seller, each item of Registered IP is valid and enforceable.

            (c)

                  (i) neither Seller nor its Affiliates, with respect to the
            Business, nor the Transferred Subsidiary is, nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements used in the Business as currently conducted as to which it is a party and pursuant to which it is authorized to use any third-party Proprietary Rights;

                  (ii) to the Knowledge of Seller, the operation of the Business by Seller does not and immediately after Closing will not (A) infringe or misappropriate the Proprietary Rights of any third person or (B) violate the rights of any third person (including rights to privacy or publicity). Neither Seller nor any of its Affiliates has received written notice from any third person claiming that the Business, the Assets or Licensed Technology infringes or misappropriates the Proprietary Rights of any third person or constitutes unfair competition or trade practices under the laws of any jurisdiction;

                  (iii) to the Knowledge of Seller, there is no impairment,
            dilution or other violation or misuse, unauthorized use, infringement or misappropriation by any third party of any of the Business Proprietary Rights owned or exclusively held by Seller or its Affiliates as it primarily relates to the Business; and

                  (iv) Seller and its Affiliates have taken commercially
            reasonable steps to protect, maintain and safeguard any Business Proprietary Rights owned or exclusively held by Seller as it primarily relates to the Business, the value of which relies upon the maintenance of confidentiality.

            (d) Seller and its Affiliates have all rights necessary to enter into the Technology Transfer and License Agreement and the Trademark Transfer Agreement and to convey the rights therein conveyed. The Proprietary Rights (i) transferred or licensed to Purchaser pursuant to the Technology Transfer and License Agreement, (ii) assigned to Purchaser pursuant to the Trademark Transfer Agreement, and (iii) otherwise provided pursuant to the Transition Services Agreement constitute all Proprietary Rights primarily related to or necessary for the operation of the Business as conducted by Seller or its Affiliates immediately prior to Closing or (except as set forth in Schedule 3.22(d) or with respect to agreements, laws or orders which bound to Purchaser prior to Closing) by Purchaser immediately after Closing.

            (e) Neither this Agreement nor the transactions contemplated hereby, including the assignment to Purchaser, by operation of law or otherwise, of any Contracts to which Seller or any of its Affiliates is a party, will to the Knowledge of Seller result in: (i) Purchaser granting to any third party any right to or with respect to any Proprietary Rights owned by, or licensed to, Purchaser prior to the Closing; (ii) Purchaser being bound by, or subject to, any non-compete restriction on the operation of the Business; or (iii) Purchaser being obligated to pay any royalties or other amounts to any third party in excess of those payable by Purchaser or Seller or any of its Affiliates prior to the Closing).

            (f) Each item of the Proprietary Rights transferred under the Technology Transfer and License Agreement and Trademark Transfer Agreement is free and clear of any security interests, pledges, debtor's liens or other encumbrances of a similar nature. To the Knowledge of Seller, none of the Proprietary Rights transferred under the Technology Transfer and License Agreement and Trademark Transfer Agreement is subject to any proceeding currently pending before any court or tribunal (including the USPTO or equivalent authority anywhere in the world, other than an ongoing prosecution of an application or any related appeals), action, decree, order or judgment that restricts its use, transfer or licensing, or that renders it invalid or unenforceable.

            (g) Seller is not a party to any agreements with SpeechWorks International, Inc., Nuance Communications Inc., International Business Machines Corporation, Microsoft Corporation or Phonetic Systems, Inc. regarding the licensing of source code, patents or speech data that comprise any of the Proprietary Rights licensed or transferred to Purchaser under the Technology Transfer and License Agreement (except as set forth in Schedule 3.22). To the Knowledge of Seller, the list of contracts set forth on Schedule 3.22 (g), includes all material licenses of Proprietary Rights by or to the Business except cross-licenses which do not specifically refer to the Business or licenses granted to third parties in the ordinary course of business.

            (h) To the Knowledge of Seller, none of the Software transferred or licensed to Purchaser pursuant to the Technology Transfer and License Agreement contains any open source code which requires any further disclosure, grants of licenses or other access to third parties of such Software.

            Section 3.23 Customers. Schedule 3.23 contains a list setting forth
(a) the 15 largest customers of the Business, by revenue amount, for the fiscal year ended December 31, 2001, and (b) the amount for which each such customer was invoiced during the periods set forth therein. The Business does not have any credit or vendor financing attributable to it for any of these 15 largest customers. All sale orders and other commitments for sales in connection with the Business have been made in the ordinary course of business consistent with past practices. Except as set forth on Schedule 3.23, none of the 15 largest customers of the Business listed on Schedule 3.23 has, since the end of the fiscal year ended December 31, 2001 through the date of this Agreement, cancelled or terminated, or provided written notice to Seller or any of its Affiliates of its intention to cancel or terminate, its Contract with Seller or any of its Affiliates, provided, however, that, for purposes of this last sentence of Section 3.23, none of the Contracts that expired or terminated by operation of its terms shall be deemed to be "cancelled" or "terminated" by any of the 15 largest customers.

            Section 3.24 Purchase for Investment. Seller is aware that the Convertible Debenture and Note it will receive hereunder are not registered under the Securities Act, or under any state securities laws. Seller is purchasing such securities solely for investment, with no present intention to distribute such securities to any Person, and Purchaser will not sell or otherwise dispose of such securities except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

            Section 3.25 No Undisclosed Liabilities. To the Knowledge of Seller, as of the date hereof, there are no material liabilities or obligations arising out of, related to, or in connection with the Business, the Assets or the Transferred Employees, other than the liabilities and obligations (a) reflected or reserved in the Reference Balance Sheet (including the notes thereto), disclosed in the Disclosure Schedules or otherwise known to Purchaser, (b) incurred in the ordinary course of business subsequent to the date of the Reference Balance Sheet, or (c) as provided in this Agreement, the Ancillary Agreements or the Disclosure Schedules.

            Section 3.26 Real Estate. The Real Property set forth on Exhibit F is a complete and accurate list, as of the date hereof, of all of the material real property used primarily for the conduct of the Business as presently conducted. Assuming, for purposes of the date hereof, effectiveness of the transactions contemplated by the Restructuring, a Transferred Subsidiary or a Local Seller has a valid and binding leasehold interest in, or the right to use of the Real Property. There is no condemnation pending or, to the Knowledge of Seller, threatened condemnation affecting the Real Property.

            Section 3.27 Absence of Knowledge of Breach. As of the date hereof, Seller does not have Knowledge of any breach by Purchaser or a Local Purchaser of any of their respective representations, warranties or covenants contained in this Agreement or any Ancillary Agreement that would entitle Seller to claim any rights under any provision of Article VII of this Agreement.

            Section 3.28 Southwestern Agreement. No specific penalties have been or will be triggered under the Master Agreement 99007249 for the Voice Activated Dialing Adjunct Device, dated April 5, 2002, between Southwestern Telephone LP and Philips Speech Processing (as amended, orally or otherwise) as a result of the late deliveries of services or products by Seller.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND LOCAL
                                   PURCHASERS

            As of the date hereof and as of the Closing Date (except as expressly stated otherwise), Purchaser, for itself and, where appropriate, on behalf of the Local Purchasers, jointly and severally, represent and warrant, to Seller, as follows:

            Section 4.1 Organization and Qualification. Purchaser and the Local Purchasers are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own and operate and to carry on its business as currently conducted. Purchaser and the Local Purchasers are qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Purchaser Material Adverse Effect. Purchaser has made available to Seller a complete and correct copy of Purchaser's and the Local Purchasers certificates of incorporation and by-laws, or other applicable organizational documents, each as amended to date. Purchaser's and the Local Purchasers' certificates of incorporation and by-laws, or other applicable organizational documents, each as amended to date. Purchaser's and the Local Purchaser's certificates of incorporation and by-laws, or such other applicable organizational documents, so delivered are in full force and effect. None of Purchaser and the Local Purchasers is in default under or in violation of any provision of its charter or bylaws.

            Section 4.2 Corporate Authorization.

            (a) Each of Purchaser and the Local Purchasers has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement, if it is a party hereto, and each of the Ancillary Agreements, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser and the Local Purchasers of this Agreement, if it is a party hereto, and each of the Ancillary Agreements has been duly and validly authorized and no additional corporate authorization or consent is required in this respect.

            (b) This Agreement is, and each of the Ancillary Agreements to which Purchaser or any of the Local Purchasers is a party will be when executed, a valid and legally binding obligation of Purchaser or the Local Purchasers enforceable against Purchaser or the Local Purchasers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            Section 4.3 Capitalization.

            (a) The authorized capital stock of Purchaser consists of 140,000,000 Purchaser Common Shares, of which 63,372,979 shares were outstanding as of the close of business on September 30, 2002, and 40,000,000 Purchaser Preferred Shares, par value $0.001 per share, of which 3,562,238 shares were outstanding as of the close of business on September 30, 2002. All of the outstanding Purchaser Shares and Purchaser Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Other than 18,083,893 shares of the Purchaser Common Shares reserved for issuance under the Purchaser's Stock Option Plans, Purchaser has no shares reserved for issuance.

            (b) Except as set forth on Schedule 4.3(b), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any kind under which Purchaser is or may become obligated to issue or sell to any Person a right to subscribe for or acquire or in any way dispose of any shares of Purchaser's capital stock, or any securities or obligations exercisable or exchangeable for or convertible into any shares of Purchaser's capital stock, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth on Schedule 4.3, to the knowledge of the Management of Purchaser, the shares of Purchaser Stock are not subject to any voting trust agreement or other contract, obligation, commitment, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such shares. Purchaser does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Purchaser on any matter.

            Section 4.4 Issuance, Sale and Delivery of the Convertible Debenture and the Purchaser Common Shares.

            (a) The Note and the Convertible Debenture to be issued and delivered by Purchaser under this Agreement have been duly authorized for issuance and sale to Seller pursuant to this Agreement and, when issued and delivered by Purchaser pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and free and clear of all pledges, liens and encumbrances.

            (b) The Purchaser Common Shares issuable upon conversion of the Convertible Debenture have been duly authorized for issuance and will be, as of the Closing Date, reserved for issuance and, upon such conversion in accordance with the terms of the Convertible Debenture, such Purchaser Common Shares will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances, and the holders of such Purchaser Common Shares will be entitled to all rights and preferences accorded to a holder of Purchaser Common Shares.

            (c) The issuance of the Note and the Convertible Debentures is not subject to preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of Purchaser will be required for the issuance and sale of the Note and the Convertible Debenture to be sold by Purchaser as contemplated in this Agreement.

            (d) The issuance of the Purchaser Common Shares upon conversion of the Convertible Debenture will not be subject to preemptive or other similar rights. No further approval or authority of the stockholders or the Board of Directors of Purchaser will be required for the issuance of the Purchaser Common Shares upon conversion of the Convertible Debenture.

            (e) Subject to the accuracy of Seller's representations and warranties in Article III of this Agreement, the offer, sale, and issuance of the Convertible Debentures in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

            Section 4.5 Consents and Approvals. Except as set forth in Schedule 4.5, no consent, approval, order, waiver or authorization is required to be obtained or made by Purchaser or the Local Purchasers from, and no notice, declaration, registration or filing is required to be given or made by Purchaser or the Local Purchasers to or with any Governmental Body in connection with the execution, delivery and performance by Purchaser and the Local Purchasers of this Agreement, the Note, the

Convertible Debenture or any of the Ancillary Agreements, as applicable, other than in all cases where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice of filing would not, individually or in the aggregate, be reasonably expected to materially impair or delay the ability of Purchaser or the Local Purchasers to effect the Closing.

            Section 4.6 Noncontravention. Except as set forth in Schedule 4.6, the execution, delivery and performance by Purchaser of this Agreement, the Note and the Convertible Debenture and by Purchaser and the Local Purchasers of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the charter, by-laws or other organizational documents of Purchaser or the appropriate Local Purchaser, (ii) result in a breach of or default under, require notice or consent under (or give rise to any right of payment, termination, cancellation or acceleration under) any of the terms, conditions or provisions of any material contract to which Purchaser or its Affiliates are a party or by which any of their respective properties or assets are bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, and
(iii) assuming the consents, approvals, waivers, authorizations, notices and filings set forth in Schedules 3.4 and 4.5 are granted or made, as the case may be, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Purchaser or the appropriate Local Purchaser is subject, including any Governmental Authorization, other than in the cases of clauses (ii) and (iii) any violation, breach or default, or any required consent or change in rights, which, individually or in the aggregate, would not be reasonably expected to have a Purchaser Material Adverse Effect.

            Section 4.7 Purchaser Reports; Financial Statements. Purchaser has made available to Seller each registration statement, report, proxy statement or information statement prepared by it since the Purchaser Audit Date, including
(i) the Purchaser's Annual Report on Form 10-K for the year ended December 31, 2001, (ii) the Purchaser's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002, and (iii) the Purchaser's Proxy Statement for its Annual Meeting of Stockholders held on June 14, 2002, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Purchaser Reports"). All Purchaser Reports fully comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Each of the consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the related notes and schedules) fairly presents, in all material respects, or will fairly present, in all material respects, the consolidated financial position of Purchaser and its subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Purchaser Reports (including any related notes and schedules) fairly presents, in all material respects, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Purchaser and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with applicable U.S. generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except as may be noted therein.

            Section 4.8 Litigation and Claims.

            (a) Except as set forth in Schedule 4.8 or in the Purchaser Reports, there is no material civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending or, to the knowledge of the Management of Purchaser, threatened, that relates to the business of Purchaser other than those that, individually or in the aggregate, are not reasonably expected to have a Purchaser Material Adverse Effect.

            (b) Purchaser is not a party or subject to any order, writ, judgment, award or injunction of any Governmental Body applicable thereto other than those that, individually or in the aggregate, are not reasonably expected to have a Purchaser Material Adverse Effect.

            Section 4.9 Taxes. Except as set forth in Schedule 4.9,

            (a) all Tax Returns that are required to be filed on or before the Closing Date by Purchaser or its Subsidiaries have been or will be timely filed on or before the Closing Date taking into account the applicable extensions, and all such Tax Returns are or will be true and complete in all material respects;

            (b) all Taxes shown to be due on the Tax Returns referred to in paragraph (a) hereto have been or will be timely paid in full;

            (c) adequate provision has been made for the payment of Taxes for which Purchaser or its Subsidiaries may be liable that are not yet due and payable have been recorded as reserves or current liabilities on the Reference Balance Sheet;

            (d) no issues that have been raised by any relevant taxing authority in connection with the examination of any of the Tax Returns referred to in paragraph (a) hereto are currently pending;

            (e) all deficiencies asserted or assessments made, if any, as a result of such examinations have been paid in full;

            (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Purchaser or its Subsidiaries; and

            (g) there are no liens on any of the assets of Purchaser or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

            Section 4.10 Employee Benefits.

            (a) All obligations of Purchaser with respect to material Plans, contracts or arrangements covering current or former employees of Purchaser comply in all material respects with the applicable laws and administrative rules and regulations of any Governmental Body.

            (b) Except as set forth on Schedule 4.10, (i) no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Purchaser with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Purchaser or any of them, or any subsidiary of Purchaser or any single-employer plan of any entity which is considered one employer with Purchaser under Section 4001 of ERISA or Section 414 of the Code, except as would not reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan sponsored by Purchaser or any of its subsidiaries is covered by Title IV of ERISA; and (iii) Purchaser has not engaged in a transaction with respect to any employee benefit plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Purchaser or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA, except as would not reasonably be expected to have a Material Adverse Effect.

            (c) Neither Purchaser nor any of its subsidiaries currently maintains or contributes to any "multiemployer plans", within the meaning of
Section 4001(a)(3) of ERISA, and there is no withdrawal liability with respect to a "multiemployer plan" that remains unsatisfied.

            Section 4.11 Labor Matters.

            (a) Except as set forth in Schedule 4.11, Purchaser is in compliance with all labor laws and regulations, except for any noncompliance that would not be reasonably expected to have a Purchaser Material Adverse Effect.

            (b) Except as set forth in Schedule 4.11, there are no strikes or other labor disputes against Purchaser pending or, to the knowledge of the Management of Purchaser, threatened other than as would not be reasonably expected to have a Purchaser Material Adverse Effect.

            Section 4.12 Compliance with Laws. Except as set forth in Schedule 4.12, the business of Purchaser is being conducted in compliance with all applicable Laws, except where the failure so to comply, individually or in the aggregate, would not be reasonably expected to have a Purchaser Material Adverse Effect.

            Section 4.13 Environmental Matters. To the knowledge of the Management of Purchaser, Purchaser has complied with all applicable Environmental Laws except, in any such case, as would be not be reasonably expected to have a Purchaser Material Adverse Effect. Except as set forth in
Schedule 4.13, there is no environmental suit, action, claim or proceeding pending, or to the knowledge of the Management of Purchaser, threatened, naming Purchaser as party thereto, except as would not reasonably be expected to have a Purchaser Material Adverse Effect. Notwithstanding any other representations and warranties in this Article IV, the representations and warranties contained in this Section 4.13 constitute the sole representations and warranties of Purchaser with respect to any Environmental Law or environmental liabilities, costs or obligations of any nature.

            Section 4.14 Contracts. The contracts described in the Purchaser Reports or incorporated by reference therein are in full force and effect on the date hereof, except for contracts which by their terms have expired or terminated, or the termination or expiration of which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Neither Purchaser nor, to the knowledge of the Management of Purchaser, any other party is in material breach of or default under any such contracts.

            Section 4.15 Title to Property. The Purchaser owns or leases all of the properties it purports to own or lease, as the case may be.

            Section 4.16 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or any Affiliate of Purchaser who might be entitled to any fee or commission from Seller in connection with the transactions contemplated by this Agreement.

            Section 4.17 Absence of Change. Since Purchaser Audit Date, Purchaser has not suffered a Purchaser Material Adverse Effect.

            Section 4.18 Insurance. The Purchaser maintains insurance of the type and in the amount that the Purchaser reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

            Section 4.19 Permits. Except for licenses, permits, authorizations and consents which have been applied for and which are expected to be granted in due course, the absence of which does not materially impair the operation of its business, Purchaser possesses or has been assigned all governmental or similar regulatory licenses, permits, authorizations and consents necessary to operate its business in compliance with applicable Laws in all material respects in the places and in the manner in which Purchaser's business is carried out on the date hereof, except where the failure to possess or be assigned such licenses, permits, authorizations or consents is not reasonably likely to have a Purchaser Material Adverse Effect, and, except as set forth in Schedule 4.19, each such license, permit, authorization and consent is in full force and effect and the Purchaser is not in default thereof. Except as set forth in Schedule 4.19, to the knowledge of the Management of Purchaser, there are no circumstances which indicate that any such necessary licenses, permits, authorizations or consents will be or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events.

            Section 4.20 Intellectual Property. Except as set forth in Schedule 4.20:

            (a) To the knowledge of Management of Purchaser, Purchaser owns or is licensed to use all patents, patent applications, inventions, Trademarks, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of Purchaser as now conducted (the "Purchaser Proprietary Rights"). For the purposes hereof, "Purchaser Proprietary Rights" does not include commercially available third party software licensed by Purchaser;

            (b) Purchaser has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Purchaser Proprietary Rights or with respect to any license of Purchaser Proprietary Rights which are material to the business of Purchaser;

            (c) no material action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge the Management of Purchaser, threatened, which involves any Purchaser Proprietary Rights, nor, to the knowledge of the Management of Purchaser, is there any reasonable basis therefore;

            (d) Purchaser is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Purchaser Proprietary Rights in a manner which would have a Purchaser Material Adverse Effect;

            (e) Purchaser has not received written notice of any pending conflict with or infringement upon any third-party proprietary rights, nor, to the knowledge of the Management of Purchaser, is there a reasonable basis therefore;

            (f) Purchaser has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Purchaser Proprietary Rights other than in the ordinary course of business, except for such consents, indemnifications, forbearances or settlements as would not have a Purchaser Material Adverse Effect. No claims have been asserted by any person with respect to the validity of Purchaser's ownership or right to use the Purchaser Proprietary Rights and, to the knowledge of the

Management of Purchaser, there is no reasonable basis for any such claim to be successful;

            (g) Purchaser has complied, in all material respects, with its obligations relating to the protection of the Purchaser Proprietary Rights which are material to the business of Purchaser used pursuant to licenses;

            (h) To the knowledge of the Management of Purchaser, no Person is infringing on or violating the Purchaser Proprietary Rights, which infringement or violation would reasonably be expected to have a Purchaser Material Adverse Effect;

            (i) The entering to this Agreement or any of the herein Ancillary Agreements or the consummation of the transactions contemplated herein will not result in the loss or material impairment of any Material Purchaser Proprietary Rights based on any agreements between Purchaser and any third party pre-existing the Closing Date;

            (j) Except as would not have a Purchaser Material Adverse Effect, Purchaser has taken all commercially reasonable steps to protect and maintain Purchaser Proprietary Rights.

            Section 4.21 Security Measures. Purchaser takes security measures reasonably designed to enable Purchaser to assert trade secret protection in its non-patented technology.

            Section 4.22 Contributions. To the knowledge of the Management of Purchaser, neither Purchaser nor any employee or agent of, on behalf of or at the request of, Purchaser has made any payment of funds of Purchaser or received or retained any funds in violation of any state or federal law, rule or regulation.

            Section 4.23 Prior Offerings. All offers and sales of capital stock of Purchaser before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or "blue sky" laws.

            Section 4.24 Financial Capability; No Financing. Purchaser has and will have at the Closing sufficient funds to effect the payment due by it at the Closing Time and all other transactions contemplated by this Agreement. Purchaser is not subject to any third party financing commitments or arrangements in connection with the transactions contemplated hereby.

            Section 4.25 Purchase for Investment. Purchaser is aware that the Transferred Shares are not registered under the Securities Act, or under any state securities laws. Purchaser is purchasing such equity interests solely for investment, with no present intention to distribute any such equity interests to any Person, and Purchaser will not sell or otherwise dispose of such equity interests except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

            Section 4.26 No Undisclosed Liabilities. To the knowledge of the Management of Purchaser, as of the date hereof, Purchaser has no material liabilities or obligations, other than the liabilities and obligations (a) reflected or reserved in the latest consolidated balance sheets included in or incorporated by reference into the Purchaser Reports (including the notes thereto), disclosed in the Disclosure Schedules or otherwise known to Seller,
(b) incurred in the ordinary course of business subsequent to the date of latest consolidated balance sheet included in or incorporated by reference into the Purchaser Reports, or (c) as provided in this Agreement, Ancillary Agreements or the Disclosure Schedules.

            Section 4.27 Absence of Knowledge of Breach. As of the date hereof, the Management of Purchaser does not have knowledge of any breach by Seller or a Local Seller of any of their respective representations, warranties or covenants contained in this Agreement or any Ancillary Agreement that would entitle Purchaser to claim any rights under any provision of Article VII of this Agreement.

                                    ARTICLE V
                                    COVENANTS

            Section 5.1 Pre-Closing Covenants of Seller. During the period from the date hereof to the Closing, except as otherwise provided for in this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby, including, but not limited to, any disentanglement or separation of the Business by Seller or the Local Sellers pursuant to the Restructuring, or as disclosed in the Disclosure Schedules hereto, or as Purchaser shall otherwise consent in electronic mail or writing (which consent shall not be unreasonably withheld), Seller covenants and agrees, on behalf of itself and its Affiliates, with respect to the Business:

            (a) No Adverse Transaction. They will not enter into any transaction that would be reasonably expected to have a material and adverse effect on the business, operations, financial condition or results of operation of the Business taken as a whole or materially and adversely affect Purchaser's ability to purchase the Business as contemplated hereunder;

            (b) No Material Employee Benefits Increase. Subject to Section 5.9 hereof, they will not hire any new employee or consultant of the Business, nor increase the salary, wage, rate of compensation, severance or termination pay, commission, bonus or other direct or indirect remuneration payable to, or other compensation of, any Transferred Employee, or enter into any contract or other binding commitment in respect of any such increase nor amend, adopt or terminate any employee benefit plan or arrangement covering any Transferred Employee in any way that increases the amount of liability of the Business in respect of the Transferred Employees, in any case excluding (i) changes that are required by applicable law, (ii) to satisfy obligations under the terms of any agreement or plan in effect as of the date hereof, or (iii) increases in liability pursuant to the collective labor or similar agreements existing on the date of this Agreement;

            (c) Preservation of the Business. They will operate the Business in the ordinary and usual course of business, and use commercially reasonable efforts to: (i) preserve the present business organization intact; and (ii) preserve any business relationships with customers, suppliers and others having business dealings with the Business;

            (d) Assets. They will not sell, license, transfer, or otherwise dispose of any Assets and not subject any of the Assets to any further Encumbrance, other than (i) as reflected, reserved or otherwise disclosed in the Reference Balance Sheet, or (ii) in the ordinary course of business, consistent with past practice; provided, however, that the exclusion in (ii) above shall not apply to Encumbrances on Proprietary Rights.

            (e) Insurance. Other than where such coverage ceases to be available in the then prevailing insurance market, they will maintain insurance coverage of the Business at substantially presently existing levels; not permit any of the current insurance (or reinsurance) policies of the Business to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing substantially similar coverage to coverage remaining under those canceled, terminated or lapsed are in full force and effect;

            (f) Material Contracts. They will not enter into, terminate or amend in any material respect, any Material Contract, nor enter into, terminate or materially amend any lease for Real Property, nor take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or material default under, any Material Contract or lease for Real Property;

            (g) Debt. They will not incur or assume any indebtedness for borrowed money that would constitute an Assumed Liability, other than in the ordinary course of business;

            (h) Capital Expenditures. They will not make capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business, other than in the ordinary course of business not in excess of euro 50,000 in the aggregate;

            (i) Compliance with Laws. They will comply in all material respects with all Laws applicable in any material respect to the Business, the Assets and the Assumed Liabilities;

            (j) Certain Arrangements. They will not enter into any contract or transaction primarily relating to the Business pursuant to which Seller or its Affiliates receive prepaid royalties, prepaid engineering fees or provide prepaid services in excess of euro 50,000, or any transaction pursuant to which any party may consume or redistribute multiple licenses or services for one set fee; and

            (k) Related Party Transactions. They will not engage in any transaction with respect to the Business, on the one hand, with Seller or any Affiliate of Seller, on the other hand, other than in the ordinary course of business on an arm's length basis.

            (l) Catch All Provision. They will not enter into any agreement with respect to any of the foregoing.

            Any request by Seller hereunder shall be made in accordance with
Section 9.1 hereof, but without requiring a notice to anyone other than Purchaser, and shall be accompanied by a brief description of the purpose of such request. Purchaser shall respond to Seller's request within two (2) Business Days from the date such request is deemed to be duly made. Purchaser shall not unreasonably withhold its consent to any such request made by Seller.

            Section 5.2 Pre-Closing Covenants of Purchaser. During the period from the date hereof to the Closing, except as otherwise provided for in this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby or as disclosed in the Disclosure Schedules hereto, or as Seller shall otherwise consent in electronic mail or writing (which consent shall not be unreasonably withheld), Purchaser covenants and agrees, on behalf of itself and their Affiliates:

            (a) No Adverse Transaction. They will not enter into any transaction that would be reasonably expected to materially and adversely affect Purchaser's ability to purchase, or, to the knowledge of the Management of Purchaser, Seller's ability to sell, the Business as contemplated hereunder; and

            (b) No Changes in Capital Structure. They will not take any action that would have been prohibited by Section 3 of the Convertible Debenture if the Convertible Debenture was outstanding at the time of such action. If they take any action that would have resulted in any adjustment to the Conversion Rate (as defined in the Convertible Debenture) if the Convertible Debenture was outstanding at the time of such action, they will cause the Conversion Rate at the time of issuance of the Convertible Debenture to be appropriately adjusted to account for such action.

            (c) Catch All Provision. They will not enter into any agreement with respect to any of the foregoing.

            Any request by Purchaser hereunder shall be made in accordance with
Section 9.1 hereof but without requiring a notice to anyone other than Seller, and shall be accompanied by a brief description of the purpose of such request. Seller shall respond to Purchaser's request within two (2) Business Days from the date such request is deemed to be duly made. Seller shall not unreasonably withhold its consent to any such request made by Purchaser.

            Section 5.3 Other Pre-Closing Covenants and Certain Agreements.

            (a) Commercially Reasonable Efforts. Seller and Purchaser will use commercially reasonable efforts to take all action and to do all things, and will cause their Affiliates to take all action and do all things, necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements including, without limitation, fulfilling but not waiving the conditions precedent to the other party's obligations hereunder (including those contained in Article VI hereof), securing as promptly as practicable all consents, approvals, waivers and authorizations and making any filings required under applicable Law, including those required by the Competition Laws (and promptly filing any additional information requested as soon as practicable after receipt of request thereof) required in connection with the transactions contemplated hereby and agree to use such foregoing efforts to effect the Closing as soon as practicable; provided, however, that neither Seller nor Purchaser or any of their Affiliates shall be required to make any payment therefor, other than filing, recordation or similar fees payable to any Governmental Body, which fees shall be paid by Purchaser.

            (b) Ancillary Agreements; Plan of Distribution Agreement; Contract Research Agreement. At the Closing, Purchaser and Seller shall execute and deliver or cause the execution and delivery of the Ancillary Agreements, the Note, the Convertible Debenture, the Plan of Distribution Agreement and Contract Research Agreement, all substantially in the forms attached hereto.

            (c) Duty to Update. Seller and Purchaser shall have the continuing obligation until the Closing promptly to supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules; provided, however, that for the purpose of the rights and obligations of the parties under this Agreement and subject to the provisions of Section 7.9, any such supplemental or amended Disclosure Schedule shall not be deemed to have been disclosed as of the date of this Agreement and shall not be deemed to have remedied any misrepresentation or breach of any representation or warranty or covenant hereunder unless so agreed in writing by Purchaser and Seller.

            (d) Access. Subject to Section 9.12, at the request of Purchaser, Seller (i) will permit, and Seller will cause its Affiliates to permit, representatives of Purchaser to have access at reasonable times to the premises, properties, personnel, Books and Records (including Tax records), contracts and documents, of, or pertaining to, the Business, and (ii) will facilitate and, if requested, participate in, meetings, conferences and discussions between Purchaser and the customers of the Business; provided that Seller or its Affiliates may refuse such access, facilitation or participation if, in their reasonable judgment, such access, facilitation or participation would be prohibited by Law. In addition to any applicable provisions of the Non-Disclosure Agreement executed by Seller, on the one hand, and Purchaser, on the other, related to the subject matter of this Agreement, Purchaser will, and will cause its representatives and Affiliates to, (i) treat and hold as such any confidential information it receives from any of Seller, the Local Sellers or their respective Affiliates or representatives in the course of the reviews of the Business contemplated by this Section 5.3(d) or otherwise; (ii) will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever; and (iii) will return to Seller all tangible embodiments (and all copies) of such confidential information which are in its possession or the possession of any other person on its behalf or as a result of its delivery thereto.

            (e) Regulatory Approvals. Purchaser and Seller shall use, and shall cause their Affiliates to use, their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any applicable Competition Law that is required for the consummation of the transactions contemplated by this Agreement, which efforts shall include the proffer by Purchaser of its willingness to accept an order providing for the divestiture by Purchaser of such assets and operations as are necessary for Purchaser to fully consummate the transactions contemplated by this Agreement, and an offer to hold separate such assets and operations pending such divestiture.

            (f) No Negotiation or Solicitation. Until the Closing or the termination of this Agreement, Seller shall not, and shall cause its Affiliates to not (a) solicit, initiate, entertain, accept or encourage the submission of any proposal or offer from any Person relating to the direct or indirect acquisition of the Business or substantially all Assets, or (b) participate in any discussions or negotiations (and as of the date hereof, Seller shall immediately cease any discussions or negotiations that are ongoing) regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller shall notify Purchaser in writing if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing no later that three (3) Business Days after receipt of such offer or proposal.

            Section 5.4 Other Post-Closing Covenants.

            (a) Covenant Not to Compete.

                  (i) Seller understands that Purchaser shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by Law and that Purchaser would not have entered into this Agreement absent the provisions of this Section 5.4(a) and, therefore, for a period of thirty (30) months from the Closing Date, Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly, engage in any Competing Business in any jurisdiction in the world in competition with the Business.

            "Competing Business" means (A) speech processing telephony business activities and operations consisting of providing speech recognition, natural language understanding and dialog software technology for the telephony-network based services of voice activated dialing, directory assistance, voice portals and customer care/call center applications, and (B) voice control business activities and operations consisting of providing speech recognition and natural language understanding software technology for use on mobile or embedded platform, both (A) and (B), as at the date hereof and as of the Closing Date.

                  (ii) Section 5.4(a)(i) shall be deemed not breached as a
            result of the ownership by Seller or any of its Affiliates of:

                  (A) less than an aggregate of 10% of any class of stock of a person engaged, directly or indirectly, in the Competing Business; or

                  (B) less than 10% in value of any instrument of indebtedness of a person engaged, directly or indirectly, in the Competing Business.

                  (iii) Nothing in Section 5.4(a)(i) shall restrict Seller or its Affiliates from:

                  (A) carrying on or developing business activities and operations of the business unit currently known as Dictation Systems consisting of providing software technology, applications and solutions in the area of text generation by dictation, speech recognition, transcription, and/or correction, as currently conducted;

                  (B) acquiring or licensing any third-party speech recognition technology to be integrated into any of Seller's or its Affiliates' products or services outside of the Competing Business;

                  (C) designing, developing, marketing, selling or distributing any semiconductor IC's incorporating speech recognition technology, and voice control technology;

                  (D) acquiring the whole or any part of a person which carries on the Competing Business or the whole or any part of a business which includes the carrying on of the Competing Business, except that where more than 10% of the revenues of the person or of the business acquired as set out in the latest available audited accounts of that person or business consists of the Competing Business, Seller shall use its reasonable efforts to dispose of such Competing Business as promptly as practicable;

                  (E) acquiring or holding any interest in any joint venture (whether incorporated or unincorporated), except where such joint venture is a subsidiary of Seller; provided that less than 10% of the turnover or the income of such joint venture is generated, directly or indirectly, by the Competing Business.

                  (iv) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to ARTICLE VII and other remedies at law would be inadequate in the case of any breach of the covenants contained in
            Section 5.4(a)(i). Purchaser shall be entitled to seek equitable relief, without posting a bond, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

                  (v) Notwithstanding anything to the contrary, this Section
            5.4(a) shall not apply to any transaction in which a third party is acquiring a majority equity interest in Purchaser or Purchaser is transferring or is otherwise combining all or a substantial portion of its business to or with a third party (regardless of the form of such transaction).

            (b) Nonsolicitation. For a period of 18 months following the Closing Date, Seller agrees to use its reasonable endeavors to procure that it and its group will not solicit the services of any Key Employees. Notwithstanding the foregoing, this Section 5.4(b) shall not prevent Seller Group from (i) employing any person who contacts Seller Group on his or her own initiative without solicitation by Seller Group and (ii) making general searches for employees by use of advertisements or the media which are not directly targeted at the Key Employees and from employing any such persons as a result of such searches.

            (c) Litigation Support. In the event and for so long as Purchaser, Seller or any Local Seller actively is contesting or defending against any charge, complaint, suit, hearing or investigation of a third party in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, action, failure to act or transaction on or prior to the Closing Date involving the Business, all Parties will cooperate, and Seller shall cause the Local Sellers to cooperate with such Party and such Party's counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party except to the extent the contesting or defending Party is entitled to indemnification therefor hereunder.

            (d) Cooperation and Access to Financial Books and Records. If required by Seller or any Local Seller for the purpose of the preparation of Tax filings (in addition to any rights granted in subsections (e) or (f) below) and/or financial reporting or internal review, Purchaser will provide, and will cause its Affiliates and the Transferred Subsidiary to provide, all reasonable cooperation to Seller or the Local Seller in regard thereto until 12 months after the expiration of the applicable statute of limitations. Such cooperation in any event shall include that Purchaser, if so requested by Seller or the Local Seller for this purpose, give reasonable access, and shall cause its Affiliates and the Transferred Subsidiary to give access, to all relevant books and relevant financial records relating to the Transferred Subsidiary and the Business and shall allow Seller and the Local Seller to make copies thereof at Seller's expense.

            (e)   Tax Matters.

                  (i) Seller shall be responsible for and shall pay all Taxes, and file all related Tax Returns concerning the Transferred Subsidiary for any taxable period or portion thereof prior to the Closing. In addition, to the extent Buyer is held liable for Taxes connected to the Business relating to periods prior to Closing, Seller shall be responsible for and shall pay all Taxes and file all related Tax Returns concerning the Business (other than the Transferred Subsidiary) relating to any taxable period or portion thereof prior to the Closing. To the extent Buyer is held liable for Taxes related to this agreement and as a result of any tax sharing, indemnity or allocation arrangements entered into by Seller or Seller's group, Seller shall be responsible for and shall pay such Taxes.

                  (ii) Restructuring and Transfer Taxes. All Taxes to which a
            Transferred Subsidiary is or becomes subject to as a result of (A) Seller's internal corporate restructuring of the Business for the purposes of effecting the transactions contemplated hereunder, and
            (B) the transfer of the Transferred Subsidiary to Purchaser at Closing as contemplated hereunder, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, in any such cases on an after-tax basis within the Transferred Subsidiary, taking into account, without limitation, any related deductions available, shall be borne by Seller, except for (X) transfer taxes, documentary, filing and recordation taxes, stamp duties, and any other such taxes levied on the transfer of the Business, the Transferred Shares or the Assets, which shall be borne by Purchaser or the relevant Local Purchaser, and (Y) all Sales Taxes levied on the transfer of the Business, the Transferred Shares or the Assets, which shall be borne 75% by Purchaser or the relevant Local Purchaser and 25% by Seller or the relevant Local Seller, in each case, net of refunds actually or constructively received or credits actually or constructively used. Any Taxes or fees resulting from any subsequent transfer or encumbrance, other than by Seller or a Local Seller to Purchaser or a Local Purchaser at Closing hereunder, of all or any portion of the Business or any assets or liabilities thereof on or subsequent to the Closing shall be borne entirely by Purchaser.

                  (iii) Purchaser's Claiming, Receiving or Using Refunds and
            Overpayments. If, after the Closing, Purchaser or its Affiliates (1) receive any refund, or (2) utilize the benefit of any overpayment or tax credit, in respect of Taxes of the Transferred Subsidiary or of Seller or its Affiliates in respect of the Business that (x) is not reflected as an asset (or reduction of a provision) on the Reference Balance Sheet and (y) relates to Taxes that (A) were paid by Seller, the Local Sellers or the Transferred Subsidiary prior to the Closing Date or by Seller, any Affiliate of Seller or the Transferred Subsidiary prior to the Closing or (B) were the subject of indemnification by Seller pursuant to Article VII hereto, Purchaser shall promptly transfer, or cause to be transferred to Seller, the entire amount of the refund or overpayment or credit (including interest accrued thereon) received or utilized by Purchaser, its Affiliates or the Transferred Subsidiary. Purchaser agrees to notify Seller promptly of both the discovery of a right to claim any such refund or overpayment or credit and the receipt of any such refund or utilization of any such overpayment or credit. Purchaser agrees to claim any such refund or to utilize any such overpayment or credit, if available with respect to the Transferred Subsidiary, and to furnish to Seller all information, records and assistance necessary to verify the amount of the refund or overpayment or credit.

                  (iv) Sales Taxes. The Purchase Price and any other sum payable by Purchaser or a Local Purchaser under this Agreement or a Local Asset Transfer AGREEMENT shall be exclusive of any form of Taxes levied by reference to added value or sale of goods or services (including, without limitation, all such value added taxes and sales taxes as may be levied in accordance with Directive 77/388/EEC) whenever and wherever imposed ("Sales Taxes"). Seller and Purchaser shall and shall procure respectively that each Local Seller and each Local Purchaser use all reasonable endeavors to secure that the sale of the Business insofar as it is carried on in the European Union is treated as neither a supply of goods nor a supply of services for the purposes of Sales Taxes applicable in the relevant member state and insofar as it is carried on outside the European Union qualifies for any such relief or exemption from Sales Taxes as may be available under applicable Laws. If any Sales Taxes are levied on the transfer of the Business (or a portion thereof) under this Agreement or a Local Asset Transfer Agreement, Purchaser shall, or shall procure that the relevant Local Purchaser shall, in addition to the Purchase Price as may be payable under the relevant agreement, pay to Seller or the Local Seller (as the case may be) 75% of the amount of any Sales Taxes which is levied on the sale of the Business (or any portion thereof), net of refunds actually or constructively received or credits actually or constructively used, within five Business Days after receipt of a valid Sales Taxes invoice, together with any interest and, insofar as the same arise as a result of a default or omission on the part of Purchaser or a Local Purchaser, any penalties, other than interest arising solely as a result of Seller or a Local Seller failing to account for such Sales Taxes to the relevant authority after receipt thereof from Purchaser or a Local Purchaser. Seller or the relevant Local Sellers shall bear the balance of such Sales Taxes. For the avoidance of doubt, in no event shall any multiple payments be required under Section 5.4(e)(ii) and this Section 5.4(e)(iv) with respect to a Sales Tax with respect to the same event.

                  (v) Assistance and Cooperation. After the Closing Date, each of Seller and Purchaser shall:

                  (A) assist (and cause their respective affiliates to assist) the other Party in preparing any Tax Returns or reports which such other Party is responsible for preparing and filing in accordance with this section;

                  (B) cooperate fully in preparing for any audits of, or disputes with any taxing authorities regarding, any Tax Returns with respect to the Transferred Subsidiary;

                  (C) make available to the other Party and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Transferred Subsidiary;

                  (D) provide timely notice to the other in writing of any pending or threatened tax audits or assessments with respect to which the other may have a liability under this section; and

                  (E) furnish the other with copies of all correspondence received from any taxing authority in connection with any such tax audit or information request.

            (f) Maintenance of Purchaser Books and Records. Until the applicable statute of limitations (including periods of waiver) has run for any Tax Returns filed or required to be filed covering the periods up to and including the Closing Date, Purchaser shall, and shall cause its Affiliates or the Transferred Subsidiary to, retain all Books and Records with respect to the Business in existence on the Closing Date and after the Closing Date will provide Seller and any Local Seller access to such Books and

Records for inspection and copying at Seller's sole expense by Seller or the Local Seller or their respective agents upon reasonable request and upon reasonable notice. After the expiration of such period, no such Books and Records shall be destroyed by Purchaser without first advising Seller in writing and giving Seller or the Local Seller a reasonable opportunity to obtain possession thereof, any costs of transferring such Books and Records to be paid by Seller.

            (g) Access to Seller Books and Records Regarding Tax. Following the Closing, if required by Purchaser or the Transferred Subsidiary in connection with any Tax Return or for the preparation of tax filings, Seller agrees, and shall cause the Local Sellers to agree, to use reasonable efforts to provide or arrange access to all relevant books and financial records of Seller directly relating to the Transferred Subsidiary and the Business prior to the Closing and, to the extent the information contained therein is not also contained in the Books and Records transferred to Purchaser at the Closing, shall allow Purchaser or the Transferred Subsidiary, on such reasonable terms and conditions determined by Seller, to make and keep copies of the portions of such books and financial records directly related to the Business prior to the Closing at Purchaser's sole expense; provided that in addition to any other terms established by Seller or the Local Sellers any information contained in such books and financial records which does not relate to the Transferred Subsidiary and the Business prior to the Closing need not be made available and in the event of disclosure of such information shall remain and be treated as confidential by Purchaser and the Transferred Subsidiary in accordance with the terms applicable to confidential information set forth in Section 5.3(d).

            (h) Further Assurances. Without affecting the terms of this Agreement or the Ancillary Agreements, at any time after the Closing Date, Seller and Purchaser shall, and Seller shall cause the Local Sellers to promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any other assurances or documents reasonably requested by Seller, the Local Sellers, Purchaser or their respective designees, as the case may be, and necessary for Seller, the Local Sellers, Purchaser or their respective designees, as the case may be, to give effect to this Agreement.

            (i)   Equitable Assignment.

                  (i) Notwithstanding anything to the contrary contained in this
            Agreement, to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Purchaser or the Local Purchasers, as required hereunder, of any Assets is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall occur notwithstanding the foregoing (unless Purchaser shall in good faith determine that the inability to sell, assign, transfer, convey or deliver any of such Assets would be reasonably likely to have a Material Adverse Effect on the Business), without any adjustment to the Purchase Price and this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery thereof.

                  (ii) Following the Closing, the Parties shall use commercially reasonable efforts and shall cooperate with each other, to obtain as promptly as practicable such authorizations, approvals, consents or waivers referenced in clause (i) above; provided, however, that none of Seller, the Transferred Subsidiary or Purchaser or any of their Affiliates shall be required to make any payment therefor, other than filing, recordation or similar fees payable to any governmental authority, which fees shall be paid by Purchaser. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any reasonable and lawful arrangements, to be effective from and after the Closing Date, designed to effectively transfer to Purchaser or the Local Purchasers the rights and benefits of, and entitlements to exercise Seller's or the Local Sellers' rights under, and effectively cause Purchaser to assume all liabilities and costs (to the extent such liabilities and costs are Assumed Liabilities hereunder) with respect to, such Assets. Once such authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any Assets not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Seller shall assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Assets to Purchaser or the Local Purchasers for no additional consideration. Except as contemplated by this Agreement, to the extent that any such Assets cannot be transferred or the full benefits of, rights to use and liabilities of use of any such Assets cannot be provided to Purchaser or the Local Purchasers following the Closing pursuant to this Section 5.4(i), Purchaser, Seller and the Transferred Subsidiary shall, and shall cause their Affiliates to, enter into such arrangements, to be effective from and after the Closing Date, as permitted by law (including subleasing or subcontracting, if permitted) to provide to Purchaser the economic (taking into account Tax costs and benefits) and operational equivalent of obtaining such authorization, approval, consent or waiver, the performance by Purchaser or the Local Purchasers of the obligations thereunder and the effective transfer to Purchaser or the Local Purchasers of the rights and benefits of, and entitlements to exercise Seller's or the Local Sellers' rights under, and the effective assumption by Purchaser or the Local Purchasers of all liabilities and costs (to the extent such liabilities and costs are Assumed Liabilities hereunder) with respect to, such Assets. Seller and its Affiliates shall hold in trust for and pay to Purchaser promptly upon receipt thereof such Assets and all income, proceeds and other monies received by Seller or any of its Affiliates in connection with its use of any such Assets in connection with the arrangements under this Section 5.4(i). Seller and its Affiliates shall be permitted to set off against such amounts any direct costs (it being understood that Seller does not waive any claim for indirect costs) associated with the retention and maintenance of such Assets.

            (j) Seller and Purchaser Cooperation Regarding Payables and Receivables.

                  (i) Any amounts (A) paid by Seller or a Local Seller to
            satisfy any account payable that is an Assumed Liability after the Closing Date, and (B) received by Seller or a Local Seller after the Closing Date in satisfaction of accounts receivable that are Assets hereunder (to the extent such amounts have not already been transferred to Purchaser), shall be determined by Seller every 30 days following the Closing Date on an ongoing basis by netting any such amounts paid with any such amounts received, as applicable, and such net amount shall be the "Seller Corrected Receivable and Payable Amount".

                  (ii) Any amounts (A) paid by Purchaser or the Transferred
            Subsidiary in respect of any Seller business to satisfy any account payable which is not an Assumed Liability and (B) received by Purchaser or the Transferred Subsidiary in satisfaction of any account receivable that is not an Asset hereunder any Assumed Liabilities, shall be determined by Purchaser every 30 days following the Closing Date on an ongoing basis by netting any such amounts paid with any such amounts received, as applicable, and such net amount shall be the "Purchaser Corrected Receivable and Payable Amount".

                  (iii) On an ongoing basis following the Closing Date, unless otherwise agreed, Seller and Purchaser shall net and promptly settle as between each of them the Seller Corrected Receivable and Payable Amount and the Purchaser Corrected Receivable and Payable Amount.

            (k) Purchaser shall at all times reserve and keep available out of its authorized but unissued Purchaser Common Shares, solely for the purpose of affecting the conversion of the Convertible Debenture, such number of Purchaser Common Shares as shall from time to time be sufficient to effect the conversion of the Convertible Debenture, and if, at any time, the number of authorized but unissued Purchaser Common Shares shall not be sufficient to effect the conversion of the Convertible Debenture, Purchaser shall take such corporate action as may be necessary to increase its authorized but unissued Purchaser Common Shares to sufficient number.

            Section 5.5 Third Party Confidentiality Agreements. As promptly as practicable after the date hereof, Seller shall request that all parties who received any confidential or proprietary information of or relating to the Business since January 1, 2002 in connection with the proposed sale of the Business either return or destroy such confidential or proprietary information in accordance with the provisions of the applicable confidentiality agreement.

            Section 5.6 Financial and Other Required Information. Seller shall cause its Affiliates, officers, employees and shall use commercially reasonable efforts to cause its auditors and other representatives to cooperate with and assist Purchaser, as Purchaser may reasonably request, to enable Purchaser to prepare, in connection with the Purchase, the Current Report on Form 8-K and any additional amendments or supplements thereto required by the Exchange Act and the rules and regulations promulgated thereunder. In connection therewith, Seller shall use commercially reasonable efforts to, as promptly as practicable after the date hereof, prepare the Audited Financial Statements and such other financial statements (audited, if required) and other information to the extent required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Current Report on Form 8-K (including any amendments or supplements thereto) and other filings required to be made by Purchaser in connection with the Purchase, and shall use commercially reasonable efforts to deliver such statements and information to Purchaser prior to the Closing. Such financial statements (audited, if required) shall be prepared from the books and records of the Business (in each case, as of the date of such financial statements) and in conformity with the requirements of the Exchange Act and rules and regulations promulgated thereunder. Purchaser shall, and shall cause its Affiliates, officer, employees and other representative to, provide all requested assistance to, and fully cooperate with, Seller and its Affiliates, officers, employees, auditors and other representatives in fulfilling Seller's obligations under this Section 5.6.

            Section 5.7 Seller's Right to Observe Purchaser's Board of Directors. For as long as Seller is deemed under the SEC rules to be a beneficial owner of at least 3% of Purchaser's outstanding capital stock, Purchaser shall arrange for a Seller's representative (i) to observe (in person, by telephone or otherwise) all meetings of Purchaser's board of directors and all meetings of the committees of Purchaser's board of directors open to all Purchaser's directors, (ii) to receive, simultaneously with Purchaser's directors, copies of all notices, resolutions, written consents and all other documents (in draft and final forms) distributed to Purchaser's directors, (iii) to conduct inspections and obtain copies of all Purchaser's books and records available for inspection to Purchaser's directors, and (iv) to have access to Purchaser's directors and executive officers.

            Section 5.8 Seller Research and Development Group. Subject to and pursuant to the terms of the Contract Research Agreement, Seller shall afford Purchaser and its employees reasonable access to and use of, at no additional charge, during the period ending on June 30, 2004, Philips Research. After the completion of such period, Seller agrees to negotiate in good faith with Purchaser regarding terms and conditions for further access to and use of Philips Research.

            Section 5.9 Employee Relations and Benefits.

            (a) The parties hereto intend that there shall be continuity of employment with respect to all Transferred Employees as follows; (i) where the Transferred Employees are employed by a Transferred Subsidiary, the employment of such Transferred Employees shall not be terminated upon the Closing and the rights, powers, duties, liabilities and obligations of Seller to or in respect of such Transferred Employees in respect of any contract of employment with such Transferred Employees in force immediately before the Closing shall be transferred to Purchaser and/or one of its Affiliates in accordance with those local employment laws and together with the transfer of the Transferred Shares,
(ii) where local employment laws provide for an automatic transfer of employees upon the transfer of a business as a going concern, the employment of the employees shall not be terminated upon the Closing and the rights, powers, duties, liabilities and obligations of Seller to or in respect of the employees in respect of any contract of employment with the employees in force immediately before the Closing shall be transferred to Purchaser and/or one of its Affiliates in accordance with those local employment laws, and (iii) where the local employment laws do not provide for the automatic transfer of employees upon the transfer of a business or part of a business as a going concern (or in any jurisdiction where the local employment laws do provide for the automatic transfer of employees upon the transfer of a business or part of a business as a going concern but for any reason any employee does not transfer by operation of law), Purchaser and/or one of its Affiliates shall offer employment to the Transferred Employees commencing on the Closing Date or upon the return of any such Transferred Employee to active employment.

            (b) Starting on the Closing Date and ending on the date 1 year after the Closing Date, each Transferred Employee that is a U.S. Employee shall be eligible to participate in employee benefit and severance plans, agreements, programs, policies and arrangements of Purchaser and/or one of its Affiliates (the "Purchaser Plans") that are not less favorable in the aggregate than the employee benefit plans, programs and arrangements in effect with respect to similarly situated employees of Purchaser. Each Transferred Employee that is not a U.S. Employee shall be employed by Purchaser on terms as required by local employment laws or in accordance to local custom in the United Kingdom, the Netherlands, and France. Nothing in this Section 5.9(b) shall be construed to entitle any Transferred Employee to continue his or her employment with Purchaser or an Affiliate of Purchaser.

                  (c) Seller (i) shall use commercially reasonable efforts to cooperate with Purchaser to effect the transfer of employment of the Transferred Employees to Purchaser and/or one of its Affiliates, (ii) shall not engage in any activity intended to discourage any Transferred Employee from accepting an offer of employment from Purchaser and/or one of its Affiliates and (iii) shall use commercially reasonable efforts to provide that Transferred Employees (other than Transferred Employees who have applied for a position outside the Business prior to the date hereof) will not be employed or offered employment by businesses of Seller (other than the Business) after the date hereof and prior to the Closing Date; provided, however, that Seller and its Affiliates shall be permitted to take any action they are legally required to take in order to comply with local employment laws.

            (d) Subject to Section 5.15, Purchaser shall assume and shall indemnify Seller and the Local Sellers against all liabilities and obligations to provide any severance to (i) any U.S. Employee who is not offered employment by Purchaser and/or one of its Affiliates pursuant to Section 5.9(a), (ii) any U.S. Employees who are entitled to severance under Purchaser's severance policy due to Purchaser's noncompliance with Section 5.9(a) and (iii) any U.S. Employee whose employment is terminated by Purchaser or its Affiliates following the Closing Date; provided, however, Purchaser shall not assume or indemnify Seller or its Local Sellers for any severance due under a Plan.

            (e) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee with respect to claims incurred by such Transferred Employees or their covered dependents prior to the Closing. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents after the Closing shall be the responsibility of Purchaser. For purposes of this paragraph, a claim is deemed incurred: in the case of health, dental and/or prescription drug benefits, upon the provision of services, materials or supplies with respect to the claim; in the case of life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits; in the case of short-term disability and long-term disability benefits, upon the date on which an individual has been absent from active employment for the requisite period of time and has been diagnosed with an injury or illness that reasonably qualifies the individual for short-term disability or long-term disability benefits under the applicable plan; and in the case of workers compensation benefits, when the event giving rise to the benefits occurs.

            (f) Except as required by applicable law or as may be agreed to by Seller and Purchaser, or as reflected otherwise in the Actuarial Memorandum, as of the Closing Date the Transferred Employees shall cease to accrue further benefits under the employee benefit plans and arrangements maintained by Seller and its Affiliates and shall commence participation in the Purchaser Plans. Seller shall take all necessary actions to fully vest the Transferred Employees in their account balances under the Philips Electronics North America Corporation Employee Savings Plan ("Seller's 401(k) Plan") or any other qualified profit-sharing plan maintained by Seller. Purchaser shall take all steps necessary to permit each such Transferred Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from Seller's 401(k) Plan, if any, to roll such eligible rollover distribution as part of any lump sum distribution to the extent permitted by Seller's 401(k) Plan into an account under Purchaser's Employee Savings Plan ("Purchaser's 401(k) Plan"). With regard to Transferred Employees who are not U.S. Employees, in the event of any conflict between the terms of the Actuarial Memorandum and the terms of this Section 5.9, the terms of the Actuarial Memorandum shall prevail.

            (g) With respect to any plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by Purchaser, Purchaser shall (i) cause there to be waived any pre-existing condition and waiting periods and (ii) if the Closing Date occurs after February 15, 2003, give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, U.S. Employees with respect to similar plans maintained by Seller and its Affiliates immediately prior to the Closing Date.

            (h) U.S. Employees shall be given credit for all service with Seller or any of its Affiliates, to the same extent as such service was credited for such purpose by Seller, under each Purchaser Plan in which such U.S. Employees are eligible to participate for purposes of eligibility, vesting and benefit accrual (other than under a defined benefit pension plan in which no assets are transferred pursuant to this Agreement).

            (i) With respect to any accrued but unused vacation time (including flexible time-off and sick pay accrued under the applicable vacation policy) to which any Transferred Employee is entitled pursuant to the vacation policy applicable to such Transferred Employee immediately prior to the Closing Date, Purchaser shall assume the liability for such accrued vacation and allow such Transferred Employee to use such accrued vacation or pay such accrued vacation to the Transferred Employee immediately following the Closing Date (to the extent required by applicable law).

            (j) Seller agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act ("WARN") and any other applicable U.S. Law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting U.S. Employees and occurring on or prior to the Closing (other than employment terminations and other events resulting from the affirmative action of Purchaser or its Affiliates). Purchaser shall indemnify and hold harmless Seller and the Local Sellers with respect to any liability under WARN or other applicable law arising from the actions (or inactions) of Purchaser or its Affiliates after the Closing Date.

            (k) (i) Purchaser shall indemnify and hold harmless Seller and the Local Sellers with respect to any liability under COBRA or other applicable U.S. law arising from the actions (or inactions) of Purchaser or its Affiliates after the Closing Date. Seller shall retain all liabilities, including with respect to any Qualifying Event (as defined in Treasury Regulation section 54.4980B-4, Q&A-1), under COBRA incurred on or prior to the Closing Date or arising as a result of the transactions contemplated hereby. Notwithstanding the immediately preceding sentence, to the extent required by Treasury Regulation section 54.4980B-9, Q&A-8(c), Purchaser shall perform all obligations under COBRA and the foregoing provisions of the Code and ERISA with respect to each employee of Seller who is an "M&A qualified beneficiary" with respect to the transactions contemplated by this Agreement, as such term is defined by Treasury Regulation section 54.4980B-9, Q&A-4.

            (l) To the extent Legally Required, as of the Closing Date, the liabilities of the Versorgungswerk der Deutschen Philips Unternehmen (the "Versorgungswerk Plan") in respect of the Transferred Employees who are not U.S. Employees (the "Retirement Plan Liabilities") shall be assumed by Purchaser or an Affiliate of Purchaser. To the extent such Retirement Plan Liabilities are so assumed then, at the option of the Purchaser (i) to the extent permitted by applicable Law, assets from the Versorgungswerk Plan equal to the value of the Retirement Plan Liabilities with respect to services performed through the Closing Date by the Transferred Employees who are not U.S. Employees and are members of the Versorgungswerk Plan (such value to be referred to as "Asset Transfer Value") shall be transferred by Seller within one month after the Closing Date (unless an alternative time is agreed to by Seller and Purchaser) to a trust, insurance arrangement or similar vehicle (whichever is allowed by Law), in form and substance and with such terms and conditions as are acceptable to Purchaser or (ii) Purchaser may become a participating employer, as of the Closing Date, in the Versorgungswerk Plan. The actuarial assumptions to calculate the Asset Transfer Value shall be reasonably determined by Seller and Purchaser prior to the Closing Date pursuant to applicable Laws and applicable actuarial standards. To the extent Seller and Purchaser cannot agree on the actuarial assumptions to calculate the Asset Transfer Value then the parties shall engage a third party actuary to make such a determination prior to the Closing Date. Seller shall take all actions necessary to accomplish the foregoing, including but not limited to taking any appropriate board action.

                  (ii) In case of any pension plan covering Transferred
            Employees that is set forth in Schedule in the Actuarial Memorandum which is funded by way of a book reserve, the liability value relating to the employment of the Transferred Employees covered by such pension plans shall be transferred as provided in Section 2.3.

            (m) If requested by Purchaser, Seller shall provide to Purchaser, with respect to each Transferred Employee that is a U.S. Employee, such employee's name, position held, annual base salary, annual target incentive compensation and date of hire. Upon the reasonable good faith request of Purchaser, Seller shall provide Purchaser with other reasonable information necessary to comply with the terms of this Section 5.9.

            Section 5.10 Employee Consultation. Seller and Purchaser shall, and shall cause their respective Affiliates to, comply with all obligations either under the Transfer Regulations or other national laws to provide information to the other party for onward transmission to Transferred Employees or employee representatives and/or to provide such information directly to Transferred Employees or employee representatives. Seller and Purchaser shall indemnify each other against all Losses resulting from any failure to provide such information in a timely manner. Purchaser shall accept and be responsible for the outcome of any consultation procedures under applicable codetermination legislation applicable in member countries of the European Union.

            Section 5.11 Insurance Matters. Purchaser acknowledges that the policies and insurance coverage maintained on behalf of the Business are part of the corporate insurance program maintained by Seller (the "Seller Corporate Policies"), and such coverage will not be available or transferred to Purchaser or any of its Affiliates. In furtherance and not in limitation of the foregoing, Purchaser agrees not to and to cause each of its Affiliate not to bring any claim for recovery under any of the Seller Corporate Policies, whether or not such Person may be so entitled in accordance with the terms of such Seller Corporate Policies. Furthermore, Purchaser agrees that if at any time in the future it shall sell, directly or indirectly, the shares of capital stock of any entity into which it transfers the assets or liabilities of the Business, it shall use reasonable efforts to obtain the express agreement of the direct or indirect purchaser of such entity to the matters set forth in this Section 5.11.

            Section 5.12 Names Following Closings.

            (a) Purchaser acknowledges that the PHILIPS name, marks and logos (collectively, the "Retained Trademarks") are and shall remain the property of Seller and that, except as otherwise set forth in this Section 5.12, nothing in this Agreement or any Ancillary Agreement shall transfer or license or shall operate as an agreement to transfer or license any right, title or interest in the Retained Trademarks to Purchaser or any Affiliate of Purchaser.

            (b) Except as set forth in Section 5.12(c), Purchaser agrees that it shall not, and shall cause its Affiliates and, following the Closing, the Transferred Subsidiary not to use any trademarks or business or corporate names or logos of Philips or consisting of or incorporating the Retained Trademarks, or any trademark or business or corporate name or logo confusingly similar to the foregoing in relation to any goods or services or in the conduct of their respective businesses from time to time.

            (c) For the shorter of (i) the 6 month period immediately following the Closing Date or (ii) until all existing product inventories whose Retained Trademarks cannot be permanently masked over have been depleted, the Transferred Subsidiary shall have the right to use (i) the Retained Trademarks, but only to the extent and only in the manner used by Seller in the conduct of the Business immediately prior to the Closing Date, and to the extent used on printed materials, only on such materials prepared by Seller in the conduct of the Business prior to the Closing Date; and (ii) on-hand product boxes and related materials bearing the Retained Trademarks, as printed and as used immediately prior to the Closing Date; provided, however, that any goods or services provided in connection with the Retained Trademarks shall be of similar quality as those provided historically in connection with the Retained Trademarks. No later than the expiration of such period, Purchaser and the Transferred Subsidiary must (A) permanently cease all uses of the Retained Trademarks and all derivations thereof or designations confusingly similar to the Retained Trademarks, including without limitation on letterhead and signage, in telephone listings, advertising and trade directories, and in connection with governmental permits, provided that non-promotional uses of the Retained Trademarks for historical reference as required by law shall be permitted. No later than 7 months after the Closing Date, Purchaser shall certify that it and the Transferred Subsidiary have complied with the foregoing provisions of this
Section 5.12. Except as otherwise provided in this Section 5.12, neither Purchaser nor the Transferred Subsidiary will or will assist others to (x) use or claim ownership of any trademarks, service marks or trade names owned or legitimately claimed by Seller as of the Closing Date (including without limitation the Retained Trademarks), or derivatives thereof, or designations confusingly similar to the foregoing; (y) file, maintain or acquire registrations or applications for registration for any of the foregoing designations, whether as trademarks, Internet domain names, or otherwise; or (z) challenge, oppose, or move to cancel or expunge Seller's interest in such designations or any associated registrations and applications for registration. Seller may prior to the Closing cause the Transferred Subsidiary to change their respective corporate names, if necessary, to a name that does not include the Philips name or any name intended or likely to be confused or associated with the Philips name.

            Section 5.13 Intracompany Debt; Special Dividend. At or prior to the Closing, Seller shall cause any and all intracompany debt to be repaid in full and extinguished, such that no indebtedness to Seller or its Affiliates by the Transferred Subsidiary or Purchaser or its Affiliates shall exist after the Closing. Notwithstanding anything to the contrary contained in this Agreement and subject to applicable law, immediately prior to the Closing the Transferred Subsidiary may declare and pay to holders of its capital stock a special dividend equal to all or a portion of the unrestricted cash or cash equivalents held by the Transferred Subsidiary immediately prior to the Closing. If for any reason, the Transferred Subsidiary may not transfer to Seller any portion of the cash and cash equivalents held by the Transferred Subsidiary immediately prior to the Closing, then, as soon as practicable after the Closing, Purchaser shall pay to Seller in immediately available funds an amount equal to all the cash and cash equivalents held by the Transferred Subsidiary immediately after the Closing.

            Section 5.14 Sales to Seller and Affiliates. Seller shall, or shall cause its Affiliates to, purchase or license speech and language products on an arm's length basis from Purchaser for a period ending on December 31, 2003 for the total aggregate amount of euro 2 million. Purchaser shall sell or license such products to Seller or its Affiliates at the prices and on the terms at least as favorable to Seller and its Affiliates as the best prices and terms offered by Purchaser to any Person in transactions comparable in scope and volume. For purposes of this Section 5.14 if an Affiliate of Seller is deemed to be an Affiliate of Seller at some moment during such period ending on December 31, 2003, such Affiliate of Seller shall be deemed to be an Affiliate of Seller during the entire such period. Seller's obligations under this Section 5.14 shall be automatically discharged in full if Purchaser is unable to timely fulfill its license and product delivery obligations in a manner reasonably satisfactory to Seller.

            Section 5.15 German Labor Costs; German Lease.

            (a) The employees of the Business, with either primary place of employment in Germany or with their employment relationship governed by German law (the "German Employees") shall be noted as such on Schedule 5.10. Immediately after the execution of this Agreement, Seller shall establish a non-cash reserve account with the initial notional reserve amount of euro 5,000,000 (the "German Liability Reserve Account") that will be used solely to account for any and all liabilities and obligations of Purchaser, Purchaser's Affiliates, Seller or Seller's Affiliates that are paid or accrued during the German Liability Period with respect to: (i) severance payments and all other claims and costs (including accrued vacation) arising out of or related to the employment relationship and/or its termination incurred prior to or by termination of the respective employment relationship, (ii) severance payments and all other claims and costs (including accrued vacation) arising out of or related to the employment relationship and/or its termination incurred prior to or by termination of the respective employment agreement with respect to those German Employees who elect not to transfer to Purchaser or one of its Affiliates, (iii) severance payments and all other claims and costs (including accrued vacation) arising out of or related to the employment relationship and/or its termination incurred prior to or by termination of the respective employment relationship with respect to those German Employees who resign from employment with Purchaser or one of its Affiliates, (iv) severance payments and all other claims and costs (including accrued vacation) arising out of or related to the employment relationship incurred prior to or by termination of the respective employment relationship and/or its termination post-Closing compensation with respect to those German Employees who are identified by Purchaser on the earlier of (A) 15th day after reaching agreement with the works counsel, or (B) 90th day after, the Closing Date as being redundant and targeted for termination prior to the end of the German Liability Period, (v) severance payments and all other claims and costs (including accrued vacation) arising out of or related to the employment relationship and/or its termination incurred prior to or by termination of the respective employment relationship with respect to those German Employees that are "involuntarily terminated," as reasonably determined by Purchaser, (vi) up to euro 450,000 of the costs and expenses associated with the termination or restructuring of the Aachen Lease as provided in Section 5.18, and (vii) all reasonable legal fees associated with the above referenced actions; collectively, (i) through (vi) shall be referred to as the "German Indemnified Liabilities"; provided, however, that the "German Indemnified Liabilities" shall not include either (A) any severance payments or other claims or costs (including accrued vacation) related to the employment relationship and/or its termination incurred at any time in connection with the respective employment relationship with respect to any German Employees whose employment terminates subsequent to the termination of employment of 60% of the German Employees employed by Seller or its

Affiliates as of the date of this Agreement, or (B) any expenses or other claims and costs arising out of or related to the employment relationship and/or its termination of any German Employee who (i) has been intentionally mislead by Seller as to the Restructuring and the transfer of the Transferred Shares to Purchaser, and (ii) objects to the transfer to the Transferred Subsidiary after the one month period following the initial dissemination of information pursuant section 613a of German Civil Code.

            (b) Seller shall pay directly any costs and expenses it incurs with respect to German Indemnified Liabilities. Within five (5) Business Days after the end of each month (beginning with the first full month following the date hereof), Seller shall deliver to Purchaser a statement which shall set forth in detail the total costs and expenses incurred by Seller in connection with the German Indemnified Liabilities for the preceding month (the "Monthly Seller Labor Costs Statement"). Purchaser shall, within five (5) Business Days of receipt of each Monthly Seller Labor Costs Statement, raise any objections to the amounts set forth in such statement it may have and deliver a written description thereof to Seller. If Purchaser does not deliver an objection to Seller within such five (5) Business Day period, the Monthly Seller Labor Costs Statement so delivered shall be final, binding and conclusive on both Seller and Purchaser with respect to the liabilities of the month in question. Within three
(3) Business Days after the applicable Monthly Seller Labor Costs Statement becomes final and conclusive (either by agreement between Purchaser and Seller or by determination of the arbitrator as provided in subparagraph (d) below), the outstanding balance in the German Liability Reserve Account shall be reduced by the amount of costs and expenses incurred during such month in connection with the German Indemnified Liabilities as set forth in the applicable final Monthly Seller Labor Costs Statement.

            (c) Purchaser shall pay directly any costs or expenses it incurs with respect to German Indemnified Liabilities. Within five (5) Business Days after the end of each month (beginning with the first full month following the date hereof) Purchaser shall deliver to Seller a statement which shall set forth in detail the total costs and expenses incurred by Purchaser in connection with the German Indemnified Liabilities for the preceding month (the "Monthly Purchaser Labor Costs Statement", and with the Monthly Seller Labor Costs Statement, the "Costs Statements"). Seller shall, within five (5) Business Days of receipt of each Monthly Purchaser Labor Costs Statement, raise any objections to the amounts set forth in such statement it may have and deliver a written description thereof to Purchaser. If Seller does not deliver an objection to Purchaser within such five (5) Business Day period, the Monthly Purchaser Labor Costs Statement so delivered shall be final, binding and conclusive on both Seller and Purchaser with respect to the liabilities of the month in question. Within three (3) Business Days after the applicable Monthly Purchaser Labor Costs Statement becomes final and conclusive (either by agreement between Purchaser and Seller or by determination of the arbitrator as provided in subparagraph (d) below), to the extent of the outstanding balance in the German Liability Reserve Account, Seller shall pay Purchaser by cash or wire transfer an amount equal to the costs and expenses incurred in connection with the German Indemnified Liabilities as set forth in the applicable final Monthly Purchaser Labor Costs

Statement and such amount shall reduce the outstanding balance in the German Liability Reserve Account. If it is agreed between Purchaser and Seller, or finally determined by the arbitrator as provided in subparagraph (d) below, that the costs and expenses reflected as incurred in such month under the Monthly Purchaser Labor Costs Statement must be reduced, Purchaser shall be solely responsible for such costs and shall not be entitled to any payments from Seller with respect to such costs.

            (d) If either Purchaser or Seller shall deliver a written objection to the Costs Statement delivered by the other for any particular month, the delivering party shall have five (5) Business Days to review and respond to such objection. If Seller and Purchaser are unable to resolve all of their disagreements within five (5) Business Days of such review of the objection, Seller or Purchaser or both may refer their remaining differences to an arbitrator to resolve, such arbitrator to be mutually acceptable to Purchaser and Seller. Such arbitrator's decision shall be final, binding and conclusive upon Purchaser and Seller. The fees and disbursements of the arbitrator shall be shared by Purchaser and Seller in proportion to the difference between Purchaser's and Seller's aggregate respective proposed positions and the ultimate determination made by the arbitrator.

            (e) In the event the German Indemnified Liabilities shall in the aggregate exceed euro 5,000,000, Seller and Purchaser shall continue to pay such costs as incurred and prepare and deliver Costs Statements on a monthly basis as contemplated above. Upon agreement or final arbitration of the applicable Costs Statement as contemplated above, Seller shall bear, be responsible for and reimburse Purchaser, within three (3) Business Days, one-third of such excess costs as set forth on the applicable final Monthly Purchaser Labor Costs Statement, and Purchaser shall bear, be responsible for and reimburse Seller, within three (3) Business Days, two-thirds of such excess costs as set forth on the applicable final Monthly Seller Labor Costs Statement.

            (f) Any costs or expenses for German Indemnified Liabilities incurred after the German Liability Period that were not accrued during the German Liability Period shall be the sole responsibility of the party incurring such costs (except to the extent otherwise recoverable under Article VII herein), and the incurring party shall indemnify and hold harmless the non-incurring party for the full amount of such costs and expenses.

            (g) Notwithstanding anything else in this Section 5.15 or Section 2.3(g) hereof to the contrary, consent of the other Party shall be required if, at any time, either Party proposes or expects to incur or accrue any German Indemnified Liability in a non-customary or extraordinary amount.

            (h) For purposes of this Section 5.15 and Section 2.3(g) hereof, a cost or expense shall be deemed "accrued" only if the exact cash amount of all future payments in satisfaction of the respective German Indemnified Liability is conclusively determined during the German Liability Period, and with respect to German Employees, is conclusively determined during the German Liability Period in accordance with the local termination and severance practices.

            Section 5.16 Comverse. On the closing Date, Seller shall have no less than 175 fully functional and operational VPRO boards in inventory and otherwise suitable for sale to Comverse Technologies, Inc. ("Comverse"). Seller shall indemnify and hold Purchaser harmless for one-half of any costs arising out of or attributable to warranty claims on VPRO boards sold to Comverse described on Schedule 3.8 which are incurred after depletion of the aforementioned 175 units in inventory; provided that Seller shall indemnify and hold Purchaser harmless for all of such costs if and to the extent less than 175 fully functional and operational VPRO boards are in inventory on the Closing Date (the "Comverse Liabilities").

            Section 5.17 Restructuring. The Parties agree to cooperate in good faith as promptly as practicable after the date hereof to determine and implement the specific procedures and actions to be taken to effect the Restructuring, or a mutually acceptable alternative thereto, in compliance with applicable laws and regulations with the view to minimizing any adverse effects on Seller and Purchaser. Purchaser shall be responsible for one half, and Seller shall be responsible for the other half, of all the out-of-pocket costs and expenses related to, arising out of, or incurred in connection with, the Restructuring (but not for the capital contribution itself or for the ordinary course operations of the Business in Germany prior to Closing). It is agreed and understood that any cash or capital contribution by Seller or its Affiliates to the Transferred Subsidiary shall require the consent of Purchaser, not to be unreasonably withheld.

            Section 5.18 Aachen Lease. Seller and Purchaser shall cooperate in good faith with respect to the restructuring or termination of the Aachen Lease in order to minimize any and all adverse consequences to Seller and Purchaser. Purchaser shall indemnify and hold Seller harmless against all costs associated with such restructuring or termination to the extent such costs are not German Indemnified Liabilities as provided in Section 5.15.

            Section 5.19 Intellectual Property Deliveries. Seller covenants that it will deliver to Purchaser all documents reasonably necessary for Seller to be able to record the transfer of the A-Patents (including any foreign equivalents) and all Registered Trademarks to be transferred pursuant to the Trademark Transfer Agreement in the U.S., E.U., Canada, Mexico and Japan (to the extent so Registered) on or before the Closing Date and with respect to Trademarks Registered in other jurisdictions, Seller shall use its best efforts to do so prior to Closing but if necessary as promptly as possible following Closing. Seller further covenants to thereafter provide such assistance (including without limitation the execution of further documents) as Purchaser reasonably requires in order make such recordations and any other recordation necessary to effect Purchaser's rights to any intellectual property granted under any of the Ancillary Agreements.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

            Section 6.1 Conditions to the Obligations of Purchaser and Seller. The obligations of the Parties to effect the Closing are subject to the reasonable satisfaction (or written waiver) prior to the Closing of the following conditions:

            (a) Competition Laws. All required filings under any applicable Competition Laws shall have been made and any required waiting period under such laws applicable to the transactions contemplated hereby shall have expired or been earlier terminated and approval shall have been obtained, except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

            (b) No Injunctions. No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or nonappealable judgment, decree, injunction or other order (collectively, "Order") which is in effect on the Closing Date and prohibits the consummation of the transactions contemplated hereby or by the Ancillary Agreements.

            Section 6.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or written waiver) prior to the Closing, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Seller contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by "Material Adverse Effect" or similar materiality qualifier, which representations and warranties shall be true and correct in all respects) both as of the date of this Agreement and as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date), and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

            (b) Covenants. The material covenants and agreements of Seller and its Affiliates to be performed on or prior to the Closing shall have been duly performed by the Closing in all material respects, and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

            (c) Local Asset Transfer Agreements. Seller shall have executed and delivered or caused the Local Sellers to execute and deliver, all Local Asset Transfer Agreements that Seller and Purchaser have agreed to execute and deliver pursuant to Section 2.1(c) of this Agreement.

            (d) Ancillary Agreements. Seller shall have executed and delivered, and shall have caused the appropriate Local Sellers to execute and deliver, the Ancillary Agreements in substantially the forms attached hereto.

            (e) Plan of Distribution Agreement and Contract Research Agreement. Seller shall have executed and delivered to Purchaser the Plan of Distribution Agreement and the Contract Research Agreement, both substantially in the forms attached hereto.

            (f) Financial Statements. Seller shall have delivered to Purchaser the Audited Financial Statements and such other financial statements (audited, if required) and other information to the extent required by the Exchange Act and the rules and regulations promulgated thereunder to be included in the Current Report on Form 8-K (including any amendments or supplements thereto) or other filings required to be made by Purchaser in connection with the Purchase.

            (g) No Material Adverse Effect. There shall not have occurred a Material Adverse Change.

            Section 6.3 Conditions to the Obligations of Seller. The obligation of Seller to effect the Closing is subject to the satisfaction (or written waiver) prior to the Closing of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by "Purchaser Material Adverse Effect" or similar materiality qualifier, which representations and warranties shall be true and correct in all respects) both as of the date of this Agreement and as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date), and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Purchaser; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct is reasonably likely to prevent or to materially burden or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

            (b) Covenants. The material covenants and agreements of Purchaser to be performed on or prior to the Closing shall have been duly performed by the Closing in all material respects, and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Purchaser.

            (c) Local Asset Transfer Agreements. Purchaser shall have executed and delivered or caused its relevant Affiliates to execute and deliver, all Local Asset Transfer Agreements that Seller and Purchaser have agreed to execute and deliver pursuant to Section 2.1(c) of this Agreement.

            (d) Ancillary Agreements. Purchaser shall have executed and delivered or caused its relevant Affiliates to execute and deliver the Ancillary Agreements in substantially the forms attached hereto.

            (e) Note, Convertible Debenture, Plan of Distribution Agreement and Contract Research Agreement. Purchaser shall have executed and delivered to Seller the Note, the Convertible Debenture, the Plan of Distribution Agreement and the Contract Research Agreement, all substantially in the forms attached hereto.

            (f) No Purchaser Material Adverse Effect. There shall not have occurred a Purchaser Material Adverse Change.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

            Section 7.1 Survival. (a) All of the representations and warranties of Seller and Purchaser contained in this Agreement or the Ancillary Agreements and all claims and causes of action with respect thereto shall terminate eighteen (18) months after the Closing Date, except that (i) the representations and warranties in Section 3.1, Section 3.2, Section 3.3, Section 4.1, Section 4.2, Section 4.3 and Section 4.4 shall have no expiration date, (ii) the representations and warranties in Section 3.9 and Section 4.9 shall survive until the applicable statute of limitations has run for any such pre-Closing tax period, and (iii) the representations and warranties in Section 3.10, Section 3.11, Section 4.10 and Section 4.11 shall survive until the applicable statute of limitations has run.

            (b) Any claim for a breach of any covenants or agreements of either Purchaser or Seller hereunder or under any of the Ancillary Agreements, must be made by the earlier of (i) 9 months after the date on which the Party making the claim becomes aware or should reasonably have become aware of the breach for which indemnification is sought and (ii) unless any covenant or agreement by its express terms survives for a different period of time, 3 years after the Closing, except in the case of a claim relating to Taxes under Section 5.4(e) hereof, in which case such claim must only be made within 60 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof) in relation to the Taxes for which an indemnity is sought.

            (c) It is understood that in the event notice of any claim for indemnification under this Agreement or the Ancillary Agreements shall have been given (in accordance with Section 9.1) within the applicable survival period, the claims and rights to indemnification relating to such breaches of representations and warranties, covenants or agreements that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved; provided that the Party making such claim is diligently pursuing it throughout.

            Section 7.2 Indemnification by Purchaser. Purchaser hereby agrees that it shall indemnify, defend and hold harmless Seller, the Local Sellers and their Affiliates and if applicable, Seller's and each Local Seller's successors and permitted assigns and (if no Closing occurs) the Transferred Subsidiary (the "Seller Indemnified Parties") from, against and in respect of any direct damages, losses, charges, deficiencies, interest, penalties, and reasonable costs and expenses (including without limitation reasonable attorneys' fees (except with respect to any litigation between an Indemnifying Party and an Indemnified Party (each as defined below), to the extent the Indemnifying Party is the prevailing party therein)), and excluding any indirect, special, incidental or consequential damages, in any of such cases, whether or not foreseeable (such as, without limitation, punitive damages, loss of anticipated profits, prospective profits or savings) (collectively, "Losses") asserted against and imposed on or sustained, incurred or suffered by any of the Seller Indemnified Parties in any such case to the extent arising out of, or resulting from or relating to (i) any matter constituting a breach of any representation or warranty made by Purchaser or the Local Purchasers contained in this Agreement or any of the Ancillary Agreements; (ii) the breach of any covenant or agreement of Purchaser contained in this Agreement or of Purchaser and the Local Purchasers contained in the Ancillary Agreements; (iii) Purchaser's or the Local Purchasers' actions or omissions with respect to any assets, contract, agreement or arrangement under which Purchaser or the Local Purchasers has or have been provided benefits or been granted rights (whether or not exercised) by Seller in accordance with Section 5.4(i); (iv) the breach by Purchaser or the Local Purchasers of Section 2.1(b); (v) Purchaser's failure to comply with, any applicable bulk sales or bulk transfer or similar Laws of any jurisdiction that may be applicable to the sales or transfer of any of the Assets to Purchaser,
(vi) any claim, demand or liability for Taxes imposed on Seller or its Affiliates for which Purchaser or its Affiliates are responsible pursuant to this Agreement; and (vii) Assumed Liabilities, except to the extent such Assumed Liability resulted from or constitutes a breach of a Seller's representation or warranty hereunder. Seller shall not be entitled to recover twice for the same Loss. Any claim of whatsoever nature arising out of or in connection with this Agreement or the Ancillary Agreement of any Seller Indemnified Party shall only be enforceable by Seller for itself or as agent for the relevant Seller Indemnified Party, as applicable, upon the terms of this Agreement.

            Section 7.3 Indemnification by Seller. Seller hereby agrees that it shall indemnify, defend and hold harmless Purchaser and its Affiliates and, if applicable, Purchaser's successors and permitted assigns (the "Purchaser Indemnified Parties") from, against and in respect of any Losses asserted against and imposed on or sustained, incurred or suffered by any of the Purchaser Indemnified Parties in any such case to the extent arising out of, or resulting from or relating to (i) any matter constituting a breach of any representation or warranty made by Seller or any of its Affiliates contained in this Agreement or any of the Ancillary Agreements, notwithstanding that such breach may otherwise constitute an Assumed Liability hereunder; (ii) the breach of any covenant or agreement of Seller or any of its Affiliates contained in this Agreement or any of the Ancillary Agreements; (iii) Seller's failure to comply with, any applicable bulk sales or bulk transfer or similar Laws of any jurisdiction that may be applicable to the sales or transfer of any of the Assets to Purchaser;
(iv) any claim, demand or liability for Taxes imposed on Purchaser or its Affiliates for which Seller or its Affiliates are responsible pursuant to this Agreement; (v) the Comverse Liabilities; and (vi) Excluded Liabilities. Purchaser shall not be entitled to recover twice for the same Loss. Any claim of whatsoever nature arising out of or in connection with this Agreement or the Ancillary Agreement of any Purchaser Indemnified Party shall only be enforceable by Purchaser for itself or as agent for the relevant Purchaser Indemnified Party, as applicable, upon the terms of this Agreement.

            Section 7.4 Third Party Claim Indemnification Procedures. With respect to third party claims, all claims for indemnification by any Person that may be entitled to indemnification hereunder (an "Indemnified Party") shall be asserted and resolved as set forth in this Section 7.4. In the event that any written claim or demand for which a Party may be required to pay an indemnity hereunder (such Party, an "Indemnifying Party") is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 20 Business Days following such Indemnified Party's receipt of such claim or demand or knowledge thereof, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"), but failure to give such notice timely shall not relieve the Indemnifying Party of any liabilities hereunder unless and to the extent the Indemnifying Party has suffered prejudice by such failure. The Indemnifying Party shall have 30 Business Days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it will defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such costs and expenses that shall be a liability of the Indemnifying Party hereunder shall be subject to the limitations set forth in this Article
VII. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it will defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the power to direct and control such defense, through counsel reasonably acceptable to the Indemnified Party; provided, however, the Indemnifying Party shall possess such right to assume the defense of such Third-Party Claim to the extent that the demand for money damages is less than the remaining limitations set forth in Section 7.8. If any Indemnified Party or Indemnifying Party, as the case may be, desires to participate in any such defense it may do so, provided that it shall comply with reasonable instructions from the Indemnifying Party or the Indemnified Party, as the case may be, and at its sole cost and expense. The

Indemnifying Party, if it has assumed the defense of any third party claim as provided in this Agreement, shall not consent or otherwise agree to a compromise or settlement of, or the entry of any judgment arising from, any such third party claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld. Any compromise or settlement shall provide for a complete written release by such third party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any third party claim, on such terms and conditions as it deems reasonably appropriate, to the extent such third party claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any third party claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 7.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

            Section 7.5 Computation of Losses Subject to Indemnification. Losses for which an Indemnified Party would be entitled to indemnification hereunder shall be determined net of: (i) any insurance proceeds actually recovered by such Indemnified Party, provided, however, that the Indemnified Party shall not be required to submit an insurance claim; (ii) indemnity payments to which such party or its Affiliates receives from parties other than the Indemnifying Party hereunder in respect of such matter; (iii) reserves reflected in the Final Statement of Net Assets or adjustments to the Purchase Price which relate to the Loss being determined hereunder; and (iv) any other economic benefit, cost of offset (including any Tax savings, benefits of Tax losses and deferrals, and the Tax offset of the receipt of any indemnification or insurance payments) realized by such party or its Affiliates by the receipt of cash, cash equivalents or other customarily quantifiable property by such party in respect of such matter, or any other direct demonstrable economic gain, except that with respect to Losses in the nature of additional Taxes, (a) such economic benefit need not be in the form of cash, cash equivalents or customarily quantifiable property, and
(b) with respect to adjustments relating to the timing of Tax deductions and similar items, such losses shall be limited to the time value of the Loss. Notwithstanding anything to the contrary, Losses shall not include any damages to the extent attributable to a failure to mitigate damages after the Indemnified Party or its Affiliates became aware of the event or omissions which caused such damages (it being understood that the concept of mitigation of damages shall be applied with regard to what is commercially reasonable under the circumstances). Notwithstanding anything in this Section 7.5, in no event shall an Indemnifying Party be required to pay more than 100% of the gross Losses of an Indemnified Party under this Agreement.

            Section 7.6 Seller Employee Indemnity. Subject to Section 5.15 hereof, in addition to any other indemnification provided for in this Agreement, Seller shall indemnify and keep indemnified the Purchaser Indemnified Parties against all Losses asserted against and imposed on or sustained, incurred or suffered by any of the Purchaser Indemnified Parties, arising out of or in connection with any Plan covering Transferred Employees (except to the extent liability under such Plan has been assumed by Purchaser) or any claim by a Transferred Employee (whether in contract or in tort or under statute for any remedy including for breach of contract, unfair dismissal, redundancy, statutory redundancy, equal pay, sex, race or disability discrimination, unlawful deductions from wages or for breach of statutory duty or of any nature) as a result of anything done or omitted to be done by Seller or its Affiliate prior to the Closing except to the extent that any such Losses are reflected in the Final Statement of Net Assets. Any claim for indemnification under this Section
7.6 must be made within 12 months of the Closing Date.

            Section 7.7 Purchaser Employee Indemnity. Subject to Section 5.15 hereof, in addition to any other indemnification provided for in this Agreement, Purchaser shall indemnify the Seller Indemnified Parties from and against all Losses asserted against and imposed on or sustained, incurred or suffered by any of the Seller Indemnified Parties which arise from any Plan covering Transferred Employees (to the extent liability under such Plan has been assumed by Purchaser) or from the employment by the Transferred Subsidiary, Purchaser or its Affiliates of any Transferred Employees on or after the Closing Date or are attributable to any act, omission, breach or default by Purchaser or its Affiliates in relation to any of the Transferred Employees. This shall include, but shall not be limited to, subject to Section 5.15 hereof, Losses arising out of the termination or dismissal of any Transferred Employee, any failure by Purchaser or its Affiliates to offer or continue to offer any Transferred Employee terms and conditions of employment and working conditions which are no less favorable than those which applied to the relevant Transferred Employee immediately prior to the Closing Date and any failure by Purchaser or its Affiliates to comply with its or their obligations under any local employment laws. Any claim for indemnification under this Section 7.7 must be made within 12 months of the Closing Date.

            Section 7.8 Threshold for Recovery; Aggregate Limit on Indemnity. Seller shall not be required to indemnify any Purchaser Indemnified Party, and Purchaser shall not be required to indemnify any Seller Indemnified Party, and neither Seller nor Purchaser shall have any liability pursuant to this Article VII unless the aggregate for all such Losses for which Seller or Purchaser would, but for this clause, be liable thereunder exceeds euro 350,000, and then only be entitled to recover Losses in excess of euro 150,000. The maximum aggregate liability of Seller (on behalf of itself and as agent for the Local Sellers) to all Purchaser Indemnified Parties taken together for all Losses by all Purchaser Indemnified Parties with respect to this Agreement and the Ancillary

Agreements shall not exceed euro 14,000,000. The maximum aggregate liability of Purchaser (on behalf of itself and as agent for the Local Purchasers) to all Seller Indemnified Parties taken together for all Losses by all Seller Indemnified Parties with respect to this Agreement and the Ancillary Agreements shall not exceed euro 14,000,000. Notwithstanding the above provisions of this
Section 7.8, none of the limitations or thresholds provided in this Section 7.8 shall apply to any claim for fraud or intentional misrepresentation or for any claim with respect to an Assumed Liability or an Excluded Liability.

            Section 7.9 Knowledge. Notwithstanding anything else to the contrary, neither Seller nor Purchaser shall be under any obligation for any indemnification hereunder with respect to the breach of any representations and warranties to the extent that the facts and circumstances giving rise thereto are set forth in this Agreement, the Ancillary Agreements or disclosed in the Disclosure Schedules as of the date of this Agreement in accordance with Section
9.5 hereof. If prior to the Closing any party (the "waiving party") has knowledge that any representation, warranty or covenant of the other party contained in this Agreement or any Ancillary Agreement is breached, the effect of which is a failure of any condition to the waiving party's obligations set forth in Article VI, and the waiving party proceeds with the Closing, the waiving party shall be deemed to have waived such noncompliance and the waiving party and its successors, assigns and affiliates shall not be entitled to sue for damages or to assert any other right or remedy for any Losses arising from any matters relating to such facts or circumstances, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto. For purposes of this Section 7.9, if the waiving party receives a notice from the other party that such other party's representations, warranties or covenants are breached and, in such other party's reasonable judgment, the effect of such breach or breaches is a failure of a condition to the waiving party's obligations set forth in Article VI, such breach or breaches shall be deemed to have the effect of a failure of a condition to the waiving party's obligations set forth in Article VI. This Section 7.9 shall not apply to any breaches that are intentional.

            Section 7.10 Exclusive Remedy; Limitation on Liability. Notwithstanding anything else to the contrary contained in this Agreement, the Ancillary Agreements or otherwise, Purchaser Indemnified Parties' sole and exclusive remedy after the Closing Date against Seller and its Affiliates, and Seller Indemnified Parties' sole and exclusive remedy after the Closing Date against Purchaser and its Affiliates, subject always to any additional remedies contemplated in the Ancillary Agreements, shall be a claim for indemnification made pursuant to this Article VII, which claim shall be satisfied in cash; provided, however, this Section 7.10 shall not limit or prevent any Party from pursuing and obtaining (i) specific performance of any of the transactions contemplated by this Agreement or any Ancillary Agreement or (ii) remedies under applicable Law for fraud or intentional misrepresentation.

                                  ARTICLE VIII
                                   TERMINATION

            Section 8.1 Termination. This Agreement may only be terminated by specific and detailed written notice setting forth the basis for the termination, including, as applicable, details of the conditions which have not been satisfied, to all other Parties at any time prior to the Closing as follows:

            (a) By agreement of Purchaser and Seller;

            (b) By either Purchaser or Seller if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated herein shall become final and non-appealable;

            (c) By Seller, by giving written notice of such termination to Purchaser, if the Closing shall not have occurred on or before February 28, 2003; provided that Seller is not in material breach of its representations, warranties or obligations under this Agreement;

            (d) By Purchaser, by giving written notice of such termination to Seller, if the Closing shall not have occurred on or before February 28, 2003; provided that Purchaser is not in material breach of its representations, warranties or obligations under this Agreement.

            (e) By Seller, if there has been a material breach by Purchaser of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Seller to Purchaser, and as a result of any such material breach or breaches either of the conditions set forth in Section 6.3(a) or (b) would not be satisfied at the Closing.

            (f) By Purchaser, if there has been a material breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Purchaser to the party committing such material breach, and as a result of any such breach or breaches either of the conditions set forth in Section 6.2(a) or (b) would not be satisfied at the Closing.

            Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to any other Party, their successors or permitted assigns or with respect to their respective Affiliates, directors, officers or employees, except for the obligations of the Parties contained in this Section 8.2 in the confidentiality provisions in Section 5.3(e) and in Section 5.4(g) and Article IX and except that nothing herein will relieve any Party from liability, pursuant to Article VII, for any breach of this Agreement prior to such termination.

                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an international courier service, or by telecopier or e-mail, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

            To Purchaser, or to the Transferred Subsidiary after the Closing:

                           ScanSoft, Inc.
                           9 Centennial Drive
                           Peabody, MA 01960
                           U.S.A.
                           Attention:  Chief Financial Officer
                           Telephone:  (978) 977-2000
                           Facsimile:  (978) 977-2436
                           E-mail:  Richard.Palmer@scansoft.com

                  With a copy to:

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           7927 Jones Branch Drive, Suite 400
                           McLean, VA 22102
                           U.S.A.
                           Attention:  Robert D. Sanchez, Esq.
                           Telephone:  (703) 734-3100
                           Facsimile:  (703) 734-3199
                           E-mail:  Rsanchez@wsgr.com

                           Wilson Sonsini Goodrich & Rosati, P.C.
                           12 East 49th Street, 30th Floor
                           New York, NY 10017
                           U.S.A.
                           Attention:  Adam M. Dinow, Esq.
                           Telephone:  (212) 999-5800
                           Facsimile:  (212) 999-5899
                           E-mail:  Adinow@wsgr.com

                  To Seller:

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.
                           Breitner Center Amstelplein 2
                           P.O. Box 77900

                           1070 MX Amsterdam
                           The Netherlands
                           Attention:  General Secretary
                           Telephone: +31 20 597 7232
                           Facsimile: +31 20 597 7230

                  With a copy to:

                           SULLIVAN & CROMWELL
                           125 Broad Street
                           New York, NY  10004
                           Telephone:  (212) 558-3653
                           Telecopy:  (212) 558-3588
                           Attn:  Neil Anderson

                  To the Transferred Subsidiary prior to the Closing:

                           KONINKLIJKE PHILIPS ELECTRONICS N.V.
                           Breitner Center Amstelplein 2
                           P.O. Box 77900
                           1070 MX Amsterdam
                           The Netherlands
                           Attention:  General Secretary
                           Telephone:  +31 20 597 7232
                           Facsimile:  +31 20 597 7230

                  With a copy to:

                           SULLIVAN & CROMWELL
                           125 Broad Street
                           New York, NY  10004
                           Telephone:  (212) 558-3653
                           Telecopy:  (212) 558-3588
                           Attn:  Neil Anderson

            Section 9.2 Amendment. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed, in the case of an amendment, by Purchaser and Seller.

            Section 9.3 Assignment. No Party to this Agreement may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto which consent may be withheld in the sole discretion of the Party from whom consent is sought.

            Section 9.4 Entire Agreement. This Agreement (including all Disclosure Schedules hereto) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except as provided under any Ancillary Agreement, the Letter of Intent and for the Non-Disclosure Agreement by Seller, on the one hand, and Purchaser, on the other, related to the subject matter of this Agreement (to the extent such agreement would otherwise fall within the notion of prior agreements and understandings as meant in this Section 9.4), which will remain in full force and effect pursuant to the terms thereof. Any subsequent agreement among the Parties in respect of the subject matter hereof shall further be subject to the terms of this Agreement except to the extent such agreement expressly (i) states that it supersedes this Agreement in relevant part and (ii) refers to this
Section 9.4.

            Section 9.5 Disclosure Schedules. If a disclosure is made in one of or in any part of any of the Disclosure Schedules to this Agreement, such disclosure will be deemed to have also been made in each other Disclosure Schedule hereto where the context reasonably relates and it is reasonably apparent that such disclosure relates to such other Disclosure Schedule. The fact that any item or information has been included in any of the Disclosure Schedules to this Agreement shall not be construed to establish, in whole or in part, any standard of the extent disclosure is required (including any standard of materiality), for purposes of the Disclosure Schedules or this Agreement. Matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules; such additional matters are set forth for information purposes and do not necessarily include other matters of a similar nature.

            Section 9.6 Fulfillment of Obligations. Any obligation of any Party to any other Party under this Agreement or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled by a current Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

            Section 9.7 Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Seller or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, it is agreed and understood that Purchaser is a third party beneficiary of the transactions contemplated by the Restructuring.

            Section 9.8 Public Disclosure. Notwithstanding anything herein to the contrary, each of the Parties to this Agreement hereby agrees with the other Parties hereto that, except as may be required to comply with the requirements of any applicable Laws, or the rules and regulations of each stock exchange upon which the securities of one of the Parties is listed, no press release or similar public announcement or communication shall ever, whether prior to or subsequent to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in writing in advance by all Parties hereto.

            Section 9.9 Return of Information. (a) If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Purchaser shall promptly return to Seller the Books and Records and all data room contents and other written information related to the Business and all copies or summaries thereof furnished by Seller, the Business or any of their respective agents, employees, or representatives (including all copies, if any, thereof), and shall not use or disclose the information contained in such books and records or other documents for any purpose or make such information available to any other entity or person.

            Section 9.10 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

            Section 9.11 Amounts Paid and Calculated in Euro; Receivables and Payable Currency. Except as otherwise provided herein, any amounts which are contemplated to be calculated or paid hereunder shall be calculated and paid in Euro.

            Section 9.12 No Other Representations or Warranties; No Statements Made as to Projections or Prospects; Authorized Representatives; Bulk Sales. (a) Except for the representations and warranties contained in Article III hereof, neither Seller, any Local Seller, their Affiliates, nor any other Person on behalf of Seller, any Local Seller or their Affiliates makes any other express or implied representation or warranty in connection with the transactions contemplated hereunder, notwithstanding the delivery or disclosure to Purchaser or any of its representatives or any other Person of any documentation or other information by Seller, any Local Seller or any of their respective representatives or any other Person with respect to any one or more of the foregoing.

            (b) Except for the representations and warranties contained in
Article IV hereof, neither Purchaser, nor any other Person on behalf of Purchaser or its Affiliate makes any other express or implied representation or warranty in connection with the transactions contemplated hereunder, notwithstanding the delivery or disclosure to Seller or any of its representatives or any other Person of any documentation or other information by Purchaser or any of its representatives or any other person with respect to any one or more of the foregoing.

            (c) Notwithstanding anything else to the contrary, the Parties agree and acknowledge that neither Purchaser, their Affiliates, nor any other Person may rely upon any documents, information or material of any nature, including without limitation, with respect to any projections, estimates or potential prospects of the Business or otherwise which may have been discussed with or provided to Purchaser or its representatives at any time, whether pursuant to
Section 5.3(e), Section 5.4(i) or otherwise, and that the only representations and warranties or, without limiting the generality of the foregoing, information as to the status or prospects of Business, upon which Purchaser may rely, are as referred to in (a) above.

            (d) Notwithstanding anything else to the contrary, the Parties agree and acknowledge that no persons who are employed by or are agents of Seller are or were entitled to make any statements or enter into any obligations on behalf of Seller upon which Purchaser may rely other than as are expressly set forth in this Agreement or the Ancillary Agreements.

            (e) The Parties waive compliance with the requirements of the bulk sales Laws (or similar Laws for the protection of creditors) of any jurisdiction in connection with the transactions contemplated hereby.

            Section 9.13 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

            (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND
(IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

            Section 9.14 NO RIGHT TO DISSOLUTION UNDER LAW; TEXTUAL INTERPRETATION OF THIS AGREEMENT TO CONTROL. (a) THE PARTIES HEREBY WAIVE ANY RIGHT TO SEEK OR CLAIM DISSOLUTION OR ANNULMENT OF THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS UNDER APPLICABLE LAW, WHETHER BASED UPON ITS OWN OR ANY OTHER PARTY'S MATERIAL BREACH OR MUTUAL OR UNILATERAL MISTAKE OR OTHERWISE AND ALL PARTIES HEREBY EXPRESSLY CONSENT TO BE LIMITED TO AND TO PURSUE ALL CLAIMS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, UNDER THE REMEDIES EXPRESSLY PROVIDED FOR OR PERMITTED HEREUNDER.

            (b) SELLER AND PURCHASER ARE BOTH PROFESSIONAL PARTIES WHO HAVE BEEN ADVISED BY PROFESSIONAL ADVISERS AND CONSULTANTS AS WELL AS BY THEIR LEGAL COUNSEL. THIS AGREEMENT ACCURATELY AND CORRECTLY REFLECTS THEIR AGREEMENT AS TO, AMONGST OTHER THINGS, THE DIVISION OF ECONOMIC AND FINANCIAL RISKS WHICH ARE INHERENT IN TRANSACTIONS OF THIS KIND. ACCORDINGLY, IT IS THEIR EXPRESS WISH THAT IN THE INTERPRETATION OF THIS AGREEMENT THE TEXTUAL INTERPRETATION THEREOF SHALL PREVAIL.

            Section 9.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 9.15, provided that receipt of copies of such counterparts is confirmed.

            Section 9.16 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            Section 9.17 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            Section 9.18 Scheduled Entities. "Scheduled Entities" shall be defined as those entities listed on Schedule 9.18.

            IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

                                         KONINKLIJKE PHILIPS ELECTRONICS N.V.


                                         By: /s/ Eric Coutinho
                                            __________________________
                                            Name:  Eric Coutinho
                                            Title: Director of Legal Affairs,
                                                   Deputy Secretary


                                         SCANSOFT, INC.


                                         By: /s/ Paul A. Ricci
                                            __________________________
                                            Name:  Paul A. Ricci
                                            Title: CEO and Chairman of the Board

                                    EXHIBIT A

                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

               FORM OF TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

         This TECHNOLOGY TRANSFER AND LICENSE AGREEMENT, dated as of ________, 2002, between KONINKLIJKE PHILIPS ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("Seller"), ScanSoft, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller and Purchaser have entered into the Principal Agreement (as defined below) whereby Seller agrees to sell to Purchaser, and Purchaser agrees to purchase certain assets from Seller; and

         WHEREAS, in connection with such transaction Seller wishes to assign, or cause its Affiliates to assign, and the Purchaser wishes to accept assignment of, certain technology and intellectual property rights as provided for in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

                                   ARTICLE I
                              DEFINITIONS AND TERMS

         Section 1.1 Definitions Incorporated from the Principal Agreement. Unless otherwise defined herein, all defined terms used in this Agreement shall have the same meaning as ascribed to them in the Principal Agreement.

         Section 1.2 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

         "Agreement" shall mean this Agreement (including all Schedules, Appendices, Annexes and Exhibits hereto), as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "Confidential Information" shall have the meaning given to such term in
Section 4.7.

         "Consolidated Subsidiaries" shall mean each of the entities as is now in existence as, or as will be incorporated to be, wholly-owned Affiliates of Purchaser for the purpose of conducting the Business.

         "Licensed Other IPR" means all Other IPR (other than the Transferred Other Business IPR And Technical Information) that, as of the Closing Date, is
(i) related to, used in, necessary to, or would otherwise be infringed by, the current and reasonably contemplated future conduct of the Business, including the development, manufacture, use, distribution, sale, support and other exploitation of the Products or (ii) embodied by any of the Transferred Other Business IPR And Technical Information and the Licensed Technical Information, including all Other IPR described or listed in Schedule [A]and (iii) owned or licensable.

         "Licensed Technical Information" means: (i) all Technical Information (other than that which is Transferred Other Business IPR And Technical Information) that, as of the Closing Date, is related to, used in, or necessary for the operation of the Business, including the development, manufacture, use, distribution, sale, support or other exploitation of the Products, including all Technical Information described or listed in Schedule A hereto; (ii) any Technical Information disclosed to, or learned by, the Purchaser as a result of the transactions contemplated hereby, including the employment by the Purchaser of the Transferred Employees; and (iii) owned or licensable.

         "Transferred Other Business IPR And Technical Information" shall mean any and all Other IPR and Technical Information which is (i) owned by Seller or its Affiliates and (ii) originated solely within the Business prior to the Closing Date.

         "Other IPR" shall mean any and all intellectual property rights (such as mask work rights, copyrights, works of authorship design rights and database rights) including any intellectual property rights in or to any Product Software but expressly excluding any: (i) trademarks, service marks, trade names, logos, slogans, domain names, or business names (which shall be solely addressed by the Trademark Transfer and License Agreement), (ii) Patents, and (iii) Technical Information. Notwithstanding the foregoing, with respect to Software, Other IPR means only the Product Software and Software created in the Business and used only in the Business.

         "Patents" shall mean patents, patent applications, utility models and other governmental grants for the protection of inventions anywhere in the world and all continuations, divisions, reissues, re-examinations, renewals and extensions of any of the foregoing rights. Patents shall be categorized as follows:

         "A-Patents" shall mean the Patents listed in Appendix A to this Agreement; provided, however, that so long as on or prior to the Closing Date the Definitive Agreement referred to in the Letter of Intent is executed, the Additional Patents (as defined therein) will also be A-Patents hereunder. In the event that such Definitive Agreement is not executed on or prior to the Closing Date, the parties agree that such Patents shall be C-Patents hereunder. All Patents which (i) originated within the Business, (ii) are exclusively usable within the Business prior to the Closing Date, and (iii) have or would be entitled to the benefit of a priority date prior to the Closing Date are listed on Appendix A.

         "B-Patents" shall mean the Patents listed in Appendix B to this Agreement. All Patents which (i) originated within the Business (excluding A-Patents), and (ii) have or would be entitled to the benefit of a priority date prior to the Closing Date are listed on Appendix B.

         "C-Patents" shall mean any and all Patents, excluding the A-Patents and B-Patents, owned by Seller and issued or issuing on any patent applications that have or would be entitled to the benefit of a priority date prior to the Closing Date and in respect of which: (i) Seller has the free right to grant licenses under such Patents and (ii) which would, absent a license, be infringed by the Business at the Closing Date, including the design, use, manufacture, sale, offer for sale, importation and support of the Products.

         "Products" shall mean any and all (i) products manufactured, sold or offered for sale by or for the Business as at the Closing Date, including any services related thereto; (ii) products under development by or for the Business for which Purchaser can demonstrate by written documentation that a material development activity on the basis of an approved budget was in operation; (iii) the Product Software; and (iv) all products listed on Schedule 1.2(i).

         "Product Software" shall mean any and all Software used or intended for use in the design, development or production of Products at the Closing Date (whether or not as part of the Products and including any such Software that constitutes a Product), including the design and development of the Products and including all Software listed on Schedule 1.2(k).

         "Principal Agreement" shall mean that certain Purchase Agreement dated as of October , 2002 relating to the sale and transfer of the Business to Purchaser which has been entered into between Seller and Purchaser.

         "Software" means any and all computer software and code, including assemblers, applets, compilers, source code, object code, data (including image, voice and sound data), design tools and user interfaces, source code listings and documentation, in any form or format, however fixed.

         "Technical Information" shall mean any and all technical information, technology, know how, trade secrets, formulae, algorithms, routines, netlists, verilog files, emulation and simulation reports, test vectors, Software, files, data-bases (including voice data-bases), devices, hardware, processes, designs, drawings, specifications and the like, and any documentation relating to or containing any intellectual property, all in whatever form held (including on paper, electronically, on magnetic media or otherwise) but expressly excluding all of the foregoing relating to Software other than the Product Software.

         Section 1.3 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

         Section 1.4 Other Definitional Provisions.

         (a) The words "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         (d) Whenever the words "include", "including", or "includes" appear in this Agreement, they shall be read to be followed by the words "without limitation" or words having similar import.

                                   ARTICLE II
                             ASSIGNMENT OF A-PATENTS

         Section 2.1 Subject to this Article II and effective upon the Closing Date of the Principal Agreement, Seller hereby irrevocably assigns, and shall cause its appropriate Affiliates to assign, to Purchaser, in perpetuity, throughout the world, with effect from the Closing Date all of its right, title and interest in and to the A-Patents, including all rights to recover past, present and future damages for the infringement of any of the A-Patents.

         Section 2.2 The Purchaser acknowledges and agrees that the assignment as provided in Section 2.1 is subject to Seller and its Affiliates retaining an irrevocable, perpetual, non-exclusive, worldwide, fully paid-up, royalty free license, to use such A-Patents for their own activities (including, without limitation, the right to design, develop, make, have made, sell, offer for sale, import, use and service products and services with use of or incorporating such A-Patents). For the avoidance of doubt, Seller and its Affiliates agree that the license granted under this Section 2.2 is subject to the obligations of Seller contained in Section 5.4(a) of the Principle Agreement.

         Section 2.3 The Purchaser acknowledges and agrees that the assignment provided in Section 2.1 is subject to any and all licenses and other rights and prior commitments that may have been granted by Seller or its Affiliates with respect to the A-Patents prior to the Closing Date and any renewals thereof.

         Section 2.4 The Purchaser shall bear any and all costs of filing, prosecution and maintenance of the A-Patents first becoming due and payable after the Closing Date, including any statutory remuneration or other compensation payable to inventors with respect to the A-Patents (even if the event giving rise to the obligation occurred prior to the Closing Date). Seller shall be responsible for any and all costs for remuneration or other compensation with respect to the A-Patents becoming due and payable prior to the Closing Date, and shall reimburse the Purchaser for such costs if Seller has not paid them prior to the Closing Date and Purchaser pays them after the Closing Date on behalf of Seller. Seller agrees to continue to maintain and continue any current prosecutions of the A-Patents prior to the Closing Date consistent with its past practice.

         Section 2.5 Purchaser agrees not to, and to cause its successors and assigns and any subsequent assignees or transferees of the A-Patents not to, enforce or authorize any person to enforce any of the A-Patents against Seller or its Affiliates and their customers to the extent such customers have an actual or implied license to such A-Patent(s) with respect to a product or service purchased directly or indirectly from Seller or its Affiliates.

         Section 2.6 Before taking any enforcement action relating to any A-Patent against a third party, Purchaser shall, and shall cause its successors and assigns and any subsequent assignees or transferees of the A-Patents to, notify Seller in writing at least twenty (20) Business Days (or, if the Purchaser will seek immediate injunctive relief, then as promptly as practicable) of the intended enforcement action and the name of such third party and a specification of the relevant A-Patents and such other information as Seller may require to evaluate whether such third party is entitled to use such A-Patents under any prior grants and to promptly provide such other information as Seller may reasonably request. Within twenty (20) Business Days (or, if Purchaser will seek immediate injunctive relief, then as promptly as practicable) after receipt of such notice, Seller shall identify whether such Party is entitled to use of such A-Patents. Purchaser agrees not to, and to cause its successors and assigns and subsequent assignees or transferees of the A-Patents not to, enforce or authorize any person to enforce any of the A-Patents against any such third party of which it is timely and properly notified by Seller (i) that such party is entitled to use of such A-Patent pursuant to a prior grant and (ii) of any relevant additional information as Seller has the right to disclose.

                                   ARTICLE III
                       LICENSE OF B-PATENTS AND C-PATENTS

         Section 3.1 Seller hereby grants, and agrees to cause its appropriate Affiliates to grant, to Purchaser with effect from the Closing Date an irrevocable, perpetual, non-terminable, non-exclusive, worldwide, fully paid and royalty free license, to use the B-Patents to use, make, have made, sell, offer for sale, import and service and otherwise exploit and dispose of made products using the B-Patents in connection with Purchaser's current and future products.

         Section 3.2 For the avoidance of doubt, Seller retains the right to grant additional non-exclusive licenses in the B-Patents but such right is subject to Section 5.4(a) of the Principle Agreement (and may not be used to circumvent by licensing the purposes of such section), except for any cross-license agreements to which Philips is now or may in the future become a party which are not limited to the B-Patents.

         Section 3.3 Subject to Section 3.4, Seller hereby grants, and agrees to cause its appropriate Affiliates to grant, to Purchaser and its Affiliates an irrevocable, perpetual, non-terminable, non-exclusive, worldwide, fully paid up and royalty free license under the C-Patents to use, make, have made, sell, offer for sale, import and service and otherwise exploit and dispose of products using the C-Patents in the field of speech technology (which shall include speech technology used as a component of products relying primarily on other technologies). Notwithstanding the foregoing, upon the occurrence of an Assertion Event (as defined in Section 7.2 hereof), in accordance with Section 7.2, the license to the C-Patents granted in this Section will be reduced in its scope such that the license is only to use, make, have made, sell, offer for sale, import and service, and otherwise exploit and dispose of the Products existing as at the Closing Date and natural successors of such Products.

         Section 3.4 Purchaser and its Affiliates acknowledge and agree that the licenses provided in Section 3.3 do not include any right to make, have made, sell or service any magnetic, integrated circuit, mechanical, electronic, optical or software components or otherwise perform under any C-Patents in respect of such components, except in respect of speech components and those components which were actually produced and not abandoned by the Business at the Closing Date.

         Section 3.5 If Seller for any reason wishes to abandon or transfer to a third party, any of the B-Patents in any country, Seller shall not be obliged to maintain the same, but shall first notify Purchaser who shall have the right within thirty (30) days after receiving such notice to take an assignment of that Patent subject to:

                  (i) Seller and its Affiliates retaining a royalty-free, irrevocable, unrestricted, worldwide, non-exclusive license under such Patent;

                  (ii) any prior commitments relating to such Patent; and

                  (iii) Purchaser bearing all costs of the prosecution and maintenance of the Patent concerned from the date of assignment, including remunerations payable to inventors according to national laws with respect to such Patent.

                                   ARTICLE IV
          ASSIGNMENT AND LICENSE OF OTHER IPR AND TECHNICAL INFORMATION

         Section 4.1 Subject to this Article IV, Seller hereby assigns, and agrees to cause its appropriate Affiliates to assign, to Purchaser all of Seller's or its appropriate Affiliate's right, title and interest in and to any and all Transferred Other Business IPR And Technical Information.

         Section 4.2 Subject to this Article IV, Seller hereby grants, and agrees to cause its appropriate Affiliates to grant, to Purchaser with effect from the Closing Date an irrevocable, perpetual, non-exclusive, worldwide, fully paid-up and royalty free license to and under all of the Licensed Other IPR and Licensed Technical Information to use, disclose, copy, distribute, make, have made, make derivative works from, sell, and otherwise fully exploit in its business. For the avoidance of doubt, Philips and its Affiliates shall have no obligation to transfer any Other IPR or Technical Information or know-how to Purchaser after the Closing Date (except as may otherwise expressly be required in the Corporate Research & Development Agreement between the parties).

         Section 4.3 Philips agrees and acknowledges that all of the Software comprising the Products is either transferred to Purchaser pursuant to Section
4.1 or licensed to Purchaser pursuant to Section 4.2.

         Section 4.4 The Purchaser acknowledges and agrees that the assignment provided in Section 4.1 is subject to Seller and its Affiliates retaining an irrevocable, perpetual, non-exclusive, worldwide, fully paid-up, royalty free license to use the Transferred Other Business IPR And Technical Information for their own activities (including, without limitation, the right to design, develop, make, have made, and service products and services with use of or incorporating such Transferred Other Business IPR And Technical Information). For the avoidance of doubt, Seller and its Affiliates agree that the license granted under this Section 4.3 is subject to the obligations of Seller contained in Section 5.4(a) of the Principle Agreement and may not be used to circumvent by licensing the purposes of said Section 5.4(a).

         Section 4.5 The Purchaser acknowledges and agrees that the assignment as provided in Section 4.1 is subject to any and all licenses and other rights and prior commitments that may have been granted by Seller or its Affiliates with respect to such Other IPR and Technical Information prior to the Closing Date.

         Section 4.6 The Purchaser agrees not to, and to cause its Affiliates, successors and assigns and any subsequent assignees or transferees of the Transferred Other Business IPR And Technical Information not to, enforce or authorize any person to enforce any Transferred Other Business IPR And Technical Information against Seller or its Affiliates and their customers to the extent such customers have an actual or implied license to such Transferred Other Business IPR And Technical Information from Seller, with respect to product or service purchased, directly or indirectly, from Seller or its Affiliates.

         Section 4.7 Before taking any enforcement action relating to any Transferred Other Business IPR And Technical Information against a third party, Purchaser shall, and shall cause its successors and assigns and any subsequent assignees or transferees of the Transferred Other Business IPR And Technical Information to, notify Seller in writing at least twenty (20) Business Days (or, if the Purchaser will seek immediate injunctive relief, then as promptly as practicable) of the intended enforcement action and the name of such third party and a specification of the relevant Transferred Other Business IPR And Technical Information and such other information as Seller may require to evaluate whether such third party is entitled to use such Transferred Other Business IPR And Technical Information under any prior grants and to promptly provide such other information as Seller may reasonably request. Within twenty (20) Business Days (or, if Purchaser will seek immediate injunctive relief, then as promptly as practicable) after receipt of such notice, Seller shall identify whether such Party is entitled to use of such Transferred Other Business IPR And Technical Information. Purchaser agrees not to, and to cause its successors and assigns and subsequent assignees or transferees of the Transferred Other Business IPR And Technical Information not to, enforce or authorize any person to enforce any of the Transferred Other Business IPR And Technical Information against any such third party of which it is timely and properly notified by Seller (i) that such party is entitled to use of such Transferred Other Business IPR And Technical Information pursuant to a prior grant and (ii) of any relevant additional information as Seller has the right to disclose.

         Section 4.8 During the course of performance of this Agreement, Seller or its Affiliates, on the one hand and Purchaser or its Affiliates, on the other hand (each a "Party"), may disclose certain Confidential Information to the other Party. Each Party shall, and shall cause its Affiliates to, maintain the confidentiality of such Confidential Information and shall not, and cause its Affiliates not to, use, disclose, or otherwise exploit any Confidential Information for any purpose not expressly contemplated by this Agreement. Notwithstanding the foregoing, the Party receiving Confidential Information may, to the extent necessary to effect the meaning and purpose of this Agreement, disclose the other Party's Confidential Information to third parties in connection with fulfilling its obligations or enjoying its rights under this Agreement, Confidential Information on the same terms as, and together, with its own confidential information. For the purpose of this Agreement, the term "Confidential Information" as used herein shall mean any data or information that is designated as confidential by either Party or its Affiliates. Notwithstanding the foregoing, Confidential Information is deemed not to include information that (i) is publicly available or in the public domain at the time disclosed; (ii) is or becomes publicly available or enters the public domain through no fault of the Party receiving information purported to be confidential; (iii) is rightfully communicated to the other Party by persons not bound by confidentiality obligations with respect thereto; (iv) is already in the other Party's or its Affiliates' possession free of any confidentiality obligations with respect thereto; (v) is determined to be independently developed based on reasonable documentation or (vi) is approved for release or disclosure by Party disclosing information without restriction. As of the Closing Date, for the avoidance of doubt, the Transferred Other Business IPR And Technical Information shall be considered the Purchaser's Confidential Information (to the extent such information otherwise qualifies as Confidential Information).

                                   ARTICLE V
                            DELIVERY AND ALLOCATION

         Section 5.1 Delivery of Technical Information. At no charge to the Purchaser, Seller shall deliver, or cause its appropriate Affiliate to deliver, to the Purchaser all Technical Information assigned hereunder as it exists on the Closing Date, and such other tangible items as may be requested to affect the licenses and transfers hereunder. To the extent that any Software or Technical Information is capable of being delivered electronically, upon Purchaser's request, Seller shall deliver such items to Purchaser by electronic means. Without limiting the foregoing, Seller shall deliver to Purchaser all files and documents, including patent prosecution files and legal opinions (or portions thereof) related to the A - Patents.

         Section 5.2 Allocation. On the Closing, Purchaser shall designate in writing to Seller how to allocate the assignments of the A-Patents hereunder among Purchaser and its Affiliates. Seller shall cooperate with the Purchaser in effecting such allocation.

         Section 5.3 Bankruptcy. All licenses granted to a licensee under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of "Intellectual Property Rights" as defined thereunder. Notwithstanding any provision contained herein to the contrary, if a licensor under this Agreement is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of such licensor, or such licensor as a debtor in possession, rightfully elects to reject the licenses granted to the licensee under this Agreement, the licensee may, pursuant to 11 U.S.C. Section 365(n)(1) and (2), retain any and all of the licensee's rights under such licenses, to the maximum extent permitted by law, otherwise subject to the terms of this Agreement.

         Section 5.4 Assignments. Until the consummation of the formal assignment of the A-Patents and transfer of the related files, Seller will, without demanding any further consideration therefor, at the reasonable request and expense of Purchaser, do all lawful and just acts, that may be or become reasonably necessary for transferring, conveying, prosecuting, sustaining, obtaining continuations, continuations-in-part, or divisionals of reissuing, or re-examining the A-Patents and any Other IPR and Technical Information to be assigned hereunder, and for evidencing, maintaining, recording and perfecting Purchaser's rights to the A-Patents and any Other IPR and Technical Information assigned under this Agreement, including but not limited to execution and acknowledgement of assignments and other instruments in a form reasonably required by Purchaser for each jurisdiction.

         Section 5.5 Power of Attorney. In furtherance of the foregoing, Seller irrevocably constitutes and appoints Purchaser, with full power of substitution, to be its true and lawful attorney, and in its name, place or stead, to execute, acknowledge, swear to and file, all instruments, conveyances, certificates, agreements and other documents, and to take any action which shall be necessary, appropriate or desirable to effectuate the transfer of the A-Patents and any Other IPR and Technical Information to be assigned to Purchaser in accordance with the terms of this Agreement; provided, however, that such power shall be exercised by Purchaser only in the event that Seller fails after thirty (30) days notice to take the necessary actions required to effect or record the transfer of such A-Patents or Other IPR or Technical Information as Purchaser has reasonably requested.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1 The representations and warranties set forth in Section
3.22 of the Principal Agreement are in lieu of, cancel and supersede any other representations or warranties given by or on behalf of Seller or its Affiliates or any of their respective representatives or agents or any other Person at any occasion, whether in writing or verbally, express or implied, if any. Further, the parties acknowledge and agree that neither Seller nor its Affiliates shall have any obligation under this Agreement to maintain or support any of the Patents, Other IPR or Technical Information or to provide any upgrades or enhancements thereto to Purchaser or its Affiliates.

         Section 6.2 After the Closing occurs, any claim for a breach of any covenants or agreements of Seller or its Affiliates hereunder or of any of the representations and warranties contained in Section 3.22 of the Principal Agreement shall only be enforceable by Purchaser (on behalf of itself and its Affiliates) against Seller or its Affiliates in accordance with the provisions of the Principal Agreement and liability (and limitations on such liability) in respect of any breach of such representations and warranties shall be determined solely in accordance with the terms of the Principal Agreement.

                                  ARTICLE VII
                                 OTHER COVENANTS

         Section 7.1 Subject to compliance with Section 3.4, neither Seller nor its Affiliates shall have any obligation to prosecute or maintain any Patents, or to notify Purchaser if Seller or its Affiliates abandon any such Patents. With respect to any (alleged) infringement or violation by a third party involving any of the B-Patents, C-Patents, Other IPR or Technical Information licensed to Purchaser hereunder and/or any of Seller's intellectual property rights relating to the Patents, Other IPR or Technical Information licensed to Purchaser and its Affiliates hereunder, Seller or its Affiliates as the case may be, shall have the right, but not the duty, to assert or commence any action for infringement or violation of such Patents, Other IPR or Technical Information against such third party. Any decision to assert or commence any such action shall be solely with Seller or its Affiliates, as the case may be. At the request of Seller, Purchaser and its Affiliates shall cooperate, in any reasonable manner, in taking such action.

         Section 7.2 If Purchaser asserts in litigation any patents that ScanSoft Inc. owns that have or would be entitled to a filing date prior to the Closing Date (the

"Non-Assertion Patents") against products of Seller or its Affiliates in the field of integrated dictation systems in the medical, legal and other professional markets but excluding general dictation software packaged and sold through conventional indirect software channels (such an event, an "Assertion Event"), then Seller, upon written notice to Purchaser (which notice may be effective immediately), may reduce the scope of the license granted under
Section 3.3 hereof, as provided therein. The covenant contained in this Section
7.2 shall continue to apply with respect to the Non-Assertion Patents, irrespective of any transfers thereof.

         Section 7.3 Each of Seller and Purchaser agrees to negotiate in good faith a license to the other party (or, if applicable, the other party's customers or affiliates) on commercially reasonable terms to use any patent infringed by such party. It is acknowledged and agreed that in the event that the parties are unable to reach agreement through such negotiations, each party retains all its remedies under the law.

         Section 7.4 Notwithstanding anything herein to the contrary, Seller shall not be obliged to grant a license hereunder which results in Seller incurring an obligation to pay royalties or other consideration to third parties unless Purchaser, at its option, reimburses Seller on an as incurred basis (or obtains a release of Seller of such obligation). Seller shall promptly inform Purchaser of any such royalties or other consideration and Purchaser shall promptly inform Seller whether it wishes to exercise such option.

         Section 7.5 Seller agrees that it shall bear any and all costs relating to the assignment of the A-Patents and the Transferred Other Business IPR And Technical Information pursuant to this Agreement.

         Section 7.6 Seller and Purchaser shall execute and deliver all such documents and perform all further acts and things as may reasonably required to implement or give effect to this Agreement and the assignment and licenses contemplated thereby.

         Section 7.7 If Philips learns of any patents in the text to speech field that have or would be entitled to the benefit of a priority date prior to the Closing Date that were not transferred to Purchaser as A Patents, then Seller shall transfer such patents to Purchaser (including taking such actions under Section 5.4 as necessary to do so).

         Section 7.8 Where the consent of any third party is required to enable the Purchaser to be entitled to the benefit of any rights assigned or licensed under this Agreement, the Parties shall use commercially reasonable endeavors to procure such consent.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 Term. This Agreement shall become effective on the Closing Date and shall remain in effect until terminated upon mutual agreement of the Parties.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an international courier service, or by telecopier, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                  To Purchaser:

                  SCANSOFT, INC.
                  9 Centennial Drive,
                  Peabody, MA  01960
                  U.S.A.
                  Attention:  Chief Financial Officer
                  Telephone:  (978) 977-2000
                  Facsimile:  (978) 977-2436
                  E-mail:  Richard.Palmer@scansoft.com



                  With a copy to:

                  WILSON SONSINI GOODRICH & ROSATI
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  Selwyn B. Goldberg, Esq.
                  Facsimile:  (650) 493-6811



                  To Seller:

                  KONINKLIJKE PHILIPS ELECTRONICS N.V.
                  Breitner Center Amstelplein 2
                  P.O. Box 77900

                  1070 MX Amsterdam
                  The Netherlands
                  Attention:  General Secretary
                  Telephone: +31 20 597 7232
                  Facsimile: +31 20 597 7230

                  With a copy to:

                  SULLIVAN & CROMWELL
                  125 Broad Street
                  New York, NY  10004
                  Telephone:  (212) 558-3653
                  Telecopy:  (212) 558-3588
                  Attn:  Neil Anderson

         Section 9.2 Amendment. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed, in the case of an amendment, by Purchaser and Seller.

         Section 9.3 Assignment and Sublicensing (a) Except as provided otherwise herein, none of the rights licensed hereunder is sublicensable, except that (i) Seller and Purchaser each may sublicense its Affiliates, provided that each such sublicensed Affiliate agrees to be bound and abide by the terms of this Agreement and that Seller or Purchaser, as the case may be, causes such Affiliate to do so; and (ii) Seller and Purchaser each may sublicense developers or joint ventures (but in any case only to the extent that any product from such outsourced development is used in its business only or for products as use or sold by Seller or Purchaser, as applicable), have-made manufacturers, distributors, customers and end users, in each case, in their respective capacities as such. For clarification purposes, such sublicenses may be transferred only in connection with a sale of all or substantially all of the assets of the sublicensee to which the sublicense relates, or otherwise in connection with a change of control, merger, reorganization, restructuring, spin-out or similar transaction.

         (b) Neither this Agreement nor any right or obligation under this Agreement is transferable (whether by assignment, merger, stock purchase, operation of law or otherwise, (any such transfer, a "Transfer")) in whole or in part by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld (it being understood that transfer to a competitor, would be a reasonable basis on which to withhold such consent), except that such transfers to an Affiliate of Seller or Purchaser, as applicable, shall be permissible without the need for consent. Neither Party may transfer this Agreement or any right or obligation under this Agreement to an Affiliate for the sole or material purpose of, or which transfer to an Affiliate has a material effect of, circumventing the transfer restriction contained in the preceding sentence. Notwithstanding the foregoing, Purchaser may Transfer this Agreement without the need for consent in connection with a sale of all or substantially all of the business to which this Agreement relates (or otherwise in connection with a stock purchase, merger, reorganization, restructuring or change of control or otherwise), so long as the sale does not result involve any of the entities listed in Schedule 9.17 to the Principal Agreement (the "Scheduled Entities") or their Affiliates. In the event that such a sale does involve any of the Scheduled Entities: (i) if the Transfer occurs in connection with the acquisition of Purchaser by one of the Scheduled Entities as a subsidiary, this Agreement may be transferred with the Purchaser without the need for consent and will remain in full force and effect so long as such Scheduled Entity confirms to Seller in writing that it will abide by the scope of the use of the C-Patents licensed to Purchaser as provided herein and will otherwise abide with the terms of this agreement (and that it will not transfer other business lines to Purchaser or otherwise attempt to circumvent the limitations on use of the C-Patents in this Agreement), and (ii) if the Transfer does not occur as set forth in (i), this Agreement will continue in full force in effect with respect to the entity to which this Agreement is transferred without the need for consent, except that the license granted in Section 3.3 will be reduced in its scope such that the license is only to use, make, have made, sell, offer for sale, import and service, and otherwise exploit and dispose of the products of the business existing or in planning as of three months prior to the execution of any agreement, consent, order or similar document which results in such Transfer , and natural successors of such products (such license, a "Reduced C License"). Further, without limiting the foregoing, Purchaser shall be entitled to transfer this Agreement without the need for consent in part(s) one time (but only one time) provided that any rights to C -Patents so transferred shall be limited to a Reduced C License but Purchaser's right with respect to the C-Patents shall be remain in effect as set forth herein and unaffected (even if otherwise purported to be transferred).

         (c) Notwithstanding the foregoing provisions (a) and (b) of this
Section 9.3, all rights to Technical Information and Other IP licensed under this Agreement are freely sublicensable provided that such sublicensee is bound by confidentiality restrictions no less stringent than those set forth in
Section 4.7.

         Section 9.4 Entire Agreement. This Agreement (including all Appendixes, Schedules, Exhibits and Annexes hereto) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Principal Agreement (including all Appendixes, Schedules, Exhibits, Annexes and Ancillary Agreements thereto) and the Non-Disclosure Agreement by Seller, on the one hand, and Purchaser, on the other, related to the subject matter of this Agreement (to the extent such agreements would otherwise fall within the notion of prior agreements and understandings as meant in this Section 9.4), which will remain in full force and effect pursuant to the terms thereof. Any subsequent agreement among the Parties in respect of the subject matter hereof shall further be subject to the terms of this Agreement except to the extent such agreement expressly (i) states that it supersedes this Agreement in relevant part and (ii) refers to this Section 9.4. For clarification purposes, nothing contained in this Agreement shall in any way reduce or limit any of Seller's or its Affiliates' obligations under Section 5.4 of the Principal Agreement.

         Section 9.5 Parties In Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Unless this Agreement expressly provides otherwise, nothing in this Agreement is intended to confer upon any Person other than Seller and Purchaser or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         Section 9.6 GOVERNING LAW; DISPUTE RESOLUTION. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE SOLELY CONDUCTED BY SELLER AND PURCHASER THROUGH PURCHASER (ON BEHALF OF ITSELF AND ITS AFFILIATES) IN ACCORDANCE WITH THE PROCEDURE PROVIDED IN THE PRINCIPAL AGREEMENT.

         Section 9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 9.7, provided that receipt of copies of such counterparts is confirmed.

         Section 9.8 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 9.10 Fulfillment of Obligations. Any obligation of any Party to the other Party under this Agreement, which obligation is performed, satisfied or fulfilled by a current Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

         Section 9.11 English Language. This Agreement shall be made in the English language, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding upon the parties. All communications and notices to be made pursuant to this Agreement, including all Exhibits and related documentation, shall be in the English language.

         Section 9.12 Expenses. Except as otherwise set forth herein, each Party shall pay its own legal, accounting and other expenses incidental to this Agreement and the consummation of the transactions contemplated thereby.

         IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

                                            KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            SCANSOFT, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT D

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

                                 SCANSOFT, INC.
                                 PROMISSORY NOTE

Euro 5,000,000                                              __________ __, 200_

      1. Principal and Interest. ScanSoft, Inc. (the "COMPANY"), a Delaware corporation, for value received, hereby promises to pay to the order of KONINKLIJKE PHILIPS ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("PAYEE") in lawful euro money at the principal office of the Company, the principal amount of Euro Five Million (euro 5,000,000), together with simple interest at the rate of five per cent per annum. Accrued interest shall be payable in cash at the time the Company pays the principal amount of this Note. This Note is due and payable on demand, which may be made at any time after December 31, 2003 (the "MATURITY DATE").

      2. No Payment if Unlawful. Notwithstanding anything herein to the contrary, no payment hereunder shall be required at any time that such payment would be unlawful under any applicable law.

      3. Attorneys' Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Payee.

      4. Prepayment. This Note may be pre-paid by the Company at any time.

      5. Acceleration. This Note shall become immediately due and payable if (i) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, or other relief under state or federal bankruptcy laws;
(ii) such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement; (iii) the Company is unable to, or admits in writing its inability to, pay its debt when they become due; (iv) the Company makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets or has a receiver, custodian or trustee appointed for all or a substantial portion of its assets; or (v) the Company takes any action effectuating, approving or consenting to any of the foregoing.

      6. Waivers. Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or any other right. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Company and Payee shall operate as a waiver of any rights by Payee. This Note is being delivered in and shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

      7. Representations and Warranties.

            (a) By the Payee. Payee represents and warrants to the Company as follows:

                  (i) Investment Intent. Payee, by acceptance of this Note, represents and warrants to the Company that this Note is for Payee's own account for investment and not with view to resale or distribution of this Note. Payee is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "ACT"). Payee understands that the Note has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                  (ii) Rule 144. Payee acknowledges that the Note must be held indefinitely unless subsequently registered under the Act, or unless an exemption from such registration is available. Payee is aware of the provisions of Rule 144 promulgated under the Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Payee acknowledges that if such conditions are not obtained, Payee may be required to hold the Note indefinitely.

            (b) By the Company. The Company represents and warrants to Payee as follows:

                  (i) Authorization. The Company has duly authorized the sale and issuance of the Note. All corporate action on the part of the Company, its directors and stockholders necessary for the issuance of the Note and the performance of the Company's obligations under the Note have been duly taken. The Note is a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, organization or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance. The execution and delivery of the Note and the performance by the Company of its terms do not violate, conflict with or result in a material breach of (i) the Company's Certificate of Incorporation, as amended through the Closing; (ii) the Company's bylaws; or (iii) any judgment, decree, order, statute, injunction, rule or regulation of any governmental authority.


                  (ii) Valid Issuance. Based in part upon the representations of Payee above, this Note has been issued in compliance with all federal and state securities laws (including Section 4(2) of the Act). Without limiting the generality of the foregoing, neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell, or has offered to sell or will offer to sell, any equity, debt or other securities of the Company to any person or persons so as to bring the issuance or sale by the Company of this Note within the registration provisions of the Act.

      8. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

                      If to Payee:

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
                      Breitner Center Amstelplein 2
                      P.O. Box 77900
                      1070 MX Amsterdam
                      The Netherlands
                      Attention:  General Secretary
                      Telephone: +31 20 597 7232
                      Facsimile: +31 20 597 7230

                      With a copy to:

                      SULLIVAN & CROMWELL
                      125 Broad Street
                      New York, NY  10004
                      Telephone:  (212) 558-3653
                      Telecopy:  (212) 558-3588
                      Attn:  Neil Anderson

                      If to Company:

                      ScanSoft, Inc.
                      9 Centennial Drive
                      Peabody, MA 01960
                      U.S.A.
                      Attention:  Chief Financial Officer
                      Telephone:  (978) 977-2000
                      Facsimile:  (978) 977-2436


                      With a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      7927 Jones Branch Drive, Suite 400
                      McLean, VA  22102
                      U.S.A.
                      Attention:  Robert D. Sanchez, Esq.
                      Telephone:  (703) 734-3100
                      Facsimile:  (703) 734-3199

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

      9. Amendment. This Note may be amended, or any provision hereof may be waived, in a writing signed by the Company and Payee.

      10. Severability. In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      11. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of this Note as set forth herein or the rights and privileges of Payee as set forth herein or as afforded under applicable law.

      12. Replacement Note. In the event that Payee notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note shall be issued by the Company to Payee.

      13. Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by either party without the prior written consent of the other party.

      14. Successors and Assigns. Subject to the restrictions on assignment described in Section 13 above, the rights and obligations of the Company and Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.



                           [SIGNATURE PAGE TO FOLLOW]

      This Note has been executed as of the date first set forth above.

SCANSOFT, INC.                             KONINKLIJKE PHILIPS ELECTRONICS N.V.


By:                                           By:
   -------------------------------------         -------------------------------

Name:                                         Name:
   -------------------------------------         -------------------------------

Title:                                        Title:
   -------------------------------------         -------------------------------

                                    EXHIBIT G

      THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND IN NO EVENT MAY THIS NOTE BE TRANSFERRED WITHOUT THE CONSENT OF THE COMPANY OTHER THAN IN WHOLE TO HOLDER'S PARENT OR A MAJORITY OWNED SUBSIDIARY OF THE HOLDER. THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE SHALL BE SUBJECT TO THAT CERTAIN PLAN OF DISTRIBUTION AGREEMENT DATED JANUARY __, 2003 BY AND BETWEEN __________ AND
__________.

                                 SCANSOFT, INC.

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE 2006

[DATE]                                                       [______________]

            ScanSoft, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to [Koninklijke Philips Electronics N.V. (the "Holder") or its designated majority-owned subsidiary] the principal sum of Twenty-Seven Million Five Hundred and Twenty-Four Thousand U.S. Dollars ($27,524,000) on January ___ 2006 (the third anniversary from the date of issuance) or such earlier date as required by the provisions of this Note. After January ___, 2006, the Company will pay interest on any overdue principal and interest amount at the rate of 3% per quarter payable quarterly.

      1. CONVERSION.

            (a) The Holder of this Note is entitled at any time before the close of business on the date this Note is paid in full pursuant to the terms hereof, but prior to such payment (or, if the Holder has exercised his right to require the Company to redeem this Note or a portion hereof pursuant to Section 2 hereof, then in respect of this Note or such portion hereof, until and including, but (unless the Company defaults in making the payment due upon redemption) not after, 5:00 p.m., New York City time, on the Business Day prior to the Redemption Date), to convert this Note (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable Common Stock (as hereinafter defined) of the Company at the rate of 166.6667 shares of Common Stock for each $1,000 principal amount of this Note (or at the then current adjusted rate if an adjustment has been made as provided below) (the "Conversion Rate") by surrender of this Note accompanied by written notice to the Company that the Holder hereof elects to convert this Note (or if less than the entire principal amount hereof is to be converted, specifying the portion hereof to be converted). If less than the entire principal amount of this Note is to be converted, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the Holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the Holder without service charge, a new Note, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unconverted portion of the principal of the Note so surrendered. The Company shall deliver to the Holder of this Note as soon as practicable after delivery by the Holder of this Note to the Company, but not more than fifteen (15) Trading Days after such delivery, the certificates representing shares of Common Stock issuable upon conversion of this Note and cash in lieu of any fractional shares.

      (b) The Conversion Rate will be subject to adjustments from time to time as follows:

            (1) If the Company shall pay or make a dividend or other distribution on Common Stock of the Company payable in Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date (as hereinafter defined) for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date.

            (2) If the Company shall issue rights, options or warrants to holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 1(b)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. Upon the expiration of any right, option or warrant to purchase Common Stock the issuance of which resulted in an adjustment to the Conversion Rate pursuant to this paragraph (2) of Section 1(b), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed to the Conversion Rate which would have been in effect had the adjustment of the Conversion Rate made upon the issuance of such right, option or warrant been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such right, option and warrant actually exercised.

            (3) If the outstanding Common Stock of the Company shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, if outstanding Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (4) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding
(i) any rights, options or warrants referred to in paragraph (2) of this Section 1(b), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section 1(b) and
(iv) any merger or consolidation to which Section 1(f) applies (the "Distributed Property"), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 1(b)) of the Common Stock on such Determination Date less the then fair market value of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date; provided, however, that if the Distributed Property consists of shares of capital stock of a subsidiary, the Company will make adequate provision so that the Holder shall have the right to receive upon conversion the amount of such shares of capital stock that such Holder would have received if such Holder had converted such Note on the record date, in which case there will be no adjustment to the Conversion Price.

      Under the provisions of the Company's Rights Plan, upon conversion of the
Note into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holder will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to the Rights Plan in compliance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 1(b).

            (5) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of Section 1(b)) in aggregate amount that, combined together with (I) the aggregate amount of any other cash distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph
(5) of Section 1(b) has been made and (II) the aggregate of any cash plus the fair market value of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock (other than Common Stock purchased by the Company at or below fair market value) concluded within the twelve (12) months preceding the date of payment of such distribution (the "combined cash amount"), exceeds fifty percent (50%) of the net earnings of the Company determined in accordance with GAAP for the trailing twelve month period preceding the date of such distribution (the "aggregate earnings"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash amount over the aggregate earnings divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share of the Common Stock on such date for determination.

            (6) If the Company issues Common Stock or securities (including options and warrants) convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the fair market value per share of the Common Stock at the date of issuance (but excluding issuances: (a) pursuant to any bona fide plan for the benefit of employees or directors of the Company now in effect or any comparable plans adopted in the future, provided such future plans contain terms and conditions that, taken as a whole, are no more favorable than the Company's current plans; (b) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such an acquisition; and (c) pursuant to the exercise of warrants, rights or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the current market price per share (determined as provided in paragraph
(7) of this Section 1(b)) of the Common Stock at the time of issuance of such warrant, right, option or convertible security, the Conversion Rate in effect at the opening of business on the day following the date on which any such issuance is made shall be increased by multiplying such Conversion Rate by a fraction of which the numerator shall be the sum of the number of shares of Common Stock (assuming for purposes hereof the conversion or exercise of all outstanding securities convertible into or exchangeable for Common Stock) outstanding on such date plus the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of the number of shares of Common Stock (assuming for purposes hereof the conversion or exercise of all outstanding securities convertible into or exchangeable for Common Stock) outstanding on such date plus the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the fair market value per share of the Common Stock on such date. An adjustment made pursuant to this paragraph (6) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this paragraph (6), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock.

            (7) For the purpose of any computation under paragraphs (2), (4),
(5) or (6) of this Section 1(b), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days commencing ten (10) Trading Days before the earlier of (i) the day in question and (ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

         (c) The Company shall promptly notify the Holder pursuant to Section 8(b) of any adjustment to the Conversion Rate required by paragraphs (1), (2),
(3), (4), (5) and (6) of this Section 1(b).

         (d) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.

         (e) The Company agrees that all Common Stock which may be delivered upon conversion of the Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and free of preemptive rights (and shall be issued out of the Company's authorized but unissued Common Stock).

         (f) In the event of any recapitalization or reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination covered by paragraph (3) of this Section 1(b)) (collectively, a "Capital Reorganization"), the Company shall execute and deliver to the Holder a supplemental agreement providing that the Holder has the right thereafter, during the period this Note shall be convertible as specified in Section 1(a), to convert this Note only into the kind and amount of securities, cash and other property receivable upon such Capital Reorganization by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such Capital Reorganization, and, if holders of the Company's Common Stock are given the right to elect the kind or amount of securities, cash or other property receivable upon such Capital Reorganization, then the Holder shall be provided the right to so elect and notice of such right to elect on the same terms and conditions offered to the holders of the Company's Common Stock.

         (g) The Company shall not consummate a transaction pursuant to which it is acquired by or merged or consolidated into another Person or convey, transfer or sell all or substantially all of its assets (an "Acquisition Event"), unless the successor Person (or its ultimate parent, if applicable) agrees to enter into a supplemental agreement pursuant to which such Person (or its ultimate parent, if applicable) (or the acquiror if there is no successor Person) shall agree that this Note shall become convertible into the common stock of such Person (or its ultimate parent, if applicable) at a Conversion Rate such that this Note shall be no more in-the-money or out-of-the-money as this Note should have been immediately prior to such Acquisition Event; provided, however, that no such supplemental agreement shall be required in the event that the Holder elects to exercise its rights under Section 2 hereof with respect to such Acquisition Event. Such supplemental agreements shall provide for adjustments, which, for events subsequent to the effective date of such supplemental agreement, shall be equivalent to the adjustments provided for in this Section 1. The above provisions of this Section 1(f) shall similarly apply to successive Capital Reorganizations or Acquisition Events. If this Section 1(f) applies to any event or occurrence, then the other provisions of Section 1(b) shall not apply to the extent their application would result in duplicative adjustments in the Conversion Rate.

         (h) Any stock certificate representing shares of Common Stock issued upon conversion of the Note shall bear a restricted securities legend in the form and substance to be determined by the Company, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock.

      2. RIGHT TO ACCELERATE REDEMPTION.

         (a) In the event that:

            (1) the Company enters into a definitive agreement to effect a Change in Control (as hereinafter defined) (a "Pending Change in Control"), then the Holder shall have the right, at the Holder's option, to require the Company to redeem this Note, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the date the Change in Control occurs; provided that the Holder's right to require the Company to redeem shall be conditioned upon the occurrence of such Change in Control; or

            (2) a Change in Control shall occur without the occurrence of a prior and related Pending Change in Control, then the Holder shall have the right, at the Holder's option, to require the Company to redeem this Note, or any portion of the principal amount hereof that is equal to $1,000 or any integral multiple thereof, on the Redemption Date that is sixty (60) calendar days (or such longer period as required by applicable law) after the date on which the Company gives notice of such Change in Control to the Holder; and

            in either case at a purchase price equal to the outstanding principal amount hereof. The Company agrees to give the Holder notice, in the manner provided in Section 8(b), of any Change in Control or Pending Change in Control, as the case may be, promptly and in any event within five (5) Business Days of the occurrence thereof. The date of such redemption shall be referred to herein as the "Redemption Date."

         (b) To exercise a redemption right, the Holder shall deliver to the Company on or before the 5th Business Day prior to the Redemption Date (provided that the Company shall have delivered notice of the Change in Control or Pending Change in Control as provided above), together with this Note, written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of this Note to be redeemed (and, if this Note is to be redeemed in part, the portion of the principal amount thereof to be redeemed) and a statement that an election to exercise the redemption right is being made thereby. Such written notice shall be irrevocable, except that the right of the Holder to convert this Note (or the portion hereof with respect to which the redemption right is being exercised) shall continue until the close of business on the Trading Day prior to the Redemption Date. The Holder's right to require the redemption of the Note, in whole or in part, pursuant to the terms of this Section 2 shall expire at 12:01 a.m., New York City time, on the day following the 5th Business Day prior to the Redemption Date.

            (c) If this Note is to be redeemed only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by the Holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the Holder without service charge, a new Note, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

            (d) For purposes of this Section 2:

               (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act;

               (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Note, of:

                  (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 40% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company; or


                  (ii) any consolidation or merger of the Company into, any other Person, any merger of another Person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 60% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock, provided that with respect to clauses (x) and (y) the holders of Common Stock immediately prior to any such transaction have the entitlement to exercise, directly or indirectly, 60% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction).

      3. CERTAIN COVENANTS.

      Notwithstanding anything contained in the provisions of paragraphs (4) and
(5) of Section 1 of this Note, so long as this Note remains outstanding and no Event of Default has occurred or is continuing, the Company will not declare or pay any dividend or distribution (other than distributions of equity securities of the Company) on, or redeem or purchase, any share of any equity security of the Company, except that the Company may purchase shares of its Common Stock to the extent that the aggregate amount of all such purchases (net of any sales by the Company of shares of its Common Stock) during the period from the date hereof does not exceed in the aggregate the greatest of (i) 50% of the net earnings of Company determined in accordance with GAAP from October __, 2002,
(ii) an amount of Common Stock of the Company equal to the sum of 5% of the outstanding Common Stock of the Company plus any and all Common Stock of the Company issued and sold by the Company after the date hereof , or (iii) $10,000,000; provided, however, that in the event that and so long as an Event of Default has occurred and is continuing, the Company shall be prohibited from redeeming or purchasing any share of any equity security of the Company. The restrictions contained in this Section 3 shall be of no further force and effect upon the conversion into Common Stock of one-half or more of the principal amount of this Note pursuant to the terms hereof; provided, that in the event that an Event of Default shall occur and only for as long as such Event of Default shall be continuing, the Company will not declare or pay any dividend or distribution or redeem or purchase any shares of any equity security of the Company.

      4. EVENTS OF DEFAULT.

            (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any principal on this Note when due or interest upon this Note when it becomes due and payable and continuance of such default for a period of fifteen (15) days;

                  (2) a material breach of the covenants (other than any notice provisions contained herein) specified in this Note and continuance of such breach for a period of fifteen (15) days after there has been given, by registered or certified mail, to the Company by the Holder a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (3) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company (or its parent, if applicable) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company (or its parent, if applicable) under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (4) the commencement by the Company (or its parent, if applicable) of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company (or its parent, if applicable) to the entry of a decree or order for relief in respect of the Company (or its parent, if applicable) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company (or its parent, if applicable), or the filing by the Company of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company (or its parent, if applicable) in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

            (b) If an Event of Default occurs and is continuing, the principal of this Note shall ipso facto become immediately due and payable without any declaration or other act of the Holder.

      5. CONSOLIDATION, MERGER, ETC.

      The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer or sell all or substantially all of its properties and assets to any Person, unless:

            (a) if the Company shall consolidate with or merge into another Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of the Company shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, if other than the Company, by an agreement supplemental hereto, executed and delivered to the Holder in form satisfactory to the Holder, the due and punctual payment of the principal of this Note and the performance or observance of every covenant of this Note (including the conversion provisions contained herein) on the part of the Company to be performed or observed, including the conversion rights provided herein; and

            (b) upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale or lease of all or substantially all of the properties and assets of the Company in accordance with Section 5(a), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, sale or lease is made shall enter into a supplemental agreement pursuant to which such Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Note.

      6. SUBORDINATION.

            (a) The Company covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees, that this Note is subject to the provisions of this Section 6; and the Holder by acceptance hereby accepts and agrees to be bound by such provisions.

      The payment of the principal of this Note (including, but not limited to, the redemption price with respect to this Note) shall, to the extent and in the manner hereinafter set forth, be subordinated in right of payment to the prior payment in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt, whether outstanding at the date of original issuance of this Note or thereafter incurred or created.

      No provision of this Section 6 shall prevent the occurrence of any default or Event of Default under this Note.

            (b) Payments to the Holder. No payment (including pursuant to any redemption of this Note) shall be made with respect to the principal of this Note, if:

                  (1) a default in the payment of principal, premium, if any, or interest or other payment due on Senior Debt (other than indebtedness for trade payables) occurs and is continuing beyond any applicable period of grace (a "Payment Default"); or

                  (2) a default, other than a Payment Default, occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default related to accelerate its maturity and the Holder and the Company receive a written notice of such default (a "Payment Blockage Notice") from a representative of Designated Senior Debt or a holder of Designated Senior Debt or the Company (a "Non-Payment Default").

      The Company may and shall resume payments on this Note (1) in the case of a Payment Default, on the date upon which such default is cured or waived or ceases to exist, and (2) in the case of a Non-Payment Default with respect to Designated Senior Debt, on the earlier of the date on which the Non-Payment Default is cured or waived or ceases to exist or 179 days have passed after the date on which the applicable Payment Blockage Notice is received. The Company will provide prompt notice to the Holder if a Payment Default occurs or it receives a Payment Blockage Notice.

      Notwithstanding the foregoing, in the event that the Holder receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Section 6, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Debt is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Senior Debt or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.

            (c) Bankruptcy and Dissolution, Etc. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full, in cash or in such other form of payment as may be acceptable to the holders of Senior Debt, before any payment is made on account of the principal of this Note; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions of this Section 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash or in such other form of payment as may be acceptable to the holders of Senior Debt after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holder.

      Notwithstanding the foregoing, in the event that the Holder receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Note, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Senior Debt is paid in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Senior Debt or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to make payment in full, in cash or such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.

      For purposes of Section 6(b) hereof and this Section 6(c), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Section 6 with respect to this Note) to the payment of all Senior Debt which may at the time be outstanding. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6(c) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 5.

            (d) Subrogation. Subject to the payment in full in cash, or in such other form of payment as may be acceptable to the holders of Senior Debt, of all Senior Debt, the rights of the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section 6 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as this Note is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6, and no payment over pursuant to the provisions of this Section 6, to or for the benefit of the holders of Senior Debt by Holder, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this
Section 6, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of this Note. It is understood that the provisions of this Section 6 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Debt, on the other hand.

      Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 6 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this Section 6, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

            (e) No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder, and without impairing or releasing the subordination provided in this Note or the obligations of the Holder to the holders of the Senior Debt, do any one or more of the following: (a) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Debt or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Debt; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable under or in respect of the Senior Debt; (d) fail or delay in the perfection of liens securing the Senior Debt; (e) exercise or refrain from exercising any rights against Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Debt.

            (f) Certain Conversions Deemed Payment. For the purposes of this
Section 6 only, (1) the issuance and delivery of junior securities upon conversion of this Note in accordance with Section 1 shall not be deemed to constitute a payment or distribution on account of the principal of this Note or on account of the purchase or other acquisition of this Note, and (2) the payment, issuance or delivery of cash (including cash paid for fractional shares upon conversion of this Note in accordance with Section 1), property or securities (other than junior securities) upon conversion of this Note in accordance with Section 1 shall be deemed to constitute payment on account of the principal of this Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Note is so subordinated as provided in this Section 6. Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance with Section 1.

            (g) Further Assurances. The Holder agrees upon request of the Company to enter into a customary subordination agreement with any holder of Designated Senior Debt provided that the arrangements thereunder do not materially and adversely affect the rights of the Holder hereunder.

      7. DEFINITIONS. Unless otherwise defined in this Note, the following capitalized terms shall have the following respective meanings when used herein:

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close or be closed.

      "Cash Distribution" means the distribution by the Company to all holders of its Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 1(g) applies or as part of a distribution referred to in paragraph (4) of Section 1(b).

      "Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq National Market, or, if the Common Stock is not admitted to trading on the Nasdaq National Market, on the principal national securities exchange or inter-dealer quotation system on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq National Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or if no closing price can be reasonably determined by any of the foregoing methods, the price determined by the Company's Board of Directors.

      "Common Stock" means the Common Stock, par value $0.__ per share, of the Company authorized at the date of this instrument as originally executed. Subject to the provisions of Section 1, shares issuable on conversion of this Note shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof or of a successor to the Company upon the occurrence of an Acquisition Event as defined in Section 1(f) hereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Note shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Debt" means, with respect to any Person:

            (a) All obligations, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; or (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;

            (b) All obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability;

            (c) To the extent not otherwise included, all obligations of such Person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

            (d) All obligations of others of the type described in clauses (a),
      (b), or (c) above assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and

            (e) All obligations, contingent or otherwise, of such Person under or in respect of any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kinds described in any of the preceding clauses (a), (b),
      (c) or (d).

      "Designated Office" means the following address:

            [Address]

            [Attention: Chief Financial Officer]

      "Designated Senior Debt" means the Company's obligations under any particular Senior Debt for borrowed money in either an original amount of at least three million U.S. dollars ($3,000,000) or pursuant to a line of credit of at least three million U.S. dollars ($3,000,000) in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Note (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of the Designated Senior Debt).

      "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principals as in effect in the United States of America, consistently applied.

      "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

      "Redemption Date" has the meaning given to such term in Section 2(a) hereof.

      ["Rights Plan" means the Company's Preferred Stock Rights Agreement, dated as of ___________, ____, between the Company and [Bank].]

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Debt" means the principal of, premium, if any, interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law) and any other payment due pursuant to, any Debt, whether outstanding on the date of this Note or thereafter incurred or created; provided that Senior Debt shall not include (i) any indebtedness of any kind of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company, or (ii) any indebtedness which by its terms is pari passu in right of payment with or subordinate in right of payment to this Note.

      "Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq National Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

      8. OTHER.

            (a) No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as herein provided.

            (b) The Company will give prompt written notice to the Holder of any change in the location of the Designated Office. Any notice to the Company or to the Holder shall be given in the manner set forth in the _________ Agreement, dated as of __________, 200_, among the Company and the Holder (the "Agreement"), provided that the Holder, if not a party to the Agreement, may specify alternative notice instructions to the Company.

            (c) This Note and the Common Stock issuable upon conversion of this Note have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction. Neither this Note nor the Common Stock issuable upon conversion of this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "Transfer") in the absence of such registration or unless such transaction is exempt from, or not subject to, registration. The Holder by its acceptance of this Note or the Common Stock issuable upon conversion of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof without the prior written consent of the Company, which may be withheld in the Company's sole discretion.

            (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.

            (e) The Holder represents that it is an institutional "accredited investor" within the meaning of Rule 501(a)(1)(3)(5) or (7) of the Securities Act or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The Holder has been advised that this Note has not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Note for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof.

            (f) Neither this Note nor any term hereof may be amended or waived orally or in writing, except that any term of the Note may be amended and the observance of any term of the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to the Note, upon the approval of the Company and the Holder.

            (g) This Note is payable in U.S. dollars in immediately available funds and in the manner specified in writing by an executive officer of the Holder.

            (h) The Common Stock issuable pursuant to this Note shall be subject to the terms of the Plan of Distribution Agreement by and between ______________ and ______________, dated January __, 2003.

            (I) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

            Dated: ___________, 200_

                                             SCANSOFT, INC.

                                             By:__________________________
                                             Name:
                                             Title:

Attest: ________________________
Name:
Title:

                                    EXHIBIT J

                         PLAN OF DISTRIBUTION AGREEMENT

      THIS PLAN OF DISTRIBUTION AGREEMENT (this "Agreement") is made as of the ____ day of ________, 2002 by and between ScanSoft, Inc., a Delaware corporation (the "Company"), on the one hand, and Koninklijke Philips Electronics, N.V., a limited liability company organized and existing under the laws of the The Netherlands ("Seller"), on the other hand. The Company and the Seller are referred to collectively herein as the "Parties."

      WHEREAS, the Company and the Seller have entered into the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of __________, 2002, whereby the Seller will receive a promissory note (the "Note") convertible into shares (the "Shares") of Company common stock, $0.001 par value (the "Common Stock"); and

      WHEREAS, the Company and the Seller desire to provide for the rights of the Seller with respect to the disposition of the Shares according to the terms of this Agreement.

      NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. Disposition Alternatives.

            1.1 Holding Period. Until the one year anniversary of the Closing Date, as defined below (the "Holding Period"), Seller will not offer, sell, contract to sell, pledge, lend or otherwise dispose of, directly or indirectly, any Shares of the Common Stock it shall have received upon conversion of the Note, enter into a transaction which would have the same effect, or enter into any swap, collar, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

            1.2 Notice of Desire to Liquidate. Not earlier than 45 days prior to the expiration of the Holding Period, Seller will notify the Company in writing (the "Sale Notice") in the event it desires to sell or otherwise transfer any of the Shares. Within fifteen (15) days after delivery of the Sale Notice, Seller and the Company shall begin discussing in good faith, with consultation from the Company's investment bankers, a mutually agreeable plan of liquidation for the Shares proposed to be sold by Seller. Factors to be considered in determining such plan shall include, but not be limited to, the method most likely to optimize the disposition value of the Shares, the maintenance of an orderly public market in the Common Stock and the rights of other stockholders of the Company. If the Company and Seller shall determine to (a) register for sale to the public the Shares with the Commission, then the provisions of Section 2 shall apply to such registration (the "Public Offering Alternative"), (b) dispose of the Shares pursuant to a private placement transaction, then the provisions of Section 3 shall apply to such private placement (the "Private Placement Alternative"), or (c) dispose of the Shares pursuant to any other method (the "Other Disposition Method"), then the Shares shall be sold in accordance with such method as mutually determined. If, after the one-year anniversary of the Closing Date, Seller and the Company cannot or do not agree on a plan of liquidation for the Shares as contemplated above, the provisions of
Section 4 shall apply (the "Programmed Sale Method"); provided that the provisions of Section 2.2 shall nonetheless be available to Seller for the disposition of the Shares.

            1.3 Definitions.

                  (a) The term "Closing Date" has the meaning ascribed to such term in the Asset Purchase Agreement.

                  (b) The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (c) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

                  (e) The term "Registrable Securities" means the Shares issuable upon conversion of the Note; provided, that any Shares that have been sold to the public pursuant to a registered public offering or Rule 144 under the Securities Act shall cease to be Registrable Securities.

                  (f) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

      2. Registration.

            2.1 Public Offering Alternative; Demand Registration.

                  (a) If the Public Offering Alternative is chosen (or, after the second anniversary of the Closing Date, upon the written request of Seller), the Company shall use all commercially reasonable efforts to effect as soon as practicable the registration under the Securities Act of the Registrable Securities agreed (or after the second anniversary of the Closing Date, requested) to be disposed pursuant to such registration; provided, that the Company shall not be obligated to effect more than one (1) registration pursuant to this Section 2.1. The Registrable Securities shall be disposed under this
Section 2.1 by means of an underwriting, and the underwriter or underwriters shall be selected by the Company and shall be reasonably acceptable to the Seller. Seller shall accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. The Company may include in such underwritten offering securities for its own account or for the account of any other stockholder of the Company; provided that such inclusion is not reasonably likely to adversely affect the price or quantity of the Registrable Securities to be included in such offering.

                  (b) If the Company is qualified to use Form S-3 (or any comparable successor form or forms) at the time any registration statement is to be filed pursuant to this Section 2.1, such registration statement shall be filed on Form S-3. If the Company is not qualified to use Form S-3 at the time any registration statement is to be filed pursuant to this Section 2.1, such registration statement shall be filed on Form S-1 (or any comparable successor form or forms).

                  (c) Notwithstanding the foregoing, in the event that after the second anniversary of the Closing Date Seller shall have requested registration as provided above, if the Company shall furnish to the Seller a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Seller (or, if the Company is engaged or has fixed plans to engage in a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 2.2, not more than 180 days after the effective date of such offering); provided, however that the Company may not utilize this right more than once in any 12-month period.

            2.2 Company Registration.

                  (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Seller) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give Seller written notice of such registration. Upon the written request of Seller given within 20 days after the mailing of such notice by the Company, the Company shall, subject to the provisions of subsection 2.2(b), cause to be registered under the Securities Act all of the Registrable Securities that Seller has requested to be registered.

                  (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 2.2 to include any of the Seller's securities in such underwriting unless Seller accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration (i) first, if the registration pursuant to this Section 2.2 was initiated by other stockholders exercising demand registration rights ("Other Holders"), 100% of the securities such Other Holders propose to sell (except to the extent the terms of such Other Holders' registration rights provide otherwise); (ii) second, 100% of the securities of the Company proposes to sell for its own account; (iii) third, to the extent that the number of securities which such Other Holders exercising demand registration rights and the Company propose to sell is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of Registrable Securities which Seller and any other stockholder of the Company pursuant to contractual rights similar to those set forth in this Section 2.2 have requested to be included in such registration, pro rata based on the number of shares requested to be included in such registration by Seller and each such stockholder; and (iv) fourth, to the extent that the number of securities which are to be included in such registration pursuant to clauses (i), (ii) and (iii) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities requested to be included in the offering for the account of any other stockholders which, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above.

            2.3 Subordination. Notwithstanding anything set forth in Section 2.1 and 2.2, (i) the Holding Period shall remain in full force and effect with respect to all Shares, and (ii) the registration provisions conferred herein are subordinate in all respects to the registration rights conveyed to Xerox Corporation in that certain Registration Rights Agreement by and among Visioneer, Inc. and Xerox Corporation dated March 2, 1999, except to the extent the Seller is an Other Holder is defined in that certain Registration Rights Agreement by and among Visioneer, Inc. and Xerox Corporation dated March 2, 1999.

            2.4 Obligations of the Company. Whenever required under this Section 2 to effect a registration, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Seller, keep such registration statement effective ("Effectiveness Period") until the earliest of (i) the date that is three (3) months after the date such registration statement became effective; (ii) the date on which the distribution contemplated by the registration statement has been completed. In the event that, from time to time, in the judgment of the Company, it is advisable to delay or suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certified resolution of the Board of Directors of the Company, signed by a duly authorized officer of the Company, to the Seller, to the effect of the foregoing and, upon receipt of such certificate, the Seller agrees not to dispose of its Registrable Securities covered by such registration or prospectus; provided, however, that any such Deferral Period shall be no longer than 45 days. The Effectiveness Period shall be extended for a period of time equal to all such Deferral Periods.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Seller such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto and a reasonable number of copies of the then-effective registration statement and any post-effective amendment thereto, all in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of such Registrable Securities.

                  (d) Use all reasonable commercial efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Seller; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Seller shall also enter into and perform its obligations under such an agreement.

                  (f) Notify Seller, during any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of Seller prepare and furnish to Seller a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Furnish, at the request of Seller, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to Seller, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                  (h) Cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or automated quotation system on which shares of Common Stock are then listed.

                  (i) Permit a single firm of counsel designated by Seller, at Seller's expense, to review the registration statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission and state authorities, and shall not file any document in a form to which such counsel reasonably objects.

                  (j) Cause the Company's officers to participate in a "roadshow", and cause the Company's officers, directors and independent certified public accountants to otherwise supply all information reasonably requested by Seller in connection with such registration; provided, however, that the representatives, attorneys or accountants of Seller enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information obtained by the Company.

            2.5 Obligations of the Holders.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or Section 2.2 that the Seller shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

                  (b) Upon the receipt by Seller of any notice from the Company of (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to the terms hereof, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, Seller shall forthwith discontinue disposition of its Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until Seller's receipt of the supplemented or amended prospectus or until Seller is advised in writing by the Company that the use of the applicable prospectus may be resumed. In such a case, the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when Seller shall have received a copy of the supplemented or amended prospectus or when Seller is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use all reasonable commercial efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this section.

            2.6 Expenses.

                  (a) The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to a registration under this Section 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which shares of Common Stock are then listed, the expenses of providing materials pursuant to Section
2.4 hereof, but excluding stock transfer taxes that may be payable by Seller, fees and expenses of counsel for Seller, and all underwriting discounts and commissions relating to Registrable Securities covered by such registration, which shall be borne by Seller.

                  (b) Notwithstanding subsection 2.6(a), the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of Seller; provided, however, that if such withdrawal occurs prior to the date the registration statement shall have become effective and as of the time of such withdrawal, Seller has learned of a material adverse change in the business, properties, results of operations or financial condition of the Company from that known to Seller at the time of the agreement contemplated by
Section 1 (or, if requested after the second anniversary of the Closing Date, at the time of such request), and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Seller shall not be required to pay any of such expenses.

            2.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless Seller, the officers and directors of Seller, any underwriter (as defined in the Securities Act) for Seller and each person, if any, who controls Seller or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse Seller, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Seller, officer, director, underwriter or controlling person.

                  (b) To the extent permitted by law, Seller will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter, and each person, if any, who controls the underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Seller expressly for use in connection with such registration; and Seller will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Seller, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 2.7(b) exceed the net proceeds from the sale of the Registrable Securities received by Seller.

                  (c) Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
2.7 to the extent the indemnifying party was actually damaged or suffered any loss or incurred any additional expense as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.7. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Seller under this
Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

      3. Private Placement Alternative. If the Private Placement Alternative shall apply, Seller shall work together with its investment bankers to identify reputable institutional or other appropriate investors (the "Investors") to purchase the desired number of Shares pursuant to a private placement transaction without registration under the Securities Act. The Company shall cause its officers to be available to meet with or make presentations to any potential Investors significantly interested in purchasing the Shares. Upon transfer of the Shares to the Investors, the Company agrees to promptly register for resale such shares transferred under the Securities Act. The Company shall bear and pay all expenses it incurs in connection with the Private Placement Alternative, including counsel to the Company, but excluding stock transfer taxes that may be payable by Seller, any placement or similar fees of any investment bankers in the Private Placement Alternative, and fees and expenses of counsel to Seller, all of which shall be borne by Seller.

      4. Programmed Sale Method.

            4.1 Limit on Dispositions. Notwithstanding anything to the contrary in Section 1.1, if the Programmed Sale Method shall apply, the Holding Period contained in Section 1.1 shall remain in full force and effect with respect to all of the Shares; provided that if the Company and Seller do not agree on the Public Offering Alternative, Private Placement Alternative or Other Disposition Method, Seller may sell in the aggregate per fiscal quarter not greater than 25% of the number of Shares into which the Note was initially convertible (subject to adjustment for recapitalizations, stock splits and the like) (the "25% Cap"). If a number of Shares less than the 25% Cap are sold in any fiscal quarter, the amount of such shortfall shall not be carried forward to subsequent fiscal quarters. The 25% Cap shall cease to apply after the second anniversary of the

Closing Date. In the event that Rule 144 or other exemption from registration would not lawfully permit the sale by Seller in the public market of the Shares in the amount contemplated above, the Company shall take reasonable actions, including the registration of the Shares, to permit Seller to do so. In other words, if the Shares are required to be registered in order for Seller to implement the disposition plan described in this Section 4.1, the Company will take reasonable actions to so register the Shares.

            4.2 Reports Under the Exchange Act. In connection with the Programmed Sale Method, and with a view to making available to Seller the benefits of Rule 144 under the Securities Act (or any other rule or regulation of the Commission that may at any time permit Seller to sell Shares to the public without registration), the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to Seller, so long as Seller owns any Shares and this Programmed Sale Method applies, upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing Seller of any rule or regulation of the Commission which permits the selling of any such securities without registration.

      5. Miscellaneous.

            5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            5.2 Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to the Company:      ScanSoft, Inc.
                                 9 Centennial Drive
                                 Peabody, MA  01962

                                 U.S.A.
                                 Attention: Chief Financial Officer
                                 Telephone:  (978) 977-2000
                                 Facsimile:  (978) 977-2436

         With a copy to:         Wilson Sonsini Goodrich & Rosati, P.C.
                                 7927 Jones Branch Drive, Suite 400 McLean,
                                 VA 22102 U.S.A.
                                 Attention: Robert D. Sanchez, Esq.
                                 Telephone:  (703) 734-3100
                                 Facsimile:  (703) 734-3199

                                 Wilson Sonsini Goodrich & Rosati, P.C.
                                 12 East 49th Street, 30th Floor New York, NY
                                 10017 U.S.A.
                                 Attention:  Adam M. Dinow, Esq.
                                 Telephone:  (212) 999-5800
                                 Facsimile:  (212) 999-5899

         If to the Seller:       Koninklijke Philips Electronics, N.V.
                                 Breitner Center Amstelplein 2
                                 P.O. Box 77900
                                 1070 MX Amsterdam
                                 The Netherlands
                                 Attention:  General Secretary
                                 Telephone:  +31 20 597 7232
                                 Facsimile:  +31 20 597 7230

         With a copy to:         Sullivan & Cromwell
                                 125 Broad Street
                                 New York, NY  10004
                                 U.S.A.
                                 Attention:  Neil Anderson
                                 Telephone:  (212) 558-3653
                                 Facsimile:  (212) 558-3588

            5.3 Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            5.4 Entire Agreement; Amendments.

                  (a) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

                  (b) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Seller. No waiver of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            5.5 Termination. This Agreement shall terminate once Seller has disposed of all the Shares. Furthermore, the Company shall have no further obligation to take any further action with respect to the sale of the Shares at such time as it shall have satisfied its obligations under the Public Offering Alternative or Private Placement Alternative, provided that Seller had an opportunity to sell all the Shares in such Public Offering Alternative or Private Placement Alternative.

            5.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (irrespective of its choice of law principles).

            5.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ScanSoft, Inc.


By: ________________________________
Name:
Title:


Koninklijke Philips Electronics, N.V.


By: ________________________________
Name:
Title:

                                 AMENDMENT NO. 1

                                       TO

                               PURCHASE AGREEMENT

                                     BETWEEN

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                       AND

                                 SCANSOFT, INC.

                          DATED AS OF DECEMBER 20, 2002

         AMENDMENT NO. 1 TO PURCHASE AGREEMENT (this "Amendment"), dated as of December 20, 2002, between KONINKLIJKE PHILIPS ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("Seller") and ScanSoft, Inc., a Delaware corporation ("Purchaser") (each a "Party", and collectively, "Parties").

                              W I T N E S S E T H:

                  WHEREAS, the Parties have entered into the Purchase Agreement, dated as of October 7, 2002 (the "Original Purchase Agreement"); and

                  WHEREAS, the Parties desire to amend the Original Purchase Agreement as provided below.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

                                    ARTICLE I
                                   AMENDMENTS

                  Section 1.1 Effective Date of Purchase. The Original Purchase Agreement is amended as follows:

                  (a) Section 1.1 is amended by adding the following defined term: "`Effective Date' shall mean 12:01 a.m., New York City time, January 1, 2003."

                  (b) The definition of "Excluded Liabilities" are amended to replace the term "Closing Date" used in that definition with the term "Effective Date".

                  (c) The following paragraph (d) is inserted immediately after paragraph (c) of Section 2.1:

                  "(d) As of and at the Effective Date (subject to the Closing having occurred), risk of loss as to the Assets shall pass from Seller and each Local Seller to Purchaser and the Local Purchasers except as may otherwise be provided herein and the Business shall be operated for the risk and account of Purchaser as of the Effective Date."

                  (d) The following paragraph is inserted in the end of Section 2.2:

                  "Notwithstanding the above, the Business transferred at Closing shall be deemed to have been operated by Seller with the profits, losses, and liabilities of the Business for the account of Purchaser from and after the Effective Date."

                  (e) Paragraph (b) of Section 2.3 is amended to replace the term "Closing" in that paragraph (b) with the term "Effective Date".

                  (f) Paragraph (e) of Section 5.9 is amended to replace the term "Closing" used in that paragraph (e) with the term "Effective Date".

                  (g) Section 7.6 is amended to replace the term "Closing" used in that Section 7.6 with the term "Effective Date".

                  Section 1.2 Operation of the Business between Effective Date and Closing. To implement the agreement of the Parties that Seller will operate the Business between the Effective Date and the Closing for the risk and account of Purchaser, the Original Purchase Agreement is amended as follows:

                  (a) Section 1.1 is amended by adding the following defined term:

                  "`Interim Cash Allowance Amount' shall have the meaning set forth in Section 2.4(g)."

                  (b) The following Section 2.3(i) is added immediately after
Section 2.3(h):

                  "(i) Payment of Cash Deficit Contribution. Promptly after the Closing, Seller shall deliver to Purchaser a statement (the "Cash Deficit Contribution Statement") setting forth the amount of cash contributed to the Business by Seller between the Effective Date and the Closing in order to keep the Business operating in the ordinary course or as requested by Purchaser (the "Cash Deficit Contribution Amount"), which statement shall bind the Parties in absence of error. Promptly after Purchaser's receipt from Seller of the Cash Deficit Contribution Statement, (i) to the extent the Cash Deficit Contribution Amount exceeds the Interim Cash Allowance Amount, Purchaser shall promptly pay Seller an amount equal to such excess, payable in immediately available funds, or (ii) to the extent the Cash Deficit Contribution Amount is less than the Interim Cash Allowance Amount, Seller shall promptly pay Purchaser an amount equal to such difference, payable in immediately available funds."

                  (c) The following Section 2.4(g) is added immediately after
Section 2.4(f):

                  "(g) Euro 800,000 in cash by wire transfer in immediately available funds to an account designated by Seller in writing at least 3 Business Days prior to the Closing Date representing the estimated net cash flow and cash generation of the Business between the Effective Date and the Closing (the "Interim Cash Allowance Amount")."

                  (d) The following text is added immediately after the last word of paragraph (c) of Section 5.1:

                  ",and (iii) between the Effective Date and the Closing, provide the services to the Business necessary to operate the Business in substantially the same manner as it is operated prior to the Effective Date, which services shall be subject to substantially the same terms, conditions and charges as those applicable to such services during 2002."

                  Section 1.3 Reference Balance Sheet. To implement the agreement of the Parties with respect to the Reference Balance Sheet and Reference NAV, the Original Purchase Agreement is amended as follows:

                  (a) Section 2.3(a) is replaced in its entirety with the following:

                  "(a) Reference Balance Sheet. The `Reference Balance Sheet' shall mean the balance sheet of the Business as of September 29, 2002 adjusted as set forth in Annex 1 to the Amendment No. 1 to the Purchase Agreement."

                  (b) Section 2.3(f) is replaced in its entirety with the following:

                  "(f) Calculation and Payment of Adjustment Payments. Promptly after the determination of the Final Statement of Net Assets pursuant to Section 2.3(e), (i) to the extent the net asset value of the Business set forth in the Final Statement of Net Assets (the "Final Net Asset Value") exceeds euro 1,754,000 (the "Reference NAV") Purchaser shall promptly pay Seller an amount equal to such excess (a "Purchaser Adjustment Payment"), payable in immediately available funds, or (ii) to the extent the Final Net Asset Value is less than the Reference NAV, Seller shall promptly pay Purchaser an amount equal to such difference (a "Seller Adjustment Payment"), payable in immediately available funds. For clarity, it is agreed and understood that references to net asset value and the term "NOC" used in the Reference Balance Sheet are used interchangeably."

                  Section 1.4 Representations and Warranties; Conditions to the Obligations of Purchaser to Close. Original Purchase Agreement is amended as follows:

                  (a) The introductory paragraph to Article III is replaced in its entirety with the following:

                  "As of the date hereof and as of the Effective Date, Seller, for itself and, where appropriate, on behalf of the Transferred Subsidiary and the Local

                  Sellers, jointly and severally, represent and warrant to Purchaser (except (x) representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5 (clause (i) only), 3.16,
                  3.21, and 3.24, which Seller represents and warrants only as of the date hereof and as of the Closing Date, (y) representations and warranties made with respect to the Transferred Subsidiary, which Seller represents and warrants only as of the Closing Date, and (z) any representations and warranties that are expressly made as of a specific date, which Seller represents and warrants only as of such date), as follows:"

                  (b) Section 6.2(a) is replaced in its entirety with the following:

                  "(a) Representations and Warranties. The representations and warranties of Seller contained in Sections 3.1, 3.2, 3.3, 3.4,
                  3.5 (clause (i) only), 3.16, 3.21, and 3.24 shall be true and correct in all material respects (other than those representations and warranties that are qualified by "Material Adverse Effect" or similar materiality qualifier, which representations and warranties shall be true and correct in all respects) both as of the date of this Agreement and as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date), and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct (i) if the failure of such representations and warranties to be so true and correct can be attributed to Seller's efforts to comply with Purchaser's requests or to Purchaser's actions with respect to the Business, or (ii) unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement."

                  (c) Section 6.2(b) is replaced in its entirety with the following:

                  "(b) Covenants. The material covenants and agreements of Seller and its Affiliates contained in Sections 5.1 and 5.3 shall have been duly performed by the Closing in all material respects, and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(b) shall be deemed to have been satisfied even if such covenants and agreements shall not have been so performed if the failure of such covenants and agreements to be so performed can be attributed to Seller's efforts to comply with Purchaser's requests or to Purchaser's actions with respect to the Business."

                  (d)      Section 6.2(g) is deleted in its entirety.

                  Section 1.5 Certain Additional Severance Arrangements. Original Purchase Agreement is amended as follows:

                  (a) The following text is added immediately after the last sentence of paragraph (d) of Section 5.9:

                  "Notwithstanding anything herein to the contrary, Purchaser shall provide severance to U.S. Employees who do not transfer to Purchaser in accordance with Seller's severance policy applicable to such employees, and Seller shall reimburse Purchaser in a mutually agreeable manner for the amount by which any such severance payment provided in accordance with Seller's severance policy exceeds the severance payment that would have been provided in accordance with Purchaser's severance policy; provided, however, that such Seller's reimbursement obligations shall not exceed US$400,000 in the aggregate."

                  (b) The following Section 5.9(n) is added immediately after
Section 5.9(m):

                  "(n) Without limiting Purchaser's obligations and liabilities for severance and other costs and expenses in countries other than Australia, Taiwan and Japan, Purchaser shall be responsible for all liabilities and obligations to provide severance to Transferred Employees employed in Australia, Taiwan and Japan and for all costs and expenses related to, arising out of, or incurred in connection with, providing such employees with notice of termination of employment, regardless of when such costs and expenses are incurred; provided, however, that the amount of such liabilities, obligations, costs and expenses shall not exceed euro 25,000 in Australia and euro 250,000 in Taiwan."

                  Section 1.6 Sales to Seller and Affiliates. The first sentence of Section 5.14 is replaced in its entirety with the following:

                  "Seller shall, or shall cause its Affiliates to, purchase or license speech, language and other products and services on an arm's length basis from Purchaser for a period beginning on January 1, 2003 and ending on December 31, 2003 for the total aggregate amount of euro 2 million; provided, however, that only 50% of the amounts paid to purchase or license products and services other than speech and language products shall be credited against the euro 2 million commitment."

                                   ARTICLE II
                                  MISCELLANEOUS

                  Section 2.1 Definitions; Interpretations. All capitalized terms used but not defined in this Amendment have the meaning ascribed to them in the Original Purchase Agreement, and such terms are incorporated in this Amendment by reference. All other definitional provisions and rules of interpretation set forth in Article I of the Original Purchase Agreement shall apply to this Amendment.

                  Section 2.2 Incorporation of Terms. The provisions of the Original Purchase Agreement set forth in Sections 9.1 (Notices), 9.3 (Assignment), 9.6 (Fulfillment of Obligations), 9.7 (Parties in Interest; No Third Party Beneficiaries), 9.8 (Public Disclosure), 9.10 (Expenses), 9.11 (Amounts Paid and Calculated in Euro; Receivables and Payable Currency), 9.13 (Governing Law and Venue; Waiver of Jury Trial), 9.14 (No Right to Dissolution Under Law; Textual Interpretation of this Agreement to Control), 9.15 (Counterparts), 9.16 (Headings), and 9.17 (Severability), thereof, are incorporated by reference herein as if fully set forth, except that references to "this Agreement" therein shall be deemed to refer to this Amendment.

         IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.


                                        KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                        By:   /s/   E. Courinto
                                            ------------------------------------
                                             Name:  E. Courinto
                                             Title: Authorized Signatory

                                        SCANSOFT, INC.

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

         IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.


                                        KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        SCANSOFT, INC.

                                        By:   /s/   Michael K Tivnan
                                            ------------------------------------
                                             Name:  Michael K Tivnan
                                             Title: President & COO

                                                                         Annex 1

       PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL (A division of Royal Philips Electronics N.V.)

                             COMBINED BALANCE SHEETS

                                                                    DECEMBER 31,   SEPTEMBER 29,
In Thousands of EURO's                                                  2001           2002
ASSETS

CURRENTS ASSETS:

Cash                                                                          23             12
 Accounts receivable, net (Notes 3 and 16)                                 3,036          4,580
 Receivables from related parties (Note 13)                                  512            457
 Inventory, net (Note 4 )                                                    662            773
 Deferred income taxes    (Notes 8 and 13)                                    25             0
 Other current assets (Note 5)                                               240            618
TOTAL CURRENT ASSETS                                                       4,498          6,440
                                                                           -----          -----

Property, plant and equipment, net (Notes 6 and 15)                          521            388
Intangible assets, net (Note 7)                                              184            135
TOTAL ASSETS

                                                                           5,203          6,963
                                                                           =====          =====

LIABILITIES AND NET INVESTMENT OF THE
PHILIPS GROUP
CURRENT LIABILITIES:

 Accounts payable                                                            850            672
 Deferred income                                                           1,481          1,141
 Payables to related parties (Note 13)                                     1,541          692
 Deferred income tax liability (Notes 9 and 13)                               17             17
 Other accrued liabilities (Note 8)                                        2,153          2,349
TOTAL CURRENT LIABILITIES                                                  6,042          4,871
                                                                           -----          -----

Long-term provisions (Note 10)                                               269            338
TOTAL LIABILITIES                                                          6,311          5,209
                                                                           -----          -----

Commitments and contingencies (Note 14)

NET INVESTMENT PHILIPS GROUP/NOC                                          (1,108)        1,754

TOTAL LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP                  5,203          6,963
                                                                           =====          =====




                                      -2-